IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK

--------------------------------------------x
:
In re:	:
	:	Chapter 11
IMPSAT FIBER NETWORKS, INC.,	:
	:	Case No. 02-12882 (REG)
Debtor.	:
:
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DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
OF THE BANKRUPTCY CODE IN RESPECT OF THE
DEBTOR’S PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

ARNOLD & PORTER
Michael J. Canning
399 Park Avenue
New York, New York 10022
(212) 715-1110

Attorneys for the Debtor

Dated: New York, New York
October 23, 2002

DISCLAIMER

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND OTHER EXHIBITS ANNEXED TO THE PLAN AND THE DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF THE DEBTOR SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS OR RECOMMENDATIONS OF THE DEBTOR, THE OFFICIAL COMMITTEE OF CREDITORS, OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.

THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTEREST IN, THE DEBTOR.

ii

TABLE OF CONTENTS

I.	INTRODUCTION		1
	A.	HOLDERS OF CLAIMS ENTITLED TO VOTE	2
	B.	VOTING PROCEDURES	3
	C.	SPECIAL NOTE FOR HOLDERS OF OLD NOTES ENTITLED TO VOTE ON THE PLAN.	4
		1. Beneficial Owners	4
		2. Brokerage Firms, Banks, and Other Nominees	5
		3. Fiduciary and Other Representatives	5
	D.	CONFIRMATION HEARING	5
II.	OVERVIEW OF THE PLAN		7
	A.	THE PLAN	7
	B.	PLAN SUPPORT AND TERM SHEET	24
III.	THE DEBTOR’S HISTORY AND REASONS FOR FILING CHAPTER 11		24
	A.	ORGANIZATIONAL AND EQUITY STRUCTURE	24
	B.	DESCRIPTION AND HISTORY OF BUSINESS	25
		1. Management	25
		2. Pre-Petition Date Financing Arrangements	25
		3. The Debtor’s History	26
		4. The Debtor’s Business	26
	C.	EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE	27
IV.	SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE		28
	A.	FIRST DAY ORDERS	28
	B.	STATUTORY COMMITTEE	29
	C.	APPOINTMENT OF PROFESSIONALS	30
	D.	CLAIMS BAR DATE	30
V.	THE PLAN OF REORGANIZATION		30
	A.	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	31
		1. Administrative Expense Claims	31
		2. Priority Tax Claims	31
	B.	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	32
	C.	TREATMENT OF CLAIMS AND EQUITY INTERESTS	38
		1. Class 1: Other Priority Claims	38
		2. Class 2: 2003 Noteholder Claim	38
		3. Class 3: 2005/2008 Noteholder Claim	38
		4. Class 4: Nortel Argentina Contingent Guarantee Claim	38
		5. Class 5: Sirti Argentina Contingent Guarantee Claim	39
		6. Class 6: Sirti (Payables) Argentina Contingent Guarantee Claim	40
		7. Class 7: ISCH Argentina Contingent Guarantee Claim	41
		8. Class 8: Citibank Argentina Contingent Guarantee Claim	42
		9. Class 9: Hughes Argentina Contingent Guarantee Claim	43
		10. Class 10: Ericsson Argentina Contingent Guarantee Claim	44
		11. Class 11: Harris Argentina Contingent Guarantee Claim	45
		12. Class 12: Tellabs Argentina Contingent Guarantee Claim	46
		13. Class 13: DMC Argentina Contingent Guarantee Claim	46

	14.	Class 14: Compaq Argentina Contingent Guarantee Claim	47
	15.	Class 15: Nortel Brazil Contingent Guarantee Claim	48
	16.	Class 16: ECRLA Brazil Contingent Guarantee Claim	49
	17.	Class 17: Cisco Brazil Contingent Guarantee Claim	50
	18.	Class 18: Harris Brazil Contingent Guarantee Claim	51
	19.	Class 19: Harris Venezuela Contingent Guarantee Claim	52
	20.	Class 20: AmTrade Bank Colombia Contingent Guarantee Claim	53
	21.	Class 21: Nortel Dasa USA Contingent Guarantee Claim	54
	22.	Class 22: Bank of America USA Contingent Guarantee Claim	54
	23.	Class 23: Nortel Dasa Mexico Contingent Guarantee Claim	56
	24.	Class 24: Compaq Chile Contingent Guarantee Claim	56
	25.	Class 25: General Unsecured Claims	56
	26.	Class 26: Convenience Claims	57
	27.	Class 27: Equity Securities Claims	58
	28.	Class 28: Equity Interests	58
D.	SECURITIES TO BE ISSUED UNDER THE PLAN		58
	1.	Issuance of New Common Stock	58
	2.	New Guaranteed Senior Notes and New Warrants	58
E.	MEANS OF IMPLEMENTATION		59
	1.	Distributions	59
	2.	Authorization to Issue New Securities	59
	3.	Adoption of Stock Option Plan	59
	4.	Cancellation of Existing Securities and Agreements	59
	5.	New Guaranteed Senior Notes – Series A	59
	6.	New Guaranteed Senior Notes – Series B and New Warrants	60
	7.	Subsidiary Restructuring	60
	8.	Corporate Action	60
	9.	Amended Certificate of Incorporation	61
F.	PROVISIONS GOVERNING DISTRIBUTIONS		61
	1.	Date of Distributions	61
	2.	Disbursing Agent	61
	3.	Compensation of Professionals	61
	4.	Delivery of Distributions	62
	5.	Manner of Payment Under the Plan	62
	6.	Fractional Shares	62
	7.	Setoffs and Recoupment	62
	8.	Distributions After Effective Date	62
	9.	Rights and Powers of Disbursing Agent	62
	10.	Exculpation	62
	11.	Release	62
	12.	Injunctions	64
	13.	Old Indenture Trustee’s Fees and Expenses	64
	14.	Record Date for Holders of Old Notes	64
G.	PROCEDURES FOR TREATING DISPUTED CLAIMS UNDER THE PLAN		64
	1.	Disputed Claims	64
	2.	No Distribution Pending Allowance	65
	3.	Distributions After Allowance	65
	4.	Voting Rights of Holders of Disputed Claims	65
	5.	Establishment of Reserve	65
H.	PROVISIONS G OVERNING EXECUTORY CONTRACTS AND UNEXPIRED LEASES		65
	1.	Assumption or Rejection of Contracts and Leases	65
I.	CONDITIONS PRECEDENT TO EFFECTIVE DATE		66
	1.	Conditions Precedent to Effective Date of the Plan	66
	2.	Waiver of Conditions Precedent	67
J.	EFFECT OF CONFIRMATION		67
	1.	Vesting of Assets	67

		2.	Binding Effect	68
		3.	Discharge of Debtor	68
		4.	Term of Injunctions or Stays	68
		5.	Indemnification Obligations	68
		6.	Retention of Jurisdiction	69
	K.	SUMMARY OF OTHER PROVISIONS OF THE PLAN		70
		1.	Payment of Statutory Fees	70
		2.	Administrative Expenses Incurred After the Confirmation Date	70
		3.	Section 1125(e) of the Bankruptcy Code	70
		4.	Creditors’ Committee	70
		5.	Binding Effect	71
		6.	Exemption from Certain Transfer Taxes	71
		7.	Modifications and Amendments	71
		8.	Compliance with Tax Requirements	71
		9.	Governing Law	71
		10.	Preservation of Transferred Claims	71
VI.	CONFIRMATION AND CONSUMMATION PROCEDURE			72
	A.	SOLICITATION OF VOTES		72
	B.	THE CONFIRMATION HEARING		72
	C.	CONFIRMATION		73
		1.	Acceptance	73
		2.	Unfair Discrimination and Fair and Equitable Tests	74
		3.	Feasibility	74
		4.	Best Interests Test and Liquidation Analysis	78
	D.	CONSUMMATION		82
VII.	MANAGEMENT OF REORGANIZED DEBTOR			82
	A.	BOARD OF DIRECTORS AND MANAGEMENT		83
		1.	Composition of the Board of Directors	83
		2.	Identity of Principal Officers	84
	B.	GRANT OF STOCK TO MANAGEMENT		84
	C.	STOCK OPTION PLAN		84
VIII.	APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE NEW COMMON STOCK AND NEW WARRANTS AND GUARANTEED SENIOR NOTES TO BE DISTRIBUTED UNDER THE PLAN			85
	A.	NEW COMMON STOCK, THE NEW WARRANTS AND THE NEW GUARANTEED SENIOR NOTES TO BE ISSUED UNDER THE PLAN		85
	B.	REGISTRATION RIGHTS		86
IX.	RISK FACTORS TO BE CONSIDERED			86
X.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			99
	A.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR		100
		1.	Cancellation of Debt Income	100
		2.	Limitation on NOL Carryforwards	101
		3.	United States Federal Alternative Minimum Tax	103
	B.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD NOTES		103
		1.	Holders of 2003 Notes Who Receive New Guaranteed Senior Notes – Series A	103
		2.	Holders of 2005 Notes Who Receive Shares of New Common Stock of Debtor	104

		3. Holders of 2008 Notes Who Receive Shares of New Common Stock of Debtor	105
		4. Certain United States Federal Income Tax Consequences to Non-United States Holders of Old Notes	105
	C.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CONTINGENT GUARANTEE CLAIMS	106
		1. Holder Receives New Guaranteed Senior Notes – Series B and New Warrants.	106
		2. Holder Receives New Common Stock	106
		3. Certain United States Federal Income Tax Consequences to Non-United States Holders of Contingent Guarantee Claims	107
	D.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF EQUITY INTERESTS	107
	E.	ORIGINAL ISSUE DISCOUNT	107
	F.	INFORMATION REPORTING AND BACKUP WITHHOLDING	108
XI.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		109
	A.	LIQUIDATION UNDER CHAPTER 7	109
	B.	ALTERNATIVE PLAN OF REORGANIZATION	109
	C.	DISMISSAL OF THE CHAPTER 11 CASE	109
XII.	CONCLUSION AND RECOMMENDATION		110
EXHIBITS
Exhibit A:		The Plan
Exhibit B:		Disclosure Statement Order
Exhibit C:		The Debtor’s Form 10-K for the fiscal year ended December 31, 2001
Exhibit D:		The Debtor’s Form 10-Q for the quarterly period ended June 30, 2002
Exhibit E:		Projected Financial Statements
Exhibit F:		Additional Detail Regarding Liquidation Analysis

v

I.          INTRODUCTION

The Debtor, IMPSAT Fiber Networks, Inc. (the “Debtor” or “IMPSAT”), submits this Disclosure Statement, dated October 23, 2002 (the “Disclosure Statement”) pursuant to Section 1125 of Title 11 of the United States Code (the “Bankruptcy Code”) to Holders of Claims in the Debtor in connection with (i) the solicitation of acceptances of the Debtor’s Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated October 23, 2002 (the “Plan”), and (ii) the hearing to consider confirmation of the Plan (the “Confirmation Hearing”) scheduled for December 11, 2002 at 9:45 a.m., Eastern Time before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

Attached as exhibits to this Disclosure Statement are copies of the following:

The Plan (Exhibit A);

Order of the Bankruptcy Court dated October 23, 2002 (the “Disclosure Statement Order”), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

The Debtor’s Form 10-K for the fiscal year ended December 31, 2001 (Exhibit C);

The Debtor’s Form 10-Q for the quarterly period ended June 30, 2002 (Exhibit D);

Projected Financial Information (Exhibit E); and

Additional Detail Regarding Liquidation Analysis (Exhibit F).

A BALLOT IS ENCLOSED, FOR THE ACCEPTANCE OR REJECTION OF THE PLAN, WITH THIS DISCLOSURE STATEMENT SUBMITTED TO HOLDERS OF CLAIMS IN CLASS 2 (2003 NOTEHOLDER CLAIM), CLASS 3 (2005/2008 NOTEHOLDER CLAIM), CLASSES 4 THROUGH 24 (CONTINGENT GUARANTEE CLAIMS), CLASS 25 (GENERAL UNSECURED CLAIMS) AND CLASS 27 (EQUITY SECURITIES CLAIMS) WHO ARE ENTITLED TO VOTE TO ACCEPT THE PLAN.

THE BALLOT CONTAINS PROVISIONS ENABLING HOLDERS OF CLAIMS IN CLASS 2 (2003 NOTEHOLDER CLAIM), CLASS 3 (2005/2008 NOTEHOLDER CLAIM), CLASSES 4 THROUGH 24 (CONTINGENT GUARANTEE CLAIMS), CLASS 25 (GENERAL UNSECURED CLAIMS) AND CLASS 27 (EQUITY SECURITIES CLAIMS) TO VOTE ON ACCEPTANCE OR REJECTION OF THE PLAN.

EACH OF CLASS 1 (OTHER PRIORITY CLAIMS) AND CLASS 26 (CONVENIENCE CLAIMS) IS UNIMPAIRED BY THE PLAN AND THE HOLDERS OF SUCH CLAIMS ARE CONCLUSIVELY PRESUMED TO HAVE ACCEPTED THE PLAN AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

HOLDERS OF EQUITY INTERESTS (CLASS 28) IN THE DEBTOR ARE RECEIVING NO DISTRIBUTIONS UNDER THE PLAN, ARE DEEMED TO HAVE REJECTED THE PLAN, AND ARE THEREFORE NOT RECEIVING BALLOTS.

On October 23, 2002, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor’s creditors to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each Holder of a Claim entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to Section 1125 of the Bankruptcy Code.

A.          Holders of Claims Entitled to Vote.

Pursuant to the provisions of the Bankruptcy Code, only Holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a Chapter 11 plan and that will receive distributions under the Chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a Chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the Holders of claims or interests are unimpaired under a Chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

Each of Class 1 (Other Priority Claims) and Class 26 (Convenience Claims) is unimpaired by the Plan and the Holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

Each of Class 2 (2003 Noteholder Claim), Class 3 (2005/2008 Noteholder Claim), Classes 4 through 24 (Contingent Guarantee Claims), Class 25 (General Unsecured Claims) and Class 27 (Equity Securities Claims) are impaired by the Plan and the Holders of Claims in each of such Classes are entitled to vote to accept or reject the Plan.

Because Holders of Class 28 (Equity Interests) are not entitled to receive or retain any property under the Plan, Class 28 (Equity Interests) is presumed to have rejected the Plan, and therefore, shall not be entitled to vote on the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI, “Confirmation and Consummation Procedure.”

UNDER SECTION 1129 OF THE BANKRUPTCY CODE, A PLAN CAN BE CONFIRMED ONLY IF AT LEAST ONE IMPAIRED CLASS ACCEPTS THE PLAN. THEREFORE, THE PLAN CAN BE CONFIRMED ONLY IF AT LEAST ONE OF CLASSES 2 THROUGH 25 AND CLASS 27 ACCEPTS THE PLAN AND IF THE OTHER REQUIREMENTS FOR CONFIRMATION ARE MET AS DESCRIBED BELOW. IF AT LEAST ONE IMPAIRED CLASS ACCEPTS THE PLAN, BUT ONE

OR MORE OF CLASSES OF CLAIMS REJECT THE PLAN OR ARE DEEMED TO HAVE REJECTED THE PLAN, THE PROPONENT HAS THE RIGHT TO REQUEST CONFIRMATION OF THE PLAN PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. SECTION 1129(B) PERMITS THE CONFIRMATION OF A PLAN NOTWITHSTANDING THE NONACCEPTANCE OF SUCH PLAN BY ONE OR MORE IMPAIRED CLASSES OF CLAIMS OR EQUITY INTERESTS. UNDER THAT SECTION A PLAN MAY BE CONFIRMED BY A BANKRUPTCY COURT IF IT DOES NOT “DISCRIMINATE UNFAIRLY” AND IS “FAIR AND EQUITABLE” WITH RESPECT TO EACH NONACCEPTING CLASS. FOR A MORE DETAILED DESCRIPTION OF REQUIREMENTS FOR CONFIRMATION OF A NONCONSENSUAL PLAN, SEE SECTION VI.C.2, “CONFIRMATION AND CONSUMMATION PROCEDURE - UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.”

PURSUANT TO CERTAIN LOCK-UP AGREEMENTS ENTERED INTO BETWEEN THE DEBTOR AND CERTAIN HOLDERS OF CLAIMS IN CLASS 2, CLASS 3, CLASS 4, CLASS 5, CLASS 6 AND CLASS 15 AND OTHER WRITTEN EXPRESSIONS OF SUPPORT FROM CERTAIN ADDITIONAL HOLDERS OF CLAIMS IN CLASSES 2 AND 3 AND CERTAIN HOLDERS OF CONTINGENT GUARANTEE CLAIMS, THE HOLDERS OF AT LEAST A MAJORITY OF SUCH CLASSES HAVE INDICATED THEIR AGREEMENT TO SUPPORT AND TO VOTE IN FAVOR OF THE PLAN. THE PROPONENT BELIEVES THAT SUCH HOLDERS OF CLAIMS WILL VOTE IN FAVOR OF THE PLAN.

If one or more of the Classes entitled to vote on the Plan votes to reject the Plan, the Proponent will request confirmation of the Plan over the rejection of the Plan by such Class or Classes. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

B.           Voting Procedures.

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims. Please vote and return your Ballot(s) to:

Arnold & Porter
as Agent for
IMPSAT Fiber Networks, Inc.
399 Park Avenue
34th Floor
New York, New York 10022
212-715-1000
Attn: Ciara Carolyn Torres

DO NOT RETURN YOUR OLD NOTES OR SECURITIES WITH YOUR BALLOT.

TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M., EASTERN TIME, ON DECEMBER 3, 2002. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

Any Claim in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed or contingent is not entitled to vote unless the Holder of such Claim has obtained an order of the Bankruptcy Court temporarily allowing such Claim for the purpose of voting on the Plan. Notwithstanding the foregoing, the Debtor has elected to allow any such Holder to vote on the Plan, with the Claim of any such Holder accorded one vote valued at one dollar solely for purposes of voting on such Plan, as more specifically set forth in that Notice of Procedures and Deadlines Concerning Wholly Contingent, Unliquidated, and/or Undetermined Claims Against the Debtor.

Pursuant to the Disclosure Statement Order, the Bankruptcy Court set October 21, 2002 as the record date for voting on the Plan. Accordingly, only Holders of record as of October 21, 2002 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

If you are a Holder of a Claim entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan, or the procedures for voting on the Plan, please call Michael J. Canning, Esq. at 212-715-1000.

C.          Special Note for Holders of Old Notes Entitled to Vote on the Plan.

The date for determining which Holders of the Debtor’s Old Notes (the “Securities”) are entitled to vote on the Plan is October 21, 2002. The indenture trustee, agents, or servicer, as the case may be, for the Securities will NOT vote on behalf of the Holders of such Securities. Holders must submit their own Ballots.

1.           Beneficial Owners.

(a)          Any beneficial owner holding Securities as record holder in its own name and entitled to vote on the Plan should vote on the Plan by completing, if necessary, and signing the enclosed Ballot and returning it directly to the Balloting Agent on or before the voting deadline using the enclosed self-addressed, stamped envelope.

(b)          Any beneficial owner holding Securities in “street name” through a brokerage firm, bank, trust company, or other nominee and entitled to vote on the Plan should vote on the Plan through such nominee by following these instructions:

(1)          Complete and sign the Ballot.

(2)          Return the Ballot to your nominee as promptly as possible and in sufficient time to allow such nominee to process the Ballot and return it to the Balloting Agent by the voting deadline. If no self-addressed, stamped envelope was enclosed for this purpose, contact the Balloting Agent for instructions.

Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Plan until such nominee properly completes and delivers to the Balloting Agent a master ballot (the “Master Ballot”) that reflects the vote of such beneficial owner.

If any beneficial owner owns Securities through more than one broker, bank, or other nominee, such beneficial owner may receive multiple mailings containing the Ballots. Such beneficial owner should execute a separate Ballot for each block of Securities that it holds through any particular nominee and return each Ballot to the respective nominee in the return envelope provided therewith.

Beneficial owners who execute multiple Ballots with respect to Securities held through more than one nominee must indicate on each Ballot the names of ALL such other nominees and the additional amounts of such Securities so held and voted.

If a beneficial owner holds a portion of the Securities as a record Holder and another portion through a nominee, such owner should follow the procedures described in (a) above to vote the portion held of record and the procedures described in (b) above to vote the portion held through a nominee or nominees.

2.           Brokerage Firms, Banks, and Other Nominees.

An entity (other than a beneficial owner) which is the registered Holder of Securities should vote on behalf of the beneficial owners of such Securities by (i) immediately distributing a copy of this Disclosure Statement and accompanying materials, all appropriate Ballots, and self-addressed return envelopes to all beneficial owners for whom it holds such Securities, (ii) collecting all such Ballots, and (iii) completing a Master Ballot compiling the votes and other information from the Ballots collected, and transmitting such Master Ballot to the Balloting Agent on or before the voting deadline. A proxy intermediary acting on behalf of a brokerage firm or bank may follow the procedures outlined in the preceding sentence to vote on behalf of such party.

MASTER BALLOTS MAY BE RETURNED TO THE BALLOTING AGENT VIA FACSIMILE TO CIARA CAROLYN TORRES AT 212-715-1399, BUT MUST IMMEDIATELY BE FOLLOWED BY A HARD COPY MAILED TO THE BALLOTING AGENT.

3.           Fiduciary and Other Representatives.

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtor, must submit proper evidence satisfactory to the Debtor of authority to so act. Authorized signatories should submit separate Ballots for each beneficial owner for whom they are voting.

UNLESS THE MASTER BALLOT BEING FURNISHED IS SUBMITTED TO THE BALLOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE TOGETHER WITH ANY OTHER DOCUMENTS REQUIRED BY SUCH BALLOT, THE PROPONENT MAY, IN ITS SOLE DISCRETION, REJECT SUCH BALLOT AS INVALID AND, THEREFORE, DECLINE TO COUNT IT AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT OR ANY OF THE SECURITIES BE DELIVERED TO THE PROPONENT OR ANY OF ITS ADVISORS.

D.           Confirmation Hearing.

Pursuant to Section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on December 11, 2002 at 9:45 a.m. Eastern Time, before the Honorable Robert E. Gerber, United States Bankruptcy Court Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before November 26, 2002 at 4:00 p.m. Eastern Time, in the manner described below in Section VI, “Confirmation and Consummation Procedure.” The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THE DISCLOSURE STATEMENT, THE TERMS OF THE PLAN CONTROL. THE DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE, IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION IX OF THIS DISCLOSURE STATEMENT, “RISK FACTORS TO BE CONSIDERED,” BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

THE PROPONENT BELIEVES THAT THE PLAN WILL ENABLE THE DEBTOR TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS. THE PROPONENT URGES THAT CREDITORS ENTITLED TO VOTE ACCEPT THE PLAN.

AFTER CAREFULLY REVIEWING THIS DISCLOSURE STATEMENT, INCLUDING THE EXHIBITS, EACH HOLDER OF AN ALLOWED CLAIM IN CLASSES 2 THROUGH 25 AND CLASS 27 SHOULD VOTE TO ACCEPT THE PLAN.

II.           OVERVIEW OF THE PLAN

A.           The Plan.

The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. The estimated recoveries assume that all creditors vote in favor of the Plan and that, without regard to the exercise of any conversion rights or Warrants, 10 million shares of New Common Stock having an approximate aggregate value of $100 million, as well as $118,034,000 in principal amount of New Guaranteed Senior Notes and up to 3.5 million New Warrants will be issued on the Effective Date under the Plan; provided, however, that estimated recoveries are also set forth assuming that (i) all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan and (ii) with respect to Classes 8-14 and 16-24, their respective Claims are deemed Allowed, for calculation purposes only, in the full amount of the applicable underlying indebtedness of the respective Subsidiary Borrower guaranteed by the Debtor, together with accrued and unpaid interest thereon. 1As indicated above, there can be no assurance that such estimated approximate value for the New Common Stock is accurate or reliable. See Section VIII, “Applicability of Federal and Other Securities Laws to the New Common Stock and New Warrants and Guaranteed Senior Notes to be Distributed Under the Plan.”

SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS
AND EQUITY INTERESTS UNDER THE PLAN2

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

N/A	Administrative Expense Claims	Each Holder of such Claim will be paid Cash equal to the amount of such Claim unless (1) the	N/A

[1]	As set forth in the table, to the extent that any of Classes 8-14 or 16-25 vote against the Plan, the value and amount of the New Common Stock issued on the Effective Date will be adjusted accordingly. Further, in the event that the Nortel Election is made, Nortel will waive its right to receive $20,720,000 of New Guaranteed Senior Notes – Series B and shall receive in lieu thereof (i) New Warrants entitling Nortel to receive New Common Stock in the aggregate equal to 8.093% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis assuming a Consensual Confirmation and (ii) Restructured Senior Debt of IMPSAT Brazil increased to an aggregate amount of $91,200,000. This Summary does not contemplate the Nortel Election being made.

[2]	This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

[3]	Unless otherwise indicated, the treatment described in the table shall occur on the Effective Date, or as soon as practicable thereafter.

[4]	Estimated as of the Petition Date, and with respect to Contingent Guarantee Claims assuming for this purpose only that such Claim is deemed Allowed in the full amount of the applicable underlying indebtedness of the respective Subsidiary Borrower guaranteed by the Debtor.

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

(Unclassified)	Holder agrees to a different treatment, or (2) such Claim represents liabilities incurred in the ordinary course of business of the Debtor in Possession or arising under loans or advances to or other obligations incurred by the Debtor in Possession, which shall be assumed and paid by the Reorganized Debtor in the ordinary course of business and subject to the conditions of the agreements governing such transactions.

N/A	Priority Tax Claim (Unclassified)	The Reorganized Debtor shall, at its option, pay to each Holder of such Claim that is due and payable on or before the Effective Date, unless such Holder agrees to a different treatment, either (a) Cash in an amount equal to such Claim, or (b) deferred annual Cash payments, over a period not exceeding six (6) years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. Such Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

N/A
1	Other Priority Claims	Unimpaired. Each Allowed Other Priority Claim that is due and payable on or before the Effective Date, unless the Holder agrees to a different treatment, shall be paid in full, in Cash, and shall be considered unimpaired in accordance with Section 1124 of the Bankruptcy Code. All such Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

N/A
2	2003 Noteholder Claim	Impaired. The 2003 Notes, including the outstanding principal and all accrued and unpaid interest thereon, and the 2003 IMPSAT Argentina Guarantee, shall be cancelled and each Holder shall receive its Ratable Portion of the New Guaranteed Senior Notes – Series A.

			Senior Notes Series – A having a face amount of $67,531,000	Senior Notes Series – A having a face amount of $67,531,000	$125,000,000 principal amount, plus $14,097,470 in accrued and unpaid interest
3	2005/2008 Noteholder Claim	Impaired. The 2005 and 2008 Notes, including the outstanding principal and all accrued and unpaid interest thereon, shall be cancelled and each Holder shall receive from the New Common Stock Effective Date Distribution Pool its Ratable Portion of 98% of the shares of New Common Stock issued on the Effective Date, as may be adjusted to allow for the allocation of New Common Stock to the Holders of (x) Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (y) Allowed Class 25 General Unsecured Claims, subject to Subsequent Dilution and any further dilution.	Shares of New Common Stock having an estimated value of $98 million.	Shares of New Common Stock having an estimated value of $73 million	$525,000,000 principal amount, plus $63,207,117 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

4	Nortel Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $15,938,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 4.405% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date, assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $15,938,000, New Warrants and the retention of $35,040,000 of Restructured Senior Debt.	Guaranteed Senior Notes Series – B having a face amount of $15,938,000, New Warrants and the retention of $35,040,000 of Restructured Senior Debt.	$96,252,822 plus $15,385,992 in accrued and unpaid interest
5	Sirti Argentina Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $3,978,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 1.100% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.	Guaranteed Senior Notes Series – B having a face amount of $3,978,000, New Warrants and the retention of $8,746,000 of Restructured Senior Debt	Guaranteed Senior Notes Series – B having a face amount of $3,978,000, New Warrants and the retention of $8,746,000 of Restructured Senior Debt	$24,025,131 principal amount, plus $3,065,397 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

6	Sirti (Payables) Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $1,199,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.380% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to	Guaranteed Senior Notes Series – B having a face amount of $1,199,000, New Warrants and the retention of $2,635,000 of Restructured Senior Debt	Guaranteed Senior Notes Series – B having a face amount of $1,199,000, New Warrants and the retention of $2,635,000 of Restructured Senior Debt	$8,303,860 principal amount, plus $781,139 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Subsequent Dilution and any further dilution.
7	ISCH Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $2,594,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.717% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $2,594,000, New Warrants and the retention of $5,702,000 of Restructured Senior Debt	Guaranteed Senior Notes Series – B having a face amount of $2,594,000, New Warrants and the retention of $5,702,000 of Restructured Senior Debt	$15,664,311 principal amount, plus $1,892,094 in accrued and unpaid interest
8	Citibank Argentina Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $1,384,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.382% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the	Guaranteed Senior Notes Series – B having a face amount of $1,384,000, New Warrants and the retention of $3,042,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $1.2 million and the retention of underlying obligations of the respective Subsidiary Borrower	$8,356,976 principal amount, plus $339,040 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

9	Hughes Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $567,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.157% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock	Guaranteed Senior Notes Series – B having a face amount of $567,000, New Warrants and the retention of $1.2 million of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.5 million and the retention of underlying obligations of the respective Subsidiary Borrower	$3,424,867

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

10	Ericsson Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $1,252,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.346% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $1,252,000, New Warrants and the retention of $2,753,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $1.1 million and the retention of underlying obligations of the respective Subsidiary Borrower	$7,562,526 principal amount, plus $489,564 in accrued and unpaid interest
11	Harris Argentina Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $377,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.104% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties,	Guaranteed Senior Notes Series – B having a face amount of $377,000, New Warrants and the retention of $829,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.3 million and the retention of underlying obligations of the respective Subsidiary Borrower	$2,277,427 principal amount, plus $52,626 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

12	Tellabs Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $363,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.100% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee	Guaranteed Senior Notes Series – B having a face amount of $363,000, New Warrants and the retention of $798,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.3 million and the retention of underlying obligations of the respective Subsidiary Borrower	$2,190,962 plus $85,275 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.
13	DMC Argentina Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $248,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.069% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $248,000, New Warrants and the retention of $545,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.2 million and the retention of underlying obligations of the respective Subsidiary Borrower	$1,496,888 plus $80,803 in accrued and unpaid interest
14	Compaq Argentina Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $52,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.014% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan	Guaranteed Senior Notes Series – B having a face amount of $52,000, New Warrants and the retention of $113,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.04 million and the retention of underlying obligations of the respective Subsidiary Borrower	$311,109

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

15	Nortel Brazil Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $20,720,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 5.727% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor, subject to Nortel’s existing right, granted by IMPSAT Brazil in connection with the Subsidiary Debt Restructuring, to waive its right to receive the New Guaranteed Senior Notes – Series B in exchange for the Debtor’s issuance of additional New Warrants and Restructured Senior Debt in amounts otherwise agreed upon between Nortel and IMPSAT Brazil.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock	Guaranteed Senior Notes Series – B having a face amount of $20,720,000, New Warrants and the retention of $45,552,000 of Restructured Senior Debt	Guaranteed Senior Notes Series – B having an estimated face amount of $20,720,000, New Warrants and the retention of $45,552,000 of Restructured Senior Debt	$125,129,546 principal amount, plus $15,206,077 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

16	ECRLA Brazil Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $421,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.116% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $421,000, New Warrants and the retention of $926,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.4 million and the retention of underlying obligations of the respective Subsidiary Borrower	$2,544,230 principal amount, plus $80,106 in accrued and unpaid interest
17	Cisco Brazil Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $103,000 of New Guaranteed Senior Notes – Series B, together with Warrants	Guaranteed Senior Notes Series – B having a face amount of	Shares of New Common Stock having an estimated	$620,365 plus $31,801 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan to acquire shares of New Common Stock equal to 0.028% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.

			$103,000, New Warrants and the retention of $226,000 of Restructured Senior Debt	value of up to $0.09 million and the retention of underlying obligations of the respective Subsidiary Borrower
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

18	Harris Brazil Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $38,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.011% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New	Guaranteed Senior Notes Series – B having a face amount of $38,000, New Warrants and the retention of $84,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.03 million and the retention of underlying obligations of the respective Subsidiary Borrower	$229,859 plus $11,773 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

19	Harris Venezuela Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $103,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.028% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.	Guaranteed Senior Notes Series – B having a face amount of $103,000, New Warrants and the retention of $226,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.08 million and the retention of underlying obligations of the respective Subsidiary Borrower	$621,530 plus $10,043 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

20	AmTrade Bank Colombia Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $807,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.233% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $807,000, New Warrants and the retention of $1,775,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.7 million and the retention of underlying obligations of the respective Subsidiary Borrower	$4,874,993 principal amount, plus $211,429 in accrued and unpaid interest
21	Nortel Dasa USA Contingent Guarantee Claim	Impaired.
		Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $168,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.046% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.	Guaranteed Senior Notes Series – B having a face amount of $168,000, New Warrants and the retention of $370,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.1 million and the retention of underlying obligations of the respective Subsidiary Borrower	$1,015,579

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

22	Bank of America USA Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $148,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.041% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to	Guaranteed Senior Notes Series – B having a face amount of $148,000, New Warrants and the retention of $325,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.1 million and the retention of underlying obligations of the respective Subsidiary Borrower	$892,267

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Subsequent Dilution and any further dilution.
23	Nortel Dasa Mexico Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $13,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.004% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
Rejection: If the Holders of such Class reject the Plan, then such Holders will receive their pro rata share of New Common Stock distributable to Holders of Class 3 Claims under the Plan, determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			Guaranteed Senior Notes Series – B having a face amount of $13,000, New Warrants and the retention of $29,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.01 million and the retention of underlying obligations of the respective Subsidiary Borrower	$80,865
24	Compaq Chile Contingent Guarantee Claim	Impaired.
Acceptance: If the Holders of such Class accept the Plan, then (1) such Holders will receive their Ratable Portion of $30,000 of New Guaranteed Senior Notes – Series B, together with Warrants to acquire shares of New Common Stock equal to 0.008% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event subject to any further dilution, and (2) the applicable Subsidiary Borrower debt will be restructured as set forth on Exhibit 7 to the Plan and as otherwise agreed upon between the parties, which restructured debt shall be guaranteed by the Reorganized Debtor.
		Rejection: If the Holders of such Class reject the Plan, then such Holders will receive not later than the Final Distribution Date, from the New Common Stock Effective Date Distribution Pool, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee	Guaranteed Senior Notes Series – B having a face amount of $30,000, New Warrants and the retention of $65,000 of Restructured Senior Debt	Shares of New Common Stock having an estimated value of up to $0.03 million and the retention of underlying obligations of the respective Subsidiary Borrower	$179,487 plus $13,953 in accrued and unpaid interest

C l a s s	Type of Claim or Equity Interest	Treatment [3]	Estimated Recovery		Estimated Amount of Claims in Class[4]
			Assuming all Classes vote in favor of the Plan	Assuming all Classes other than Classes 8-14 and 16-25 vote in favor of the Plan

Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, determined as of the Final Resolution Date, which pro rata share shall be equal to the percentage determined by dividing the amount of the Allowed Contingent Guarantee Claim of the rejecting Class by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

25	General Unsecured Claims	Impaired. On the later of the Effective Date, the date on which such Claim is Allowed and the Final Distribution Date; or in each case as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Portion of such Class’ pro rata share of New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4-24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage, determined by dividing the amount of such Allowed General Unsecured Claim to the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

			N/A	N/A	$0
26	Convenience Claims	Unimpaired. On the later of the Effective Date and the date on which such Claim is Allowed, or in each case as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim in the amount of $60,000 or less will be paid in full in Cash, together with prepetition and postpetition interest calculated at the non-default contract rate of interest in such Holder’s documents, if any.

			Payment in Full	Payment in Full	Undetermined
27	Equity Securities Claims	Impaired. On the later of the Effective Date and the date on which such Claim is Allowed, or in each case as soon as is practicable thereafter, each Holder of an Allowed Equity Securities Claim shall receive, in full satisfaction of its Allowed Equity Securities Claim, such Holder’s Ratable Portion of any Insurance Proceeds applicable thereto.

			N/A	N/A	Undetermined
28	Equity Interests	Impaired. On the Effective Date the Equity Interests shall be cancelled and the Holders of such Equity Interests shall not receive or retain any property or interest in property on account of such Equity Interests.	Cancelled	Cancelled

B.           Plan Support and Term Sheet.

In the spring of 2002, the Debtor and certain Holders of the 2003 Noteholder Claim and the 2005/2008 Noteholder Claim and certain Holders of Contingent Guarantee Claims executed Lock-up Agreements pursuant to which they agreed to support a plan incorporating the provisions of the term sheet (the “Term Sheet”) which are reflected in this Disclosure Statement and the Plan.

Specifically, pursuant to the Lock-up Agreements entered into between the Debtor and creditors holding Claims in Class 2 (the 2003 Noteholder Claim), Class 3 (the 2005/2008 Noteholder Claim), Class 4 (the Nortel Argentina Contingent Guarantee Claim), Class 5 (the Sirti Argentina Contingent Guarantee Claim), Class 6 (the Sirti (Payables) Argentina Contingent Guarantee Claim) and Class 15 (the Nortel Contingent Guarantee Claim) and other written expressions of support from certain additional Holders of Claims in Classes 2 and 3 and certain Holders of Contingent Guarantee Claims, the Holders of at least a majority of such Classes agreed, subject to certain conditions, to support a plan of reorganization proposed by the Proponent and to vote in favor of such plan, provided that such plan is substantially on the terms set forth in the Term Sheet. The Proponent believes that the Plan is, in fact, substantially on the terms set forth in the Term Sheet, and, that, consequently, the Holders of such Claims will vote in favor of the Plan.

III.           THE DEBTOR’S HISTORY AND REASONS FOR FILING CHAPTER 11

A.           Organizational and Equity Structure .

The Debtor is a holding company for an organization of ten, non-debtor operating subsidiaries (the “Non-debtor Subsidiaries”) located in the following countries and operating under the following names:

Country	Name of Entity

Argentina	IMPSAT S.A. (“IMPSAT Argentina”)
Argentina	ConeXia S.A.
Brazil	IMPSAT Comunicacões Ltda. (“IMPSAT Brazil”)
Chile	IMPSAT Chile S.A. (“IMPSAT Chile”)
Colombia	IMPSAT S.A. (“IMPSAT Colombia”)
Ecuador	Impsatel del Ecuador S.A. (“IMPSAT Ecuador”)
Mexico	IMPSAT S.A. de C.V. (“IMPSAT Mexico”)
Peru	IMPSAT Peru S.A. (“IMPSAT Peru”)
USA	IMPSAT USA, Inc. (“IMPSAT USA”)
Venezuela	Telecomunicaciones IMPSAT S.A. (“IMPSAT Venezuela”)

None of the Non-debtor Subsidiaries have commenced bankruptcy proceedings in the United States or in their respective countries of incorporation.

As of the Petition Date, the Debtor had 91,428,570 shares of common stock issued and outstanding. The Debtor’s common stock was traded on the NASDAQ national market under the symbol “IMPT” between February 4, 2000 and May 24, 2002. Since May 24, 2002, the Debtor’s common stock has traded on the OTC Bulletin Board under the symbol “IMPT.OB.”

B.          Description and History of Business.

1.          Management.

As of the Petition Date, the employees of the Debtor’s Non-debtor Subsidiaries who were also serving as executive officers of the Debtor were:

Name	Title

Ricardo A. Verdaguer	President and Chief Executive Officer
Héctor Alonso	Chief Financial Officer
Guillermo V. Pardo	Vice President, Planning and Secretary
José R. Torres	Vice President, Administration, Chief Accounting Officer
Marcelo Girotti	Regional Manager, Southern Cone
Mariano Torre Gómez	Regional Manager, Brazil
Jaime Alberto Pelaez	Regional Manager, Andean
Mauricio Ceballos	Regional Manager, North America

2.          Pre-Petition Date Financing Arrangements.

Since its inception, the Debtor financed its operations, capital expenditures and acquisitions primarily through (a) capital stock sold in several rounds of private financing and in its initial public offering; (b) debt offerings; (c) vendor financing between certain vendors and Non-debtor Subsidiaries for the development of the Broadband Network (as defined below); and (d) other credit facilities and notes between various creditors and Non-debtor Subsidiaries.

(a)          Initial Public Offering and Private Placement:

In its initial public offering in February 2000, the Debtor raised approximately $180.8 million after expenses through the sale of 11,500,000 shares of common stock, along with an additional $48.0 million through the simultaneous sale, through a private placement, of 2,850,000 additional shares of common stock

(b)          Senior Notes:

The Debtor completed the following three note offerings (collectively, the “Old Notes”) aggregating $650 million in principal amount:

(1)           On July 31, 1996, the Debtor issued $125 million principal amount of 12-1/8% Senior Guaranteed Notes due July 15, 2003 (the “2003 Notes”).

(2)           On June 17, 1998, the Debtor issued $225 million principal amount of 12-3/8% Senior Notes due June 15, 2008 (the “2008 Notes”).

(3)           On February 16, 2000, the Debtor issued $300 million principal amount of 13-3/4% Senior Notes due February 15, 2005 (the “2005 Notes”).

(c)           Vendor Financing:

The Debtor guaranteed vendor financing agreements (the “Vendor Financing Agreements”) that certain Non-debtor Subsidiaries made with certain vendors in connection with the development of the Broadband

Network during 1999 and 2000. The aggregate principal amount of the principal vendor financing agreements outstanding as of the Petition Date was $261.1 million, of which:

(1)           $120.3 million principal amount was provided under a Financing Agreement dated as of October 25, 1999, as amended, between Nortel Networks Limited (“Nortel”) and Sirti Argentina S.A. (“Sirti”) as lenders and IMPSAT Argentina as borrower;

(2)           $125.1 million principal amount was provided under a Financing Agreement dated as of October 25, 1999, as amended, between Nortel as lender and IMPSAT Brazil as borrower; and

(3)           $15.7 million principal amount was provided pursuant to a Financing Agreement dated as of September 29, 2000, as amended, between Lucent Technologies S.A. Argentina (“Lucent”) as lender and IMPSAT Argentina as borrower.

(d)           Other Credit Facilities and Notes:

In addition, $79.5 million aggregate principal amount of various credit facilities and notes payable incurred by certain of the Non-debtor Subsidiaries to lenders were, in some cases, guaranteed by the Debtor.

3.           The Debtor’s History.

The Debtor was organized in 1994 as a Delaware holding company, under the name IMPSAT Corporation, to combine existing IMPSAT businesses in Argentina (where the business began as IMPSAT S.A. in 1990), Colombia and Venezuela. In January 2000, the Debtor changed its name to IMPSAT Fiber Networks, Inc. The Debtor’s ten Non-debtor Subsidiaries are located in Argentina, Colombia, Venezuela, Ecuador, Mexico, Brazil, Chile, Peru and the United States, and provide services in these countries and other countries in Latin America. The Debtor wholly owns its principal Non-debtor Subsidiaries, with the exception of a small number of shares issued to other persons to comply with local corporate law.

4.           The Debtor’s Business.

At the Petition Date, the Debtor, together with its Non-debtor Subsidiaries, was a leading provider of integrated telecommunications services in Latin America. It offered integrated data, voice and Internet solutions, with an emphasis on broadband transmission, to its customers. These services are provided through the Non-debtor Subsidiaries’ networks, which combine owned fiber optic, wireless links, teleports, earth stations, leased fiber optic and satellite links, and purchased capacity on undersea digital fiber optic cable systems. The Non-debtor Subsidiaries’ facilities also include 14 advanced data centers, located throughout Latin America and in Fort Lauderdale, with an aggregate of approximately 500,000 gross square feet.

The Debtor’s Non-debtor Subsidiaries operate 15 metropolitan area networks in some of the largest cities in Latin America, including Buenos Aires, Bogotá, Caracas, São Paulo and Rio de Janeiro, as well as several microwave links in smaller Latin American cities. In the fourth quarter of 2000, the Debtor, with its Non-debtor Subsidiaries, began commercial operations of an extensive broadband fiber optic network (the “Broadband Network”) that offers a high speed, high capacity pan-Latin America Internet backbone and more efficient access to the U.S. Internet backbone. As of December 31, 2001, the Broadband Network comprised 12 metropolitan area fiber optic networks and wireless links, extending over 1,000 route kilometers in the largest cities in Argentina, Brazil, Colombia and Peru, and long-haul fiber optic backbones in Argentina, Brazil, Chile and Colombia extending over 8,880 route kilometers.

The Debtor, through its Non-debtor Subsidiaries, offers comprehensive telecommunications services that can be classified into four categories: data transmission and value added services, Internet services, services to carriers and telephony services. Data transmission services include a broad range of end-to-end network service combinations designed to meet customer needs, ranging from simple connections to customized private networks for the transmission of voice, data and video traffic; value-added services include data center and information technology services. Internet services include wholesale Internet services, such as backbone connection services to Internet service providers (“ISPs”), and retail Internet access services such as line and equipment provisioning to corporate customers. Carrier services such as “dark” fiber capacity, “lit” fiber services and duct capacity, are offered to ISPs and telecommunications carriers. Telephony services include switched-voice domestic and international long distance telephony services to corporate customers and resellers in Argentina, international long distance services in the United States and Peru, wholesale voice services to carriers and resellers, and local, long distance, toll free, Private Branch Exchange and numbering services to corporate customers.

The Debtor’s customer base has grown rapidly, from 125 corporate customers in two countries at December 31, 1992, to 2,877 customers in nine countries at December 31, 2001. This customer base consists of national and multinational companies, financial institutions, governmental agencies and private sector customers.

The Debtor does not have employees; its executive officers are employees of IMPSAT Argentina and other Non-debtor Subsidiaries. As of December 31, 2001, the Debtor’s Non-debtor Subsidiaries employed a total of 1,370 persons.

For the fiscal year ended December 31, 2001, the Debtor and its Non-debtor Subsidiaries’ total net revenues from services, sales of equipment and Broadband Network development were approximately $326.5 million.

C.           Events Leading to the Commencement of the Chapter 11 Case.

In early 2000, the Debtor completed an initial public offering of its common stock, raising approximately $181 million, and simultaneously raised an additional $48 million by means of a private placement of its common stock. These proceeds were in addition to $300 million raised in February 2000 through the issuance of the 2005 Notes, which followed the earlier raising of capital through the issuance of the 2003 Notes and the 2008 Notes. In addition, the Debtor previously had raised $250 million through private placements of its capital stock in 1998 and 1999.

Throughout the last half of 2000, the high tech sector, in general, and the telecommunications sector, in particular, experienced fallout which negatively impacted the Debtor’s ability to raise needed capital for the continued growth and development of its business plan and the refinancing of its obligations as they came due in the normal course. These pressures were further exacerbated by the general downturn of the stock market and the worsening economic climate in Argentina.

In the face of this overall deterioration of the economic environment, the Debtor was dealt a financially crippling blow when subsidiaries of 360networks, Inc. (“360networks”) defaulted on material obligations owing to the Debtor pursuant to certain agreements in Argentina and Brazil. Specifically, those subsidiaries had previously contracted with the Debtor for the construction of a fiber optic network between Argentina and Brazil. Although the Debtor performed its construction obligations pursuant to such agreements into the first half of 2001 and advanced considerable sums in this regard, 360networks, Inc. defaulted in its payment obligations and 360networks ultimately filed for Chapter 11 bankruptcy protection in June of 2001.

The confluence of events represented by the unavailability of capital in the markets, the deterioration of the technology sector and the Argentine economy, and the significant effect on its business plan occasioned by 360networks’ payment default effectuated a cash shortage for the Debtor.

Although the Debtor was able to make the interest payments due in June, July and August of 2001 on account of the 2008 Notes, the 2003 Notes and the 2005 Notes, respectively, the Debtor recognized the need for aggressive action to address its liquidity needs in order to ensure its long-term viability.

To that end, in September 2001 the Debtor retained the firm of Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan”) as financial advisor to assist the Debtor in connection with a detailed analysis of the Debtor’s businesses and prospects, and the development of a strategy to restructure its debt and to evaluate alternative capital structures.

Upon Houlihan’s completion of its initial review of the Debtor’s business, the Debtor, with the assistance of Houlihan and the Debtor’s counsel, Arnold & Porter, and accountants, Deloitte & Touche LLP, embarked on discussions with certain significant holders of the 2003 Notes, the 2005 Notes and the 2008 Notes (collectively, the “Noteholders”), as well as discussions with its largest vendor, Nortel, in an effort to reach agreement on a consensual restructuring of the debt and capital structure of the Debtor.

While in discussions with its creditor constituencies, the Debtor defaulted on the semi-annual interest payments owing on each of the 2008 Notes (due December 15, 2001), the 2003 Notes (due January 15, 2002), and the 2005 Notes (due February 15, 2002) and otherwise defaulted on certain payment obligations owing to Nortel as well as on payments owed to other of its creditors.

After considerable negotiations, the Debtor reached agreement, in the spring of 2002, with certain of its significant Noteholders and Nortel on the terms and conditions of a financial restructuring of the Debtor and its businesses, which agreement was embodied in the Term Sheet.

With agreement reached with its significant creditor constituencies, as set forth in the Term Sheet, the Debtor resolved, with the approval of such creditor constituencies, to implement the financial restructuring provided for in the Term Sheet by means of a Chapter 11 bankruptcy proceeding. Accordingly, the Debtor has commenced a Chapter 11 case seeking protection under Chapter 11 of the Bankruptcy Code while it effectuates the financial restructuring set forth in the Term Sheet by means of the confirmation and implementation of the Debtor’s Plan in this Chapter 11 case.

IV.           SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE

A.           First Day Orders.

On or about the Petition Date, June 11, 2002, the Debtor submitted to the Bankruptcy Court, and the Bankruptcy Court subsequently approved, a number of “first day orders,” along with supporting applications and affidavits. The first day orders included, among others, (i) Interim Order Pursuant to Section 327(a) Authorizing the Employment and Retention of Arnold & Porter as Counsel to the Debtor, (ii) Order Under Sections 363, 1107 and 1108 Authorizing: (1) Maintenance of Existing Bank Accounts, (2) Continued Use of Existing Cash Management System and (3) Continued Use of Existing Business Forms, (iii) Administrative Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, (iv) Order Enforcing Sections 362 and 525 of the United States Bankruptcy Code, (v) Interim Order Pursuant to Section 327(a) and 328(a) Authorizing IMPSAT Fiber Networks, Inc. to employ Houlihan Lokey Howard & Zukin Capital, Inc. as its Financial Advisor, and (vi) Order Establishing Noticing Requirements With Respect to All Proceedings Herein and Scheduling Initial Case Conference.

B.           Statutory Committee.

On June 25, 2002, the United States Trustee appointed a committee of unsecured creditors, pursuant to Section 1102 of the Bankruptcy Code. The current members of and the attorneys retained by the Creditors’ Committee are as follows:

Members:

The Bank of New York, as Indenture Trustee
6 Pennsylvania Plaza, 13th Floor
New York, New York 10001
Attn: Irene Siegel, 13th Floor
Tel. No. (212) 896-7258
Fax. No. (212) 328-7302

Nortel Networks Ltd.
c/o Nortel Networks de Argentina S.A.
Larrea 1079
(C1117 ABE) Buenos Aires, Argentina
Attn: Ramiro Angio, Sr. Manager Customer Finance
Tel. No. 54114-827-7275
Fax. No. 54114-827-7272

Sirti Argentina S.A.
Av. Pte. Hipólito Yrigoyen 4848
B1604 CMV, Florida
Provincia de Buenos Aires, Argentina
Fax. No. 54114-730-8879

Harris Canada Inc.
3 Hotel de Ville
Dollard-des-Ormeaux, Quebec
Canada H9B 3G4
Tel. No. (514) 421-8400
Fax. No. (514) 421-2952

UBS Warburg (UBS AG)
677 Washington, Blvd.
Stamford, CT 06901
Attn: Michael Gelhard, Exe. Director
Tel. No. (203) 719-7444
Fax. No. (203) 719-4836

WRH Partners Global Securities, L.P.
1776 On the Green
67 Park Place
Morristown, NJ 07960
Attn: Joe Thornton, Esq.
Tel. No. (973) 984-1233
Fax. No. (973) 984-1196

Vision Advisors
Isidora Goyemechea 3642, 2nd Floor
Las Conde, Santiago, Chile
Attn: Boris Garafulich
Tel. No. 56-2-290-9999
Fax. No. 56-2-290-9900

-and-

Counsel to the Committee:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Andrew N. Rosenberg, Esq.
Telephone: (212) 373-3000
Facsimile: (212) 757-3990

C.           Appointment of Professionals.

The Bankruptcy Court has entered among others, the following orders: (i) an Order authorizing the Debtor to employ and retain each of Arnold & Porter as its counsel, Houlihan Lokey Howard & Zukin Capital Inc. as financial advisor to the Debtor, and Deloitte & Touche as accountants to the Debtor; and (ii) an Order authorizing the Creditors’ Committee to retain Paul, Weiss, Rifkind, Wharton & Garrison as its counsel.

D.           Claims Bar Date.

On August 6, 2002 the Debtor submitted to the Bankruptcy Court a proposed Order Pursuant to Bankruptcy Rule 3003(a)(2) Setting a Final Date to File Proofs of Claim. On August 15, 2002, the Bankruptcy Court entered an order (the “Bar Date Order”) requiring any person or entity holding or asserting a Claim against the Debtor to file a written proof of claim on or before 5:00 p.m. (EST) on September 17, 2002 (the “Bar Date”). The Bar Date Order provided that any person or entity which fails to timely file a proof of claim will be forever barred, estopped and enjoined from voting on, or receiving a distribution under the Plan and will be forever barred, estopped and enjoined from asserting a claim against the Debtor or its estate.

V.           THE PLAN OF REORGANIZATION

The Proponent believes that (i) through the Plan, Holders of Claims will obtain a greater recovery from the Debtor’s estate than the recovery which would be available if the Debtor’s assets were liquidated under Chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford the Debtor the opportunity and ability to continue in business as a viable going concern.

The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.           Provisions for Payment of Administrative Expense Claims and Priority Tax Claims.

1.           Administrative Expense Claims.

Administrative Expense Claims are Claims constituting a cost or expense of the administration of the Chapter 11 Case allowed under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the Debtor’s estate, (b) any actual and necessary costs and expenses of operating the Debtor’s business during the Chapter 11 Case in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Case in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under Section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor’s estate under Section 1930, Title 28, United States Code.

On the Effective Date, or as soon as practicable thereafter, except to the extent that a Holder of an Allowed Administrative Expense Claim agrees to a different treatment of such Allowed Administrative Expense Claim, the Reorganized Debtor shall pay to each Holder of an Allowed Administrative Expense Claim, Cash in an amount equal to such Allowed Administrative Expense Claim (or otherwise establish the Professional Claims Reserve in Cash in accordance with Section IX.C of the Plan); provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by the Reorganized Debtor in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors’ Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

In addition to the foregoing, Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a “substantial contribution” to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

2.           Priority Tax Claims.

Priority Tax Claims are those Claims for taxes entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

On the Effective Date, or as soon as practicable thereafter, except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, the

Reorganized Debtor shall, at its option, pay to each Holder of an Allowed Priority Tax Claim that is due and payable on or before the Effective Date either (a) Cash in an amount equal to such Allowed Priority Tax Claim, or (b) deferred annual Cash payments, over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date, equal to the allowed amount of such Claim Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

B.           Classification of Claims and Equity Interests.

The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest.

DESIGNATION OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN5

Class 1 – Other Priority Claims	N/A

Class 2 – 2003 Noteholder Claim	Class 2 consists of all Allowed 2003
Noteholder Claims arising under the 2003
Notes.

Class 3 – 2005/2008 Noteholder Claim	Class 3 consists of all Allowed 2005/2008
Noteholder Claims arising under the 2005
Notes or the 2008 Notes, as applicable.

Class 4 – Nortel Argentina Contingent	Class 4 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor held by Nortel
arising under that certain Guarantee Agreement
dated October 25, 1999 between the Debtor
and Nortel (the “Nortel/IMPSAT Argentina
Guarantee”) whereby the Debtor guaranteed
the obligations of IMPSAT Argentina to Nortel

5    This table is a summary of the classification of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

under that certain Financing Agreement dated
as of October 25, 1999, as amended, by and
among IMPSAT Argentina, Nortel, Sirti, and
Bankers Trust Company (the “Nortel/IMPSAT
Argentina Financing Agreement”).

Class 5 – Sirti Argentina Contingent	Class 5 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor held by Sirti arising
under the Nortel/IMPSAT Argentina
Guarantee.

Class 6 – Sirti (Payables) Argentina	Class 6 consists of all Allowed Unsecured
Contingent Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee dated October 23, 2001
between the Debtor and Sirti whereby the
Debtor guaranteed certain accounts payable
obligations of IMPSAT Argentina to Sirti (the
“Sirti/IMPSAT Argentina Payables Financing
Agreement”).

Class 7 – ISCH Argentina Contingent	Class 7 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated November
22, 2000 between the Debtor and Lucent
Technologies, S.A. Argentina whereby the
Debtor guaranteed the obligations of IMPSAT
Argentina under that certain Financing
Agreement dated as of September 29, 2000, as
amended, among IMPSAT Argentina, Lucent
Technologies S.A. Argentina and Bankers
Trust Company (the “Lucent/IMPSAT
Argentina Financing Agreement”).

Class 8 – Citibank Argentina Contingent	Class 8 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under those
certain Guarantee Agreements dated
October 10, 2000, December 15, 2000, March
15, 2001, April 17, 2001, and April 30, 2001,
between the Debtor and Citibank N.A. whereby
the Debtor guaranteed the obligations of
IMPSAT Argentina under those certain
promissory notes dated March 15, 1999,
December 15, 1999, January 5, 2000, October
10, 2000, December 15, 2000, March 15, 2001,
April 17, 2001 and April 30, 2001 between
Citibank N.A. and IMPSAT Argentina (the
“Citibank/IMPSAT Argentina Financing
Agreement”).

Class 9 – Hughes Argentina Contingent	Class 9 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that

certain Guarantee Agreement dated June 20,
2001 between IMPSAT Argentina and Hughes
Network Systems whereby the Debtor
guaranteed the obligations of IMPSAT
Argentina under that certain Financing
Agreement dated June 20, 2001 between
IMPSAT Argentina and Hughes Network
Systems (the “Hughes/IMPSAT Argentina
Financing Agreement ”).

Class 10 – Ericsson Argentina Contingent	Class 10 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated August 31,
2000 between the Debtor and Compañia
Ericsson S.A.C.I. whereby the Debtor
guaranteed the obligations of IMPSAT
Argentina under that certain Financing
Contract between IMPSAT S.A. and Compañia
Ericsson S.A.C.I. (the “Ericsson/IMPSAT
Argentina Financing Agreement ”).

Class 11 – Harris Argentina Contingent	Class 11 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated June 6,
2001 between the Debtor and Harris Canada,
Inc. (the “Harris Guarantee ”) whereby the
Debtor guaranteed the obligations of IMPSAT
Argentina under that certain Master Loan
Agreement dated June 6, 2001 between Harris
Canada, Inc. and IMPSAT Argentina, IMPSAT
Brazil, IMPSAT Colombia, Impsatel del
Ecuador S.A., IMPSAT Venezuela and the
Debtor as Guarantor (the “Harris/IMPSAT
Financing Agreement ”).

Class 12 – Tellabs Argentina Contingent	Class 12 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated
December 19, 2000 between the Debtor and
Tellabs OY whereby the Debtor guaranteed the
obligations of IMPSAT Argentina under that
certain Promissory Note dated December 19,
2000 between IMPSAT Argentina and Tellabs
OY (the “Tellabs/IMPSAT Argentina
Financing Agreement ”).

Class 13 – DMC Argentina Contingent	Class 13 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated April 18,
2001 between the Debtor and DMC Startex
Networks, Inc. whereby the Debtor guaranteed

the obligations of IMPSAT Argentina under a
credit facility between DMC Startex Networks,
Inc. and IMPSAT Argentina dated March 29,
2001 (the “DMC/IMPSAT Argentina
Financing Agreement”).

Class 14 – Compaq Argentina Contingent	Class 14 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guaranty dated April 18, 2001 between
the Debtor and Compaq Financial Services
Corporation (the “Compaq Guaranty”)
whereby the Debtor guaranteed the obligations
of IMPSAT Argentina under that certain
Contrato Marco de Leasing Financiero dated
June 14, 2001 between Compaq Financial
Services Argentina S.R.L. and IMPSAT
Argentina and Schedules 1 through 8 thereto
(the “Compaq/IMPSAT Argentina Financing
Agreement”).

Class 15 – Nortel Brazil Contingent	Class 15 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated
October 25, 1999 between the Debtor and
Nortel whereby the Debtor guaranteed the
obligations of IMPSAT Brazil under that
certain Financing Agreement dated as of
October 25, 1999, as amended, between
IMPSAT Brazil and Nortel (the
“Nortel/IMPSAT Brazil Financing
Agreement”).

Class 16 – ECRLA Brazil Contingent	Class 16 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under those
certain guarantees by the Debtor whereby the
Debtor guaranteed the obligations of IMPSAT
Brazil under Master Equipment Lease No. 1
dated April 30, 1999 between El Camino
Resources de America Latina, Inc. (“ECRLA”)
and IMPSAT Brazil (“Master Lease No. 1”);
Equipment Lease Schedule Nos. 1, 2, 3 and 4
to Master Lease No. 1; Master Equipment
Lease No. 2 dated April 30, 1999 between
ECRLA and IMPSAT Brazil (“Master Lease
No. 2”); and Equipment Lease Schedule No. 6
to Master Lease No. 2 (the “ECRLA/IMPSAT
Brazil Financing Agreement”).

Class 17 – Cisco Brazil Contingent	Class 17 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement dated May 22,

2001, among the Debtor and Citibank NA,
Citibank Overseas Investment Corporation
whereby the Debtor guaranteed the obligations
of IMPSAT Brazil under that certain Contrato
de Arrendamento Mercantil Nr. 28855/01 dated
October 10, 2001 between Citibank Leasing
S.A. Arrendamento Mercantil and IMPSAT
Brazil (the “Cisco/IMPSAT Brazil Financing
Agreement”).

Class 18 – Harris Brazil Contingent	Class 18 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under the
Harris Guarantee whereby the Debtor
guaranteed the obligations of IMPSAT Brazil
under the Harris/IMPSAT Financing
Agreement.

Class 19 – Harris Venezuela Contingent	Class 19 consists of Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under the
Harris Guarantee whereby the Debtor
guaranteed the obligations of IMPSAT
Venezuela under the Harris/IMPSAT
Financing Agreement.

Class 20 – AmTrade Bank Colombia	Class 20 consists of all Allowed Unsecured
Contingent Guarantee Claim	Claims against the Debtor arising under that
certain guarantee dated April 4, 2000 among
the Debtor, AmTrade International Bank of
Georgia and IMPSAT Colombia whereby the
Debtor guaranteed the obligations of IMPSAT
Colombia under that certain Credit Facility
Agreement dated April 4, 2000 between
IMPSAT Colombia and Amtrade International
Bank of Georgia (the “AmTrade/IMPSAT
Colombia Financing Agreement”).

Class 21 – Nortel Dasa USA Contingent	Class 21 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under that
certain Guarantee Agreement (the “Nortel Dasa
Guarantee”) dated May 30, 2000 between the
Debtor and Nortel Dasa Network Systems
GMBH & CO. KG (“Nortel Dasa”) whereby
the Debtor guaranteed the obligations of
IMPSAT USA under that certain Master
Financing Agreement dated May 30, 2000
between the Debtor and Nortel Dasa Network
Systems GMBH & CO. KG (the “Nortel
Dasa/IMPSAT Financing Agreement”).

Class 22 – Bank of America USA	Class 22 consists of all Allowed Unsecured
Contingent Guarantee Claim	Claims against the Debtor arising under those
certain Guarantee Agreements dated January 8,
1997, June 6, 1998, and the comfort letter dated
October 9, 1998 between the Debtor and
Barnett Bank, N.A., as predecessor to Bank of
America, whereby the Debtor guaranteed the
obligations of IMPSAT USA under those
certain promissory notes dated January 8, 1997,
June 19, 1998 and October 9, 1998 between
IMPSAT USA and Barnett Bank, N.A. (the
“Bank of America/IMPSAT USA Financing
Agreement”).

Class 23 – Nortel Dasa Mexico Contingent	Class 23 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under the
Nortel Dasa Guarantee whereby the Debtor
guaranteed the obligations of IMPSAT Mexico
under the Nortel Dasa/IMPSAT Financing
Agreement.

Class 24 – Compaq Chile Contingent	Class 24 consists of all Allowed Unsecured
Guarantee Claim	Claims against the Debtor arising under the
Compaq Guaranty whereby the Debtor
guaranteed the obligations of IMPSAT Chile
under the Contrato de Arrendamiento dated
October 11, 2001 and Schedule No. 4 thereto,
and the Contrato de Arrendamiento dated
October 29, 2001 and Schedule No. 7 thereto
between Compaq Financial Services Ltda. and
IMPSAT Chile (the “Compaq/IMPSAT Chile
Financing Agreement”).

Class 25 – General Unsecured Claims	Class 25 consists of all Allowed Unsecured
Claims against the Debtor other than Other
Priority Claims in Class 1, the 2003
Noteholders Claim in Class 2, the 2005/2008
Noteholders Claim in Class 3, the Contingent
Guarantee Claims in Classes 4 through 24, the
Convenience Claims in Class 26, the Equity
Securities Claims in Class 27 and other than
Administrative Expense Claims and Priority
Tax Claims.

Class 26 – Convenience Claims	Class 26 consists of all Allowed General
Unsecured Claims in the amount of $60,000 or
less and not otherwise satisfied by order of the
Bankruptcy Court. All Allowed General
Unsecured Claims of a single Holder shall be
aggregated and treated as a single Allowed
General Unsecured Claim for purposes of

determining such Claim’s entitlement to
classification in Class 26 under the Plan.

Class 27 – Equity Securities Claims	Class 27 consists of all Allowed Equity
Securities Claims against the Debtor.

Class 28 – Equity Interests	Class 28 consists of all Allowed Interests in the
Debtor.

C.           Treatment of Claims and Equity Interests .

1.           Class 1: Other Priority Claims.

On the Effective Date, or as soon as practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment of such Allowed Other Priority Claim, or except to the extent that such Claim is not due and payable on or before the Effective Date, each Allowed Other Priority Claim shall be paid in full, in Cash, and shall be considered unimpaired in accordance with Section 1124 of the Bankruptcy Code. All Allowed Other Priority Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

2.           Class 2: 2003 Noteholder Claim.

On the Effective Date, or as soon as practicable thereafter, in full satisfaction of the 2003 Noteholder Claim, the 2003 Notes, including the outstanding principal and all accrued and unpaid interest thereon and the 2003 IMPSAT Argentina Guarantee, shall be cancelled and each Holder thereof shall receive its Ratable Portion of the New Guaranteed Senior Notes - Series A. The 2003 Noteholder Claim is an Allowed Claim in the amount of $139,047,470.

3.           Class 3: 2005/2008 Noteholder Claim.

On the Effective Date, or as soon as practicable thereafter, in full satisfaction of the 2005/2008 Noteholder Claim, the 2005 and 2008 Notes, including the outstanding principal and all accrued and unpaid interest thereon shall be cancelled, and each Holder thereof shall receive from the New Common Stock Effective Date Distribution Pool, its Ratable Portion of 98% of the shares of New Common Stock issued on the Effective Date, as may be adjusted to allow for the allocation of such New Common Stock to the Holders of (x) Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (y) Allowed Class 25 General Unsecured Claims, subject to Subsequent Dilution and any further dilution. The 2005/2008 Noteholder Claim is an Allowed Claim in the amount of $588,207,117.

4.           Class 4: Nortel Argentina Contingent Guarantee Claim.

(a)           If Class 4 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $61,212,822 in principal amount of the indebtedness owed by IMPSAT Argentina to Nortel under the Nortel/IMPSAT Argentina Financing Agreement (the “Nortel/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Nortel/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Nortel/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the

Nortel/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Nortel/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 4 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina to Nortel under the Nortel/IMPSAT Argentina Financing Agreement in the amount of $35,040,000 (the “Nortel/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Nortel/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 4 Claims shall receive their Ratable Portion of $15,938,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 4.405% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 4 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Nortel/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Nortel/IMPSAT Argentina Financing Agreement to the extent of the restructured Nortel/IMPSAT Argentina Remaining Debt.

(b)           If Class 4 rejects the Plan, then the Holders of Class 4 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Nortel Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Nortel Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

5.            Class 5: Sirti Argentina Contingent Guarantee Claim.

(a)           If Class 5 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $15,279,131 in principal amount of the indebtedness owed by IMPSAT Argentina to Sirti under the Nortel/IMPSAT Argentina Financing Agreement (the “Sirti/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Nortel/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Sirti/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Sirti/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Sirti/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 5 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina to Sirti under the Nortel/IMPSAT Argentina Financing Agreement in the amount of $8,746,000 (the “Sirti/IMPSAT

Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Sirti/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 5 Claims shall receive their Ratable Portion of $3,978,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 1.100% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 5 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Sirti/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Nortel/IMPSAT Argentina Financing Agreement to the extent of the restructured Sirti/IMPSAT Argentina Remaining Debt.

(b)           If Class 5 rejects the Plan, then the Holders of Class 5 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Sirti Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Sirti Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

6.           Class 6: Sirti (Payables) Argentina Contingent Guarantee Claim.

(a)           If Class 6 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $5,668,860 in principal amount of the indebtedness owed by IMPSAT Argentina under the Sirti/IMPSAT Argentina Payables Financing Agreement (the “Sirti/IMPSAT Argentina Payables Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Sirti/IMPSAT Argentina Payables Financing Agreement will be deemed cancelled to the extent of the Sirti/IMPSAT Argentina Payables Assumed Debt and replaced by a guarantee of the Sirti/IMPSAT Argentina Payables Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Sirti/IMPSAT Argentina Payables Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 6 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Sirti/Argentina IMPSAT Payables Financing Agreement in the amount of $2,635,000 (the “Sirti/IMPSAT Argentina Payables Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Sirti/IMPSAT Argentina Payables Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 6 Claims shall receive their Ratable Portion of $1,199,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.380% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 6 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Sirti/IMPSAT Argentina Payables Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Sirti/IMPSAT Argentina Payables Financing Agreement to the extent of the restructured Sirti/IMPSAT Argentina Payables Remaining Debt.

(b)           If Class 6 rejects the Plan, then the Holders of Class 6 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Sirti (Payables) Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Sirti (Payables) Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

7.           Class 7: ISCH Argentina Contingent Guarantee Claim.

(a)           If Class 7 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $9,962,311 in principal amount of the indebtedness owed by IMPSAT Argentina under the Lucent/IMPSAT Argentina Financing Agreement (the “Lucent/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Lucent/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Lucent/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Lucent/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Lucent/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 7 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Lucent/IMPSAT Argentina Financing Agreement in the amount of $5,702,000 (the “Lucent/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Lucent/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 7 Claims shall receive their Ratable Portion of $2,594,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.717% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a

Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 7 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Lucent/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Lucent/IMPSAT Argentina Financing Agreement to the extent of the restructured Lucent/IMPSAT Argentina Remaining Debt.

(b)           If Class 7 rejects the Plan, then the Holders of Class 7 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed ISCH Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed ISCH Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

8.           Class 8: Citibank Argentina Contingent Guarantee Claim.

(a)           If Class 8 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $5,314,976 in principal amount of the indebtedness owed by IMPSAT Argentina under the Citibank/IMPSAT Argentina Financing Agreement (the “Citibank/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Citibank/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Citibank/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Citibank/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Citibank/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 8 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Citibank/IMPSAT Argentina Financing Agreement in the amount of $3,042,000 (the “Citibank/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Citibank/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 8 Claims shall receive their Ratable Portion of $1,384,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.382% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 8 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Citibank/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Citibank/IMPSAT Argentina Financing Agreement to the extent of the restructured Citibank/IMPSAT Argentina Remaining Debt.

(b)           If Class 8 rejects the Plan, then the Holders of Class 8 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Citibank Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Citibank Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

9.           Class 9: Hughes Argentina Contingent Guarantee Claim.

(a)           If Class 9 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $2,177,867 in principal amount of the indebtedness owed by IMPSAT Argentina under the Hughes/IMPSAT Argentina Financing Agreement (the “Hughes/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Hughes/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Hughes/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Hughes/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Hughes/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 9 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Hughes/IMPSAT Argentina Financing Agreement in the amount of $1,247,000 (the “Hughes/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Hughes/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 9 Claims shall receive their Ratable Portion of $567,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.157% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 9 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Hughes/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Hughes/IMPSAT Argentina Financing Agreement to the extent of the restructured Hughes/IMPSAT Argentina Remaining Debt.

(b)           If Class 9 rejects the Plan, then the Holders of Class 9 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Hughes Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Hughes Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

10.           Class 10: Ericsson Argentina Contingent Guarantee Claim.

(a)           If Class 10 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $4,809,526 in principal amount of the indebtedness owed by IMPSAT Argentina under the Ericsson/IMPSAT Argentina Financing Agreement (the “Ericsson/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Ericsson/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Ericsson/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Ericsson/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Ericsson/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 10 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Ericsson/IMPSAT Argentina Financing Agreement in the amount of $2,753,000 (the “Ericsson/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Ericsson/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 10 Claims shall receive their Ratable Portion of $1,252,000 of New Guaranteed Senior Notes - Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.346% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 10 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Ericsson/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Ericsson/IMPSAT Argentina Financing Agreement to the extent of the restructured Ericsson/IMPSAT Argentina Remaining Debt.

(b)           If Class 10 rejects the Plan, then the Holders of Class 10 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Ericsson Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Ericsson Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

11.           Class 11: Harris Argentina Contingent Guarantee Claim.

(a)           If Class 11 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $1,448,427 in principal amount of the indebtedness owed by IMPSAT Argentina under the Harris/IMPSAT Financing Agreement (the “Harris/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Harris/IMPSAT Financing Agreement will be deemed cancelled to the extent of the Harris/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Harris/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Harris/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 11 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Harris/IMPSAT Financing Agreement in the amount of $829,000 (the “Harris/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Harris/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 11 Claims shall receive their Ratable Portion of $377,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.104% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 11 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Harris/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Harris/IMPSAT Financing Agreement to the extent of the restructured Harris/IMPSAT Argentina Remaining Debt.

(b)           If Class 11 rejects the Plan, then the Holders of Class 11 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Harris Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Harris Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

12.           Class 12: Tellabs Argentina Contingent Guarantee Claim.

(a)           If Class 12 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $1,392,962 in principal amount of the indebtedness owed by IMPSAT Argentina under the Tellabs/IMPSAT Argentina Financing Agreement (the “Tellabs/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Tellabs/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Tellabs/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Tellabs/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Tellabs/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 12 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Tellabs/IMPSAT Argentina Financing Agreement in the amount of $798,000 (the “Tellabs/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Tellabs/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 12 Claims shall receive their Ratable Portion of $363,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.100% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 12 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Tellabs/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Tellabs/IMPSAT Argentina Financing Agreement to the extent of the restructured Tellabs/IMPSAT Argentina Remaining Debt.

(b)           If Class 12 rejects the Plan, then the Holders of Class 12 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Tellabs Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Tellabs Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

13.           Class 13: DMC Argentina Contingent Guarantee Claim.

(a)           If Class 13 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $951,888 in principal amount of the indebtedness owed by IMPSAT Argentina under the DMC/IMPSAT Argentina Financing Agreement (the “DMC/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the DMC/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the DMC/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the DMC/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the DMC/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 13 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the DMC/IMPSAT Argentina Financing Agreement in the amount of $545,000 (the “DMC/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The DMC/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 13 Claims shall receive their Ratable Portion of $248,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.069% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 13 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the DMC/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the DMC/IMPSAT Argentina Financing Agreement to the extent of the restructured DMC/IMPSAT Argentina Remaining Debt.

(b)           If Class 13 rejects the Plan, then the Holders of Class 13 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed DMC Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed DMC Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

14.           Class 14: Compaq Argentina Contingent Guarantee Claim.

(a)           If Class 14 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $198,109 in principal amount of the indebtedness owed by IMPSAT Argentina under the Compaq/IMPSAT Argentina Financing Agreement (the “Compaq/IMPSAT Argentina Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Argentina arising under the Compaq/IMPSAT Argentina Financing Agreement will be deemed cancelled to the extent of the Compaq/IMPSAT Argentina Assumed Debt and replaced by a guarantee of the Compaq/IMPSAT Argentina Assumed Debt by IMPSAT Argentina pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Argentina in the amount of the Compaq/IMPSAT Argentina Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 14 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Argentina under the Compaq/IMPSAT Argentina Financing Agreement in the amount of $113,000 (the “Compaq/IMPSAT Argentina Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Compaq/IMPSAT Argentina Assumed Debt and the guarantee thereof by IMPSAT Argentina shall be cancelled, and in exchange therefor the Holders of Class 14 Claims shall receive their Ratable Portion of $52,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.014% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 14 Claims shall, and the Debtor shall cause IMPSAT Argentina to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Compaq/IMPSAT Argentina Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Compaq/IMPSAT Argentina Financing Agreement to the extent of the restructured Compaq/IMPSAT Argentina Remaining Debt.

(b)           If Class 14 rejects the Plan, then the Holders of Class 14 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Compaq Argentina Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Compaq Argentina Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

15.           Class 15: Nortel Brazil Contingent Guarantee Claim.

(a)           If Class 15 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $79,577,546 in principal amount of the indebtedness owed by IMPSAT Brazil under the Nortel/IMPSAT Brazil Financing Agreement (the “Nortel/IMPSAT Brazil Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Brazil arising under the Nortel/IMPSAT Brazil Financing Agreement will be deemed cancelled to the extent of the Nortel/IMPSAT Brazil Assumed Debt and replaced by a guarantee of the Nortel/IMPSAT Brazil Assumed Debt by IMPSAT Brazil pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Brazil in the amount of the Nortel/IMPSAT Brazil Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 15 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Brazil under the Nortel/IMPSAT Brazil Financing Agreement in the amount of $45,552,000 (the “Nortel/IMPSAT Brazil Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Nortel/IMPSAT Brazil Assumed Debt and the guarantee thereof by IMPSAT Brazil shall be cancelled, and in exchange therefor the Holders of Class 15 Claims shall receive their Ratable Portion of $20,720,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 5.727% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution6; and

(2)           The Holders of Class 15 Claims shall, and the Debtor shall cause IMPSAT Brazil to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Nortel/IMPSAT Brazil Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Nortel/IMPSAT Brazil Financing Agreement to the extent of the restructured Nortel/IMPSAT Brazil Remaining Debt.6

(b)           If Class 15 rejects the Plan, then the Holders of Class 15 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Nortel Brazil Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Nortel Brazil Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

16.           Class 16: ECRLA Brazil Contingent Guarantee Claim.

(a)           If Class 16 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $1,618,230 in principal amount of the indebtedness owed by IMPSAT Brazil under the ECRLA/IMPSAT Brazil Financing Agreement (the “ECRLA/IMPSAT Brazil Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Brazil arising under the ECRLA/IMPSAT Brazil Financing Agreement will be deemed cancelled to the extent of the ECRLA/IMPSAT Brazil Assumed Debt and replaced by a guarantee of the ECRLA/IMPSAT Brazil Assumed Debt by IMPSAT Brazil pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Brazil in the amount of the ECRLA/IMPSAT Brazil Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 16 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Brazil under the ECRLA/IMPSAT Brazil Financing Agreement in the amount of $926,000 (the “ECRLA/IMPSAT Brazil Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The ECRLA/IMPSAT Brazil Assumed Debt and the guarantee thereof by IMPSAT Brazil shall be cancelled, and in exchange therefor the Holders of Class 16 Claims shall receive their Ratable Portion of $421,000 of New Guaranteed Senior Notes – Series B, together with New

6    Subject to the Nortel Election.

Warrants to acquire shares of New Common Stock equal to 0.116% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 16 Claims shall, and the Debtor shall cause IMPSAT Brazil to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the ECRLA/IMPSAT Brazil Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the ECRLA/IMPSAT Brazil Financing Agreement to the extent of the restructured ECRLA/IMPSAT Brazil Remaining Debt.

(b)           If Class 16 rejects the Plan, then the Holders of Class 16 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed ECRLA Brazil Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed ECRLA Brazil Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

17.           Class 17: Cisco Brazil Contingent Guarantee Claim.

(a)           If Class 17 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $394,365 in principal amount of the indebtedness owed by IMPSAT Brazil under the Cisco/IMPSAT Brazil Financing Agreement (the “Cisco/IMPSAT Brazil Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Brazil arising under the Cisco/IMPSAT Brazil Financing Agreement will be deemed cancelled to the extent of the Cisco/IMPSAT Brazil Assumed Debt and replaced by a guarantee of the Cisco/IMPSAT Brazil Assumed Debt by IMPSAT Brazil pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Brazil in the amount of the Cisco/IMPSAT Brazil Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 17 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Brazil under the Cisco/IMPSAT Brazil Financing Agreement in the amount of $226,000 (the “Cisco/IMPSAT Brazil Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Cisco/IMPSAT Brazil Assumed Debt and the guarantee thereof by IMPSAT Brazil shall be cancelled, and in exchange therefor the Holders of Class 17 Claims shall receive their Ratable Portion of $103,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.028% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 17 Claims shall, and the Debtor shall cause IMPSAT Brazil to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Cisco/IMPSAT Brazil Remaining Debt on the terms and conditions set forth on Exhibit 7 to the plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Cisco/IMPSAT Brazil Financing Agreement to the extent of the restructured Cisco/IMPSAT Brazil Remaining Debt.

(b)           If Class 17 rejects the Plan, then the Holders of Class 17 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Cisco Brazil Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Cisco Brazil Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

18.          Class 18: Harris Brazil Contingent Guarantee Claim.

(a)           If Class 18 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $145,859 in principal amount of the indebtedness owed by IMPSAT Brazil under the Harris/IMPSAT Financing Agreement (the “Harris/IMPSAT Brazil Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Brazil arising under the Harris/IMPSAT Financing Agreement will be deemed cancelled to the extent of the Harris/IMPSAT Brazil Assumed Debt and replaced by a guarantee of the Harris/IMPSAT Brazil Assumed Debt by IMPSAT Brazil pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Brazil in the amount of the Harris/IMPSAT Brazil Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 18 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Brazil under the Harris/IMPSAT Financing Agreement in the amount of $84,000 (the “Harris/IMPSAT Brazil Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Harris/IMPSAT Brazil Assumed Debt and the guarantee thereof by IMPSAT Brazil shall be cancelled, and in exchange therefor the Holders of Class 18 Claims shall receive their Ratable Portion of $38,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.011% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 18 Claims shall, and the Debtor shall cause IMPSAT Brazil to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Harris/IMPSAT Brazil Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Harris/IMPSAT Financing Agreement to the extent of the restructured Harris/IMPSAT Brazil Remaining Debt.

(b)           If Class 18 rejects the Plan, then the Holders of Class 18 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Harris Brazil Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Harris Brazil Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

19.           Class 19: Harris Venezuela Contingent Guarantee Claim.

(a)           If Class 19 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $395,530 in principal amount of the indebtedness owed by IMPSAT Venezuela under the Harris/IMPSAT Financing Agreement (the “Harris/IMPSAT Venezuela Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Venezuela arising under the Harris/IMPSAT Financing Agreement will be deemed cancelled to the extent of the Harris/IMPSAT Venezuela Assumed Debt and replaced by a guarantee of the Harris/IMPSAT Venezuela Assumed Debt by IMPSAT Venezuela pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Venezuela in the amount of the Harris/IMPSAT Venezuela Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 19 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Venezuela under the Harris/IMPSAT Financing Agreement in the amount of $226,000 (the “Harris/IMPSAT Venezuela Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Harris/IMPSAT Venezuela Assumed Debt and the guarantee thereof by IMPSAT Venezuela shall be cancelled, and in exchange therefor the Holders of Class 19 Claims shall receive their Ratable Portion of $103,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.028% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 19 Claims shall, and the Debtor shall cause IMPSAT Venezuela to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Harris/IMPSAT Venezuela Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Harris/IMPSAT Financing Agreement to the extent of the restructured Harris/IMPSAT Venezuela Remaining Debt.

(b)           If Class 19 rejects the Plan, then the Holders of Class 19 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Harris Venezuela Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Harris Venezuela Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to subsequent dilution.

20.           Class 20: AmTrade Bank Colombia Contingent Guarantee Claim.

(a)           If Class 20 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $3,099,993 in principal amount of the indebtedness owed by IMPSAT Colombia under the AmTrade/IMPSAT Colombia Financing Agreement (the “AmTrade/IMPSAT Colombia Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Colombia arising under the AmTrade/IMPSAT Colombia Financing Agreement will be deemed cancelled to the extent of the AmTrade/IMPSAT Colombia Assumed Debt and replaced by a guarantee of the AmTrade/IMPSAT Colombia Assumed Debt by IMPSAT Colombia pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Colombia in the amount of the AmTrade/IMPSAT Colombia Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 20 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Colombia under the AmTrade/IMPSAT Colombia Financing Agreement in the amount of $1,775,000 (the “AmTrade/IMPSAT Colombia Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The AmTrade/IMPSAT Colombia Assumed Debt and the guarantee thereof by IMPSAT Colombia shall be cancelled, and in exchange therefor the Holders of Class 20 Claims shall receive their Ratable Portion of $807,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.223% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 20 Claims shall, and the Debtor shall cause IMPSAT Colombia to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the AmTrade/IMPSAT Colombia Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the AmTrade/IMPSAT Colombia Financing Agreement to the extent of the restructured AmTrade/IMPSAT Colombia Remaining Debt.

(b)           If Class 20 rejects the Plan, then the Holders of Class 20 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed AmTrade/IMPSAT Colombia Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed AmTrade/IMPSAT Colombia Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

21.           Class 21: Nortel Dasa USA Contingent Guarantee Claim.

(a)           If Class 21 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $645,579 in principal amount of the indebtedness owed by IMPSAT USA under the Nortel Dasa/IMPSAT Financing Agreement (the “Nortel Dasa/IMPSAT USA Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT USA arising under the Nortel Dasa/IMPSAT USA Financing Agreement will be deemed cancelled to the extent of the Nortel Dasa/IMPSAT USA Assumed Debt and replaced by a guarantee of the Nortel Dasa/IMPSAT USA Assumed Debt by IMPSAT USA pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT USA in the amount of the Nortel Dasa/IMPSAT USA Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 21 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT USA under the Nortel Dasa/IMPSAT USA Financing Agreement in the amount of $370,000 (the “Nortel Dasa/IMPSAT USA Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Nortel Dasa/IMPSAT USA Assumed Debt and the guarantee thereof by IMPSAT USA shall be cancelled, and in exchange therefor the Holders of Class 21 Claims shall receive their Ratable Portion of $168,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.046% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 21 Claims shall, and the Debtor shall cause IMPSAT USA to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Nortel Dasa/IMPSAT USA Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Nortel Dasa/IMPSAT USA Financing Agreement to the extent of the restructured Nortel Dasa/IMPSAT USA Remaining Debt.

(b)           If Class 21 rejects the Plan, then the Holders of Class 21 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Nortel Dasa USA Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Nortel Dasa USA Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

22.           Class 22: Bank of America USA Contingent Guarantee Claim.

(a)           If Class 22 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $567,267 in principal amount of the indebtedness owed by IMPSAT USA under the Bank of America/IMPSAT USA Financing Agreement (the “Bank of America/IMPSAT USA Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT USA arising under the Bank of America/IMPSAT USA Financing Agreement will be deemed cancelled to the extent of the Bank of America/IMPSAT USA Assumed Debt and replaced by a guarantee of the Bank of America/IMPSAT USA Assumed Debt by IMPSAT USA pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT USA in the amount of the Bank of America/IMPSAT USA Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 22 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT USA under the Bank of America/IMPSAT USA Financing Agreement in the amount of $325,000 (the “Bank of America/IMPSAT USA Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Bank of America/IMPSAT USA Assumed Debt and the guarantee thereof by IMPSAT USA shall be cancelled, and in exchange therefor the Holders of Class 22 Claims shall receive their Ratable Portion of $148,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.041% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 22 Claims shall, and the Debtor shall cause IMPSAT USA to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Bank of America/IMPSAT USA Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Bank of America/IMPSAT USA Financing Agreement to the extent of the restructured Bank of America/IMPSAT USA Remaining Debt.

(b)           If Class 22 rejects the Plan, then the Holders of Class 22 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Bank of America USA Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Bank of America USA Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

23.           Class 23: Nortel Dasa Mexico Contingent Guarantee Claim.

(a)           If Class 23 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $51,865 in principal amount of the indebtedness owed by IMPSAT Mexico under the Nortel Dasa/IMPSAT Financing Agreement (the “Nortel Dasa/IMPSAT Mexico Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Mexico arising under the Nortel Dasa/IMPSAT Mexico Financing Agreement will be deemed cancelled to the extent of the Nortel Dasa/IMPSAT Mexico Assumed Debt and replaced by a guarantee of the Nortel Dasa/IMPSAT Mexico Assumed Debt by IMPSAT Mexico pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Mexico in the amount of the Nortel Dasa/IMPSAT Mexico Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 23 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Mexico under the Nortel Dasa/IMPSAT Mexico Financing Agreement in the amount of $29,000 (the “Nortel Dasa/IMPSAT Mexico Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Nortel Dasa/IMPSAT Mexico Assumed Debt and the guarantee thereof by IMPSAT Mexico shall be cancelled, and in exchange therefor the Holders of Class 23 Claims shall receive their Ratable Portion of $13,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.004% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 23 Claims shall, and the Debtor shall cause IMPSAT Mexico to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Nortel Dasa/IMPSAT Mexico Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Nortel Dasa/IMPSAT Mexico Financing Agreement to the extent of the restructured Nortel Dasa/IMPSAT Mexico Remaining Debt.

(b)           If Class 23 rejects the Plan, then the Holders of Class 23 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Nortel Dasa Mexico Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Nortel Dasa Mexico Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

24.           Class 24: Compaq Chile Contingent Guarantee Claim.

(a)           If Class 24 accepts the Plan, then (i) immediately prior to the effectiveness of the Plan, the Debtor will directly assume $114,487 in principal amount of the indebtedness owed by IMPSAT Chile under the Compaq/IMPSAT Chile Financing Agreement (the “Compaq/IMPSAT Chile Assumed Debt”) and the Debtor’s contingent guarantee of the obligations of IMPSAT Chile arising under the Compaq/IMPSAT Chile Financing Agreement will be deemed cancelled to the extent of the Compaq/IMPSAT Chile Assumed Debt and replaced by a guarantee of the Compaq/IMPSAT Chile Assumed Debt by IMPSAT Chile pursuant to an Assignment and Assumption Agreement, and the Debtor shall make a capital contribution to IMPSAT Chile in the amount of the Compaq/IMPSAT Chile Assumed Debt through the capitalization thereof, and (ii) the Holders of Class 24 Claims shall be deemed to have (x) consented to the restructuring of the remaining portion of the principal amount of the indebtedness owed by IMPSAT Chile under the Compaq/IMPSAT Chile Financing Agreement in the amount of $65,000 (the “Compaq/IMPSAT Chile Remaining Debt”) on the terms and conditions set forth in Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and (y) forgiven all accrued and unpaid interest owing under said Financing Agreement. Thereafter, on the Effective Date, or as soon as practicable thereafter:

(1)           The Compaq/IMPSAT Chile Assumed Debt and the guarantee thereof by IMPSAT Chile shall be cancelled, and in exchange therefor the Holders of Class 24 Claims shall receive their Ratable Portion of $30,000 of New Guaranteed Senior Notes – Series B, together with New Warrants to acquire shares of New Common Stock equal to 0.008% of the total New Common Stock issued by the Reorganized Debtor on a Fully Diluted Basis as of the Effective Date assuming a Consensual Confirmation, or, if other than a Consensual Confirmation, as adjusted, and in either event, subject to any further dilution; and

(2)           The Holders of Class 24 Claims shall, and the Debtor shall cause IMPSAT Chile to, execute such documentation and take such other steps as reasonably necessary to consummate the restructuring of the Compaq/IMPSAT Chile Remaining Debt on the terms and conditions set forth on Exhibit 7 to the Plan, Common Terms for the Restructured Senior Debt, and as otherwise reasonably agreed upon between said parties, and the Reorganized Debtor shall reaffirm its guarantee of the Compaq/IMPSAT Chile Financing Agreement to the extent of the restructured Compaq/IMPSAT Chile Remaining Debt.

(b)           If Class 24 rejects the Plan, then the Holders of Class 24 Claims shall receive no later than the Final Distribution Date from the New Common Stock Effective Date Distribution Pool, in lieu of the treatment provided in paragraph (a) above, and in full satisfaction of the Allowed Compaq Chile Contingent Guarantee Claim, their Ratable Portion of such Class’ pro rata share of the aggregate New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage determined by dividing the amount of such Allowed Compaq Chile Contingent Guarantee Claim by the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

25.           Class 25: General Unsecured Claims.

On the later of the Effective Date, the date on which such Claim is Allowed and the Final Distribution Date; or in each case as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim shall receive, in full satisfaction of its Allowed General Unsecured Claim, its Ratable Portion of such Class’ pro rata share of the New Common Stock distributable as of the Effective Date under the Plan to (i) the Holders of Class 3 Claims, (ii) the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and (iii) the Holders of Allowed Class 25 General Unsecured Claims, which pro rata share shall be equal to the percentage, determined by comparing the amount of such Allowed General Unsecured Claim to the New Common Stock Allocation Denominator, subject to Subsequent Dilution and any further dilution.

26.           Class 26: Convenience Claims.

On the later of the Effective Date and the date on which such Claim is Allowed; or in each case as soon as practicable thereafter, each Holder of an Allowed General Unsecured Claim in the amount of $60,000 or less shall be paid in full in Cash, together with prepetition and postpetition interest calculated at the nondefault contract rate of interest in such Holder’s documents, if any.

27.          Class 27: Equity Securities Claims. On the later of the Effective Date and the date on which such Claim is Allowed, or in each case as soon as practicable thereafter, each Holder of an Allowed Equity Securities Claim shall receive, in full satisfaction of its Allowed Equity Securities Claim, such Holder’s Ratable Portion of any Insurance Proceeds applicable thereto.

28.          Class 28: Equity Interests. On the Effective Date, the Equity Interests shall be cancelled and the Holders of such Equity Interest shall not receive or retain any property or interest in property on account of such Equity Interests.

D.          Securities to be Issued Under the Plan.

1.            Issuance of New Common Stock.

The issuance of the New Common Stock shall be authorized without the need for any further corporate action. The New Common Stock shall consist of 50 million shares of New Common Stock of Reorganized Debtor $0.01 par value per share. Ten million shares shall be issued and distributed pursuant to Section VIII.B of the Plan, which shares shall be duly authorized, fully paid, and nonassessable shares of capital stock of Reorganized Debtor, and up to 11.6 million shares shall be reserved for (i) distribution under the Stock Option Plan, (ii) issuance upon conversion of the New Guaranteed Senior Notes, and (iii) exercise of the Warrants, which shares, upon issuance in accordance with the Stock Option Plan, Guaranteed Senior Notes and Warrants, shall be duly authorized, fully paid and nonassessable. The remaining authorized shares will be available for future corporate purposes as determined by the Board of Directors of Reorganized Debtor consistent with its Amended Certificate of Incorporation.

2.            New Guaranteed Senior Notes and New Warrants.

Prior to the Effective Date, the Reorganized Debtor and the New Indenture Trustee shall execute the New Notes Indentures, the Reorganized Debtor and the Warrant Agent shall execute the Warrant Agreement, and such agreements shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtor will issue and deliver (i) the New Guaranteed Senior Notes — Series A in the principal amount of $67,531,000 pursuant to the terms of the New Guaranteed Senior Notes — Series A Indenture, (ii) the New Guaranteed Senior Notes — Series B to Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to accept the Plan, in an aggregate principal amount of up to $50,503,000 pursuant to the terms of the New Guaranteed Senior Note — Series B Indenture and (iii) up to 3.5 million New Warrants pursuant to the terms of the Warrant Agreement. The issuance of the New Guaranteed Senior Notes and New Warrants shall be authorized without the need for any further corporate action.

The terms and provisions governing the New Guaranteed Senior Notes and the Warrants will be set forth in the New Guaranteed Senior Note — Series A Indenture, the New Guaranteed Senior Notes — Series B Indenture and the Warrant Agreement, respectively, the material terms and conditions of which are set forth in Exhibits 4, 5 and 3 to the Plan.

E.           Means of Implementation.

1.           Distributions.

On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtor shall distribute or cause to be distributed to: the Holders of Allowed Claims in Class 2, the New Guaranteed Senior Notes – Series A, to the Holders of Allowed Claims in Class 3, the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to reject the Plan, and to the Holders of Allowed Class 25 General Unsecured Claims, New Common Stock, and to the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to accept the Plan, the New Guaranteed Senior Notes – Series B and New Warrants.

2.           Authorization to Issue New Securities.

The issuance of the following securities by the Reorganized Debtor shall be authorized without further act or action under applicable law, regulation, order or rule: (a) $67,531,000 principal amount of the New Guaranteed Senior Notes – Series A; (b) up to $50,503,000 aggregate principal amount of the New Guaranteed Senior Notes – Series B; (c) up to 21.6 million shares of New Common Stock; (d) up to 3.5 million New Warrants; and (e) the shares and options to be issued under the Stock Option Plan. The New Guaranteed Senior Notes and New Warrants shall be transferable in accordance with their terms, shall have CUSIP numbers and the Debtor and the Reorganized Debtor shall use reasonable efforts to have such securities eligible for electronic transfer through DTC and to have the New Common Stock listed on a nationally recognized market or exchange.

The Amended Certificate of Incorporation shall initially authorize the Reorganized Debtor to issue a total of up to 50 million shares of New Common Stock.

3.           Adoption of Stock Option Plan.

On the Effective Date, the Reorganized Debtor shall adopt the Stock Option Plan and issue non-qualified options representing up to 1.7 million shares of New Common Stock to senior officers of the Reorganized Debtor. Pursuant to the Stock Option Plan, the Compensation Committee of the Board of Directors of the Reorganized Debtor shall thereafter have authority to issue to directors, officers and employees, additional awards, incentive stock options, and/or non-qualified options.

4.           Cancellation of Existing Securities and Agreements.

On the Effective Date, the Old Notes and Equity Interests or commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell Equity Interests or any other capital stock of the Debtor shall (a) be cancelled, and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Old Indentures shall be canceled effective as of the Effective Date.

5.           New Guaranteed Senior Notes – Series A.

Prior to the Effective Date, the Reorganized Debtor and the New Indenture Trustee, on behalf of the Holders of the Allowed 2003 Noteholder Claims shall execute the New Guaranteed Senior Note – Series A Indenture and such agreement shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtor will issue and deliver the New Guaranteed Senior Notes – Series A in the principal amount of $67,531,000 pursuant to the terms of the New Guaranteed Senior Note – Series A Indenture.

6.           New Guaranteed Senior Notes – Series B and New Warrants.

Prior to the Effective Date, the Reorganized Debtor and the New Indenture Trustee on behalf of the Holders of Allowed Contingent Guarantee Claims in Classes 4 through 24 to the extent any of such Classes vote to accept the Plan shall execute the New Guaranteed Senior Note – Series B Indenture and the Reorganized Debtor and the Warrant Agent shall execute the Warrant Agreement and such agreements shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtor will issue and deliver the New Guaranteed Senior Notes – Series B in the aggregate principal amount of up to $50,503,000 and up to 3.5 million New Warrants pursuant to the terms of the New Guaranteed Senior Note – Series B Indenture and Warrant Agreement, respectively.

7.           Subsidiary Restructuring.

To the extent applicable, each Subsidiary Borrower and the Holders of Allowed Contingent Guarantee Claims voting to accept the Plan shall execute such documentation as necessary and agreed upon to restructure the Assumed Debt into the Restructured Senior Debt, and such agreements shall become effective on the Effective Date.

8.           Corporate Action.

(a)          Board of Directors of the Reorganized Debtor. On the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor, subject to, and in accordance with, the Amended Certificate of Incorporation and Amended By-Laws. The directors of the Debtor immediately prior to the Effective Date shall resign effective as of the Effective Date and shall be replaced by the Board of Directors of the Reorganized Debtor. The Board of Directors of the Reorganized Debtor shall include (i) the chief executive officer of the Reorganized Debtor; (ii) for so long as the initial holders of the New Guaranteed Senior Notes – Series A continue to beneficially own at least 7.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan), two persons designated by the holders of the New Guaranteed Senior Notes – Series A; (iii) for so long as Nortel continues to beneficially own at least 4.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan), one person designated by Nortel; (iv) for so long as the initial Holders of the 2005/2008 Noteholder Claim as of the Effective Date continue to own, in the aggregate, at least 15% of the New Common Stock on a fully diluted basis, (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan) such holders shall be entitled to designate three persons to the Board of Directors; provided, however, that so long as the holders of the New Guaranteed Senior Notes – Series A are entitled to designate directors, no more than two of the directors designated by the holders of the New Common Stock shall be affiliated with Morgan Stanley & Co. Incorporated; and (v) the remainder of the members of the Board of Directors shall be appointed, and thereafter elected, by the holders of the Reorganized Debtor’s outstanding New Common Stock. In this regard, the initial members of the Board of Directors will be appointed by Classes 2, 3 and 4 and will be Ricardo A. Verdaguer, Joseph Thornton, William Connors, and four (4) additional individuals to be selected prior to the Confirmation Hearing in accordance with the Term Sheet. So far as practical, members of any committee of the Board of Directors of the Reorganized Debtor shall be composed in the same relative proportion that the designees in clauses (ii) – (iv) of the preceding sentence constitute the Board of Directors. In addition, for so long as at least $30 million in aggregate principal amount of indebtedness under the Broadband Network Financing Agreements as restructured remain outstanding, the creditor holding the largest aggregate principal amount of such indebtedness shall have the right to designate one observer to attend meetings of the Board of Directors of the Reorganized Debtor, IMPSAT Argentina and IMPSAT Brazil.

(b)          Officers of the Reorganized Debtor. The initial officers of the Reorganized Debtor shall be as set forth on Exhibit 12 to the Plan or as otherwise disclosed in an amendment or supplement to the Disclosure Statement or such other filing as may be made with the Bankruptcy Court. On the Effective Date, certain of such officers shall enter into three year employment contracts with the Reorganized Debtor. The selection of officers of the Reorganized Debtor after the Effective Date shall be as provided in its Amended Certificate of Incorporation and Amended By-Laws.

9.           Amended Certificate of Incorporation.

On the Effective Date or as soon as practicable thereafter, the Reorganized Debtor shall file with the Secretary of State of Delaware, in accordance with the DGCL, the Amended Certificate of Incorporation. On the Effective Date, the Amended Certificate of Incorporation shall automatically become effective, and all other matters provided under the Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to Section 303 of the DGCL without any requirement of further action by the stockholders or the directors of the Reorganized Debtor.

F.           Provisions Governing Distributions .

1.           Date of Distributions.

Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date, or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date.

2.           Disbursing Agent.

All distributions under the Plan shall be made by the Reorganized Debtor as Disbursing Agent or such other entity designated on the Effective Date by the Reorganized Debtor as a Disbursing Agent and acceptable to the Creditors’ Committee. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court or required by the Creditors’ Committee, and, in the event that a Disbursing Agent is so otherwise ordered by the Bankruptcy Court or required by the Creditors’ Committee, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtor.

3.           Compensation of Professionals.

Each person retained or requesting compensation in the Chapter 11 Case pursuant to Sections 327, 328, 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before twenty (20) days after the Effective Date. Objections to any application shall be filed on or before thirty (30) days after the Effective Date. On or prior to the Confirmation Date, each professional seeking compensation or reimbursement under Sections 327, 328, 330 or 503(b) of the Bankruptcy Code shall provide the Proponent with a written estimate of the maximum amount of its requested compensation and reimbursement through the Effective Date. On the Effective Date, the Debtor shall establish the Professional Claims Reserve in an amount equal to the aggregate amount of such estimated compensation or reimbursements, unless otherwise previously paid by the Debtor.

4.           Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim shall be made at the address of such Holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or the Reorganized Debtor, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such Holder that contains an address for such Holder different from the address reflected on such Schedules for such Holder. In the event that any distribution to any Holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under Section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to the Reorganized Debtor, and the claim of any other Holder to such property or interest in property shall be discharged and forever barred.

5.           Manner of Payment Under the Plan.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

6.           Fractional Shares.

No fractional shares of New Common Stock or New Warrants shall be distributed. For purposes of distribution, fractional shares of New Common Stock or New Warrants shall be rounded up or down, as appropriate, to the nearest whole number.

7.           Setoffs and Recoupment.

The Debtor may, but shall not be required to, set off against, or recoup from, any Claim and the distributions to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the claimant, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

8.           Distributions After Effective Date.

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

9.           Rights and Powers of Disbursing Agent.

(a)          Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)          Expenses Incurred on or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtor.

10.          Exculpation.

The Debtor, the Reorganized Debtor, each of the members of the Creditors’ Committee, the Old Notes Indenture Trustee, the parties to the Lock-up Agreements and the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, financial advisors, investment bankers and other professionals, retained by such persons) shall have no liability to any Holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Lock-up Agreements, the Term Sheet, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

11.          Release.

As of the Effective Date, each holder of a Claim or Interest and each entity that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of the Debtor will be deemed to forever release, waive and discharge all claims (including any claim that is property of the Debtor pursuant to Section 541 of the Bankruptcy Code and any state or federal fraudulent conveyance, fraudulent transfer, preference, avoidance and other similar claims and causes of action for the benefit of creditors that the Debtor is authorized to pursue in accordance with the Bankruptcy Code and other applicable law), obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor’s or the Reorganized Debtor’s obligations under the Plan and the contracts, securities, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, the Chapter 11 Case, the Lock-Up Agreements, the Term Sheet, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, that such entity has, had or may have against the Debtor, the Reorganized Debtor, any member of the Creditors’ Committee, the Old Notes Indenture Trustee, any of the parties to the Lock-Up Agreements and the Disbursing Agent, and each of their respective present directors, officers, employees, attorneys, accountants, financial advisors, representatives and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

12.          Injunctions.

Except as otherwise provided in the Plan, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor or the Reorganized Debtor or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or the Reorganized Debtor or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any Lien against the Debtor or the Reorganized Debtor or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim receiving any distribution pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section IX. L of the Plan.

13.          Old Indenture Trustee’s Fees and Expenses.

The Old Indenture Trustee shall be entitled to payment directly from the Reorganized Debtor on the Effective Date of all fees and reasonable expenses incurred in accordance with the terms of the Old Indentures and this Chapter 11 Case. These amounts will be paid directly to the Old Indenture Trustee and its attorneys by the Reorganized Debtor on the Effective Date, or as soon as practicable thereafter, without application to or further order of the Bankruptcy Court.

14.          Record Date for Holders of Old Notes.

At the close of business of the Record Date, the transfer ledgers for the Old Notes shall be closed and there shall be no further changes in the record Holders of such securities. The Debtor, the Reorganized Debtor and the Disbursing Agent shall have no obligation to recognize any transfer of any such securities occurring after the Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Record Date.

G.          Procedures For Treating Disputed Claims Under the Plan.

1.           Disputed Claims.

Except as to applications for allowances of compensation and reimbursement of expenses under Sections 328, 330 and 503 of the Bankruptcy Code, the Debtor or the Reorganized Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or the Reorganized Debtor shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the Holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the later of the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court, or (b) such later date as may be approved by the Bankruptcy Court.

2.           No Distribution Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

3.           Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, a distribution shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan.

4.           Voting Rights of Holders of Disputed Claims.

Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the Plan to the extent it is disputed unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant’s right to seek to have its Disputed Claim allowed for purposes of distribution under the Plan.

5.           Establishment of Reserve.

In connection with distributions under the Plan, the Debtor shall reserve sufficient New Common Stock, New Warrants and New Senior Guaranteed Notes – Series B to the extent the Debtor reasonably determines necessary until such time that all Disputed Claims are finally determined, so that the Debtor shall have sufficient securities to effectuate any distribution required to any Holder of such Disputed Claim, in the event such Disputed Claim becomes an Allowed Claim pursuant to the Plan.

H.          Provisions Governing Executory Contracts and Unexpired Leases.

1.           Assumption or Rejection of Contracts and Leases.

(a)          Assumption.

Except as otherwise provided in the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Reorganized Debtor will assume each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in Article XI of the Plan, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

(b)          Cure of Defaults in Connection with Assumption.

Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or the Reorganized Debtor, as the case may be: (a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

(c)          Rejections.

Except as otherwise provided in the Plan, on the Effective Date, pursuant to Section 365 of the Bankruptcy Code, the Debtor will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the “Contract Rejection Schedule”); provided, however, that the Debtor reserves the right at any time prior to the Effective Date to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections XI.A and B of the Plan. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

(d)          Bar Date for Rejection Damages.

If the rejection of an executory contract or unexpired lease, as provided for in the Plan, gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtor or the Reorganized Debtor, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on the Reorganized Debtor, as the case may be, and counsel for the Reorganized Debtor, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class 25 or Class 26, as applicable.

I.           Conditions Precedent To Effective Date.

1.           Conditions Precedent to Effective Date of the Plan.

The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

(a)          a Confirmation Order in form and substance reasonably acceptable to the Debtor and the Creditors’ Committee shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto;

(b)          the New Guaranteed Senior Note – Series A Indenture, the New Guaranteed Senior Note – Series B Indenture and the Warrant Agreement, each in form and substance reasonably acceptable to the Debtor and the Creditors’ Committee, shall have been executed and delivered;

(c)          the Subsidiary Debt Restructuring with respect to the Holders of Claims in Classes 4 through 24 voting in favor of the Plan, shall have occurred;

(d)          the Debtor or the Reorganized Debtor shall have executed the Registration Rights Agreement in form and substance reasonably acceptable to the Debtor and the Creditors’ Committee;

(e)          any regulatory approvals required of the Debtor in connection with the implementation of the Plan shall have been obtained;

(f)          the Amended Certificate of Incorporation shall have been filed and the Amended By-Laws shall have been adopted, each in form and substance reasonably acceptable to the Debtor and the Creditors’ Committee;

(g)          the Debtor or the Reorganized Debtor and each other party thereto shall have executed the New Management Agreements;

(h)          the Stock Option Plan, in form and substance reasonably acceptable to the Debtor and the Creditors’ Committee, shall have become effective; and

(i)          all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions hereof shall have been effected.

2.           Waiver of Conditions Precedent.

Each of the conditions precedent, other than the necessity for entry of a Confirmation Order in form and substance reasonably acceptable to the Debtor and Creditors’ Committee, may be waived, in whole or in part, by the Debtor and the Creditors’ Committee. Any such waivers of a condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and the Creditors’ Committee).

J.           Effect of Confirmation.

1.           Vesting of Assets.

On the Effective Date the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the Estate of the Debtor shall vest in the Reorganized Debtor free and clear of any and all Liens, except as otherwise provided herein. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

2.           Binding Effect.

Except as otherwise provided in Section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date on and after the Effective Date, the provisions of the Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is impaired under the Plan and whether or not such Holder has accepted the Plan.

3.           Discharge of Debtor.

Except to the extent otherwise provided in the Plan, the treatment of all Claims against and Equity Interests in the Debtor shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its Estate or properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided hereunder. Except as otherwise provided in the Plan, all entities shall be precluded from asserting against the Debtor or the Reorganized Debtor or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

4.           Term of Injunctions or Stays.

Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under Section 105 or 362 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

5.           Indemnification Obligations.

Subject to the occurrence of the Effective Date, the obligations of the Debtor, as of the Petition Date, to indemnify its present directors or officers, respectively, against any obligations pursuant to the Debtor’s certificate of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by the Reorganized Debtor and not be discharged. The Debtor shall fully indemnify, and the Reorganized Debtor shall assume the Debtor’s obligations to indemnify, any Person by reason of the fact that he or she is or was serving, as of the Petition Date, as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of the Debtor (collectively, the “Indemnitees”) against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys’ fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof; provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from the Reorganized Debtor, the Indemnitee shall promptly notify the Reorganized Debtor, in writing and, in any event, the Reorganized Debtor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) the Reorganized Debtor has agreed to pay the fees and expenses of such counsel, or (b) the Reorganized

Debtor shall have failed to assume promptly the defense of such claim, action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and the Reorganized Debtor, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to the Reorganized Debtor, that the joint representation of the Reorganized Debtor and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies the Reorganized Debtor in writing that it elects to employ separate counsel at the expense of the Reorganized Debtor, the Reorganized Debtor shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, the Reorganized Debtor shall not effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from the Reorganized Debtor unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

6.           Retention of Jurisdiction.

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

(a)          to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

(b)          to determine any and all adversary proceedings, applications and contested matters, including, without limitation, under Sections 544, 545, 548, 549, 550, 551 and 553 of the Bankruptcy Code;

(c)          to ensure that distributions to Holders of Allowed Claims are accomplished as provided herein;

(d)          to hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim, including, without limitation, any objections to the classification of any Claim, and to allow or disallow any Disputed Claim, in whole or in part;

(e)          to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(f)          to issue such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

(g)          to consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(h)          to hear and determine all applications under Sections 328, 330, 331 and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date;

(i)          to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing;

(j)          to hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

(k)          to hear any other matter not inconsistent with the Bankruptcy Code;

(l)          to hear and determine all disputes involving the existence, scope, and nature of the discharges, exculpations and releases under the Plan and the Confirmation Order;

(m)          to issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan; and

(n)          to enter a final decree closing the Chapter 11 Case.

K.          Summary of Other Provisions of the Plan.

1.           Payment of Statutory Fees.

All fees payable under Section 1930, Chapter 123, Title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date in accordance with Section 1129(a)(12) of the Bankruptcy Code. The Reorganized Debtor or any successor thereto by merger, consolidation or otherwise, on or after the Effective Date, shall be liable for any such fees and shall pay any such fees in the ordinary course of business until entry of a final decree in this Chapter 11 Case or until this Chapter 11 Case is converted or dismissed.

2.           Administrative Expenses Incurred After the Confirmation Date.

Administrative expenses incurred by the Creditors’ Committee, the Debtor or the Reorganized Debtor after the Confirmation Date, including (without limitation) Claims for professionals’ fees and expenses, shall not be subject to application and may be paid by the Debtor or the Reorganized Debtor, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no Claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

3.           Section 1125(e) of the Bankruptcy Code.

As of the Confirmation Date, the Debtor and the Creditors’ Committee shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of the members of the Creditors’ Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rate or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

4.           Creditors’ Committee.

Effective as at the close of business on the Effective Date, the duties of the Creditors’ Committee shall terminate, except with respect to applications for professional fees and reimbursement of expenses of the members of the Creditors’ Committee.

5.           Binding Effect.

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims against and Equity Interests in the Debtor and their respective successors and assigns and all other parties in interest in the Chapter 11 Case.

6.           Exemption from Certain Transfer Taxes.

Pursuant to Section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment.

7.           Modifications and Amendments.

In addition to the Proponent’s ability to modify the documents annexed as exhibits to the Plan as provided in the Plan, the Proponent may alter, amend, or modify the Plan under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Effective Date, the Debtor may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of Holders of Claims under the Plan; provided, however, that such prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Order of the Bankruptcy Court.

8.           Compliance with Tax Requirements.

In connection with the consummation of the Plan, the Reorganized Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions hereunder shall be subject to such withholding and reporting requirements.

9.           Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent an Exhibit to the Plan provides otherwise, the rights, duties and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

10.          Preservation of Transferred Claims

The Reorganized Debtor intends to prosecute all causes of action which are currently held by the Debtor in accordance with the provisions of the Plan. In order to minimize administrative expenses, the Debtor has filed the Plan and this Disclosure Statement on an expedited basis. As a result, the Debtor has yet to undertake a complete and thorough analysis of the potential claims and the potential defendants in respect thereof. The Reorganized Debtor intends, however, to undertake such analysis and to commence any appropriate avoidance actions under Chapter 5 of the Bankruptcy Code and under applicable state law to avoid any preferential or fraudulent transfers of the Debtor’s assets made to third parties prior to the Petition Date. Although the Debtor has not yet completed its investigations, all persons and entities who received transfers or payments which may be avoidable under bankruptcy or non-bankruptcy law, may be targets in such litigation.

VI.          CONFIRMATION AND CONSUMMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.          Solicitation of Votes.

In accordance with Sections 1126 and 1129 of the Bankruptcy Code, the Claims and interests in each of Classes 2 through 25 and Class 27 are impaired and the Holders of Allowed Claims in each of such Classes are entitled to vote to accept or reject the Plan. Claims in Class 1 (Other Priority Claims) and Class 26 (Convenience Claims) are unimpaired and the Holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes is not required under Section 1126(f) of the Bankruptcy Code.

Because Holders of Class 28 (Equity Interests) are not entitled to receive or retain any property under the Plan, Class 28 (Equity Interests) is presumed to have rejected the Plan, and therefore, is not entitled to vote on the Plan.

As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. As to classes of equity interests entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by at least two-thirds of the allowed equity interests that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.          The Confirmation Hearing.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for December 11, 2002 at 9:45 a.m., Eastern Time, before the Honorable Robert E. Gerber, United States Bankruptcy Court Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before November 26, 2002 at 4:00 p.m., Eastern Time:

Arnold & Porter
399 Park Avenue
New York, New York 10022
Attn: Michael J. Canning, Esq.
Telephone: (212) 715-1110
Facsimile: (212) 715-1399

- and -

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Andrew N. Rosenberg, Esq.
Telephone: 212-373-3000
Facsimile: 212-757-3990

- and -

The Office of the United States Trustee
33 Whitehall Street - 21st Floor
New York, New York 10006
Attn: Hollie T. Elkins, Esq.
Telephone: (212) 510-0500
Facsimile: (212) 668-2255

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.          Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of Section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all Impaired Classes of Claims and Equity Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class, (ii) feasible, and (iii) in the “best interests” of creditors and stockholders which are impaired under the plan.

1.          Acceptance.

Each of Classes 2 through 25 and Class 27 are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1 and 26 are unimpaired and conclusively presumed to have accepted the Plan and are therefore not required to vote to accept or reject the Plan. Since the Plan contemplates no distribution will be made to Class 28 (Equity Interests), Class 28 is conclusively deemed to have rejected the Plan and is not entitled to vote. The Debtor reserve the right to seek nonconsensual confirmation of the Plan with respect to any Class(es) of Claims that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

2.          Unfair Discrimination and Fair and Equitable Tests

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable.” The Bankruptcy Code establishes “cram down” tests for secured creditors, unsecured creditors, and equity holders, as follows:

(a)          Secured Creditors.

Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured Claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

(b)          Unsecured Creditors.

Either (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

(c)          Equity Interests.

Either (i) each holder of an equity interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest, or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

The Proponent believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

3.          Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Proponent has analyzed the Debtor’s ability to meet its obligations under the Plan. As part of this analysis, the Proponent has prepared projections of financial performance for each of 2002 and the four (4) years following the year of confirmation of the Plan. These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit E. Based upon such projections, the Proponent believes that the Debtor will be able to make all distribution and payments required pursuant to the Plan and, therefore, confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

(a)          Projected Financial Information.

Due to the nature of its structure as a holding company, the Debtor’s likelihood of a successful reorganization is directly related to the business prospects of its Non-debtor Subsidiaries as the Debtor has no significant sources of revenue and cash flow other than those derived from the business and operations of its subsidiaries. Any analysis ignoring the performance of the Debtor’s Non-debtor Subsidiaries would not provide a meaningful base upon which Holders of Claims or Interests of the Debtor could analyze the feasibility of the Plan. Accordingly, the projections set forth below and in Exhibit E and the related assumptions described below and in Exhibit E are based on the Debtor’s consolidated financial statements and accounts.

The Debtor’s management developed and prepared the projections set forth below and in Exhibit E (the “Projections”) of the Debtor’s consolidated balance sheets, statements of operations, cash flows and certain other items for 2002 and the four (4) calendar years following the year of confirmation (the “Projection Period”). The Projections are based on a number of assumptions, certain of which are more fully described below and in Exhibit E. Although the Debtor believes that the assumptions upon which the Projections are based are reasonable, actual operating results are likely to vary. In addition, the

Projections are subject to the events described below under “Risk Factors” as well as to other unforeseen events.

OTHER THAN AS REQUIRED BY APPLICABLE LAW (INCLUDING THE RULES AND REGULATIONS OF THE SEC), THE DEBTOR DOES NOT IN THE ORDINARY COURSE PUBLISH ITS BUSINESS PLAN, BUDGET OR STRATEGY OR MAKE PUBLIC DETAILED PROJECTIONS OR FORECASTS OF ITS ANTICIPATED FINANCIAL POSITION OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTOR (INCLUDING THE REORGANIZED DEBTOR) DOES NOT ANTICIPATE THAT IT WILL, AND DISCLAIMS ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS OR CREDITORS AFTER THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR ANY STOCK EXCHANGE OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

The Projections were not prepared with a view toward compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts. Deloitte & Touche, the Debtor’s independent auditors, has not examined, compiled or otherwise applied procedures to the Projections and consequently does not express an opinion or any other form of assurance with respect to the Projections. IMPSAT believes, however, that the Projections have been developed on a basis consistent with generally accepted accounting principles (“GAAP”) as have been applied to IMPSAT’s historical financial statements.

The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and in Exhibit E, as well as IMPSAT’s Annual Report on Form 10-K for the Year ended December 31, 2001 and Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002 filed with the SEC and attached hereto as Exhibits C and D.

(b)          General Assumptions.

The Projections are based on, and assume the successful implementation of, the Plan and the Subsidiary Debt Restructuring of Classes 4, 5, 6, 7 and 15, as modified by the Nortel Election. The Projections reflect numerous assumptions, including various assumptions regarding anticipated industry performance, general business and economic conditions in the countries where the Debtor operates and other matters, most of which are beyond the Debtor’s control. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representations can be made or are made with respect to the accuracy of the Projections or the ability of the Reorganized Debtor to achieve the projected results. See “Risk Factors” for a discussion of certain factors that may affect the future financial performance of the operating and financial information of IMPSAT that management believes are significant and upon which the financial results of Reorganized Debtor will depend.

(i)          Effective Date. The Projections assume that confirmation of the Plan and that all transactions and settlement agreements contemplated by the Plan will be consummated by September 30, 2002.1 The Debtor’s financial advisor, Houlihan Lokey Howard & Zukin Capital Inc., has provided a

_______________
1The Projections were prepared assuming an Effective Date of September 30, 2002. Although it is now anticipated that the Effective Date will occur on or about December 31, 2002, the Proponent believes such later Effective Date will not have any material effect on the Projections.

range of the enterprise value of the Reorganized Debtor of between $340 million and $400 million. For the purposes of this analysis, a $370 million enterprise value for the Reorganized Debtor was used.

(ii)          General Economic Conditions. The Projections take into account the difficult economic environment currently prevailing throughout Latin America, which has negatively affected business in general and the demand for telecommunications services in particular. The Projections assume that the general weakness in economic activity will continue to affect IMPSAT’s near-term results of operations and financial performance. Although there can be no assurance, the Projections assume no significant worsening of the adverse economic conditions present in Latin America and the eventual return of a more favorable economic climate, which improvement should increase demand for telecommunications services.

•	Argentina: Revenue projections have been based on the Debtor’s forecast that overall economic activity in Argentina will continue to decline over the twelve month period following the Effective Date. Thereafter, the Debtor has assumed for the purposes of the Projections that the Argentine economy will gradually begin to recover.
•	Brazil: The Debtor has projected that the uncertainty surrounding the coming presidential elections in Brazil will result in the extension of the current economic recession through the fourth quarter of 2003. The Debtor has assumed that beginning in 2004, the Brazilian economy will resume a period of growth.

(iii)          Exchange Rates and Currency Risks. As described in detail under “Risk Factors,” IMPSAT’s financial performance and results of operation are directly affected by fluctuations of the exchange rates of the Argentine peso and the Brazilian real against the U.S. dollar.

As described in further detail in “Risk Factors,” the Argentine peso and the Brazilian real have experienced significant devaluations against the U.S. dollar between January 1, 2002 and September 30, 2002, declining by 73.3% and 49.9% respectively. Notwithstanding, the Projections do not assume any further devaluation in real terms (i.e., devaluation minus inflation) in Argentina during the Projection Period. In respect of Brazil, the Projections assume a 20% devaluation in real terms for the remainder of 2002 and no further devaluation in real terms for the remainder of the Projection Period.

The Debtor’s Projections are based on the foregoing exchange rate assumptions for a number of reasons. First, the Debtor does not believe that current objective information exists upon which to make medium or long-term projections regarding exchange rates. The macroeconomic policies of Argentina and Brazil, including exchange rate policies, are not likely to be formalized until presidential elections are held in those countries in May 2003 and October 2002 respectively. Accordingly, the Debtor has not, as a matter of course, or in connection with this Disclosure Statement, attempted to project exchange rate movements. Second, the Debtor believes that adjustment mechanisms in its customer contracts in Argentina and Brazil, described below under “Risk Factors,” will enable the Debtor to counteract devaluations of the local currencies. In Argentina, the Debtor has undertaken to shorten the term of its peso denominated contacts in order to have greater ability to renegotiate its prices in real terms.

With respect to its countries of operation other than Argentina and Brazil, the Debtor’s customer contacts are generally denominated in, or linked to, the U.S. dollar. As a result, the Debtor does not currently believe that a devaluation of the local currencies in those countries against the U.S. dollar would adversely affect its revenue Projections.

(iv)          Balance Sheet. The projected balance sheet data set forth in Exhibit E reflect all adjustments to give effect to the confirmation of the Plan (i.e., debt discharge and fresh-start accounting)

as described in Exhibit E -- “Consolidated Projected Pro Forma Balance Sheets Giving Effect to the Plan of Reorganization” and to the General Assumptions described herein. Projected balance sheet information is presented for the years ending December 31, 2002 through 2006.

(v)          Revenues. IMPSAT generates, and anticipates that it will continue to generate, its revenues primarily from four lines of business: data services; Internet services; telephony services; and data center services. On occasion, the Debtor also generates revenues from the sale of equipment associated with the development of data services for its customers.

Consolidated annual net revenues from these four lines of business are estimated to total between $250 million in 2003 to $415 million in 2006. The increase in net revenues is projected to result primarily from increased volume of services as the Debtor’s market penetration (particularly in Brazil) expands.

(vi)          Direct Costs. The Debtor’s direct costs consist of: expenses paid to contractors for equipment installation and equipment and network maintenance services; other direct costs, comprising sales commissions paid to third parties, node rentals and allowance for doubtful accounts; and leased satellite, terrestrial and submarine capacity, and interconnection contracted from third party operators. IMPSAT anticipates that direct costs will increase from $117 million in 2003 to $163 million in 2006. Certain of the Debtor’s direct costs, including satellite and submarine capacity, are subject to exchange rate risk.

Overall gross margins resulting from the assumptions set forth above are projected to increase from 53.2% for 2003 to 60.8% for 2006. Gross margins are projected to increase as a result of the Debtor’s lower levels of dependence on third party infrastructure.

(vii)          Fixed Costs. IMPSAT’s fixed costs are principally comprised of personnel costs and selling, general and administrative expenses. Fixed costs are projected to grow from $80 million in 2003 to $120 million in 2006. IMPSAT anticipates that its workforce will expand from approximately 1,350 employees at the end of 2002 to approximately 2,000 employees at the end of 2006. As the size of the Debtor’s workforce will be related to the growth in its business, the failure of anticipated revenue growth would be expected to result in a lower rate of increase in fixed costs over the Projection Period.

(viii)          EBITDA. Earnings before Interest Expenses, Income Taxes, Depreciation and Amortization (“EBITDA”) is projected to grow from $49 million in 2003 to $132 million in 2006. As a percentage of revenues, EBITDA is projected to increase from 19.5% in 2003 to 31.9% in 2006 as the Debtor’s business matures.

(ix)          Working Capital. The Projections assume that average days outstanding on the Debtor’s net trade receivables balance will remain stable during the Projection Period at 50 days.

(x)          Capital Expenditures. Between 1999 and 2001, IMPSAT incurred capital expenditures of $850.9 million in order to construct its Broadband Network in Argentina and Brazil. The Debtor anticipates significantly lower capital expenditures during the Projection Period, with capital expenditures growing from $23 million in 2003 to $41 million in 2006. In light of the Debtor’s completion of its Broadband Network infrastructure development plan in 2001, capital expenditures during the Projection Period will relate primarily to customer premises equipment.

(xi)          Interest Expense. The Projections assume that the Plan is accepted by Classes 2 through 7 and 15 and that Subsidiary Indebtedness held by Holders in all other Classes is repaid in accordance with its terms. Total consolidated indebtedness is projected at approximately $280 million as of the Effective Date. The projected average interest rate on IMPSAT’s consolidated indebtedness is estimated at the rates set forth in the Plan with respect to the Classes anticipated to restructure such indebtedness in accordance with the Plan and at existing and projected rates for other indebtedness. With respect to interest expense for the first two years following the Effective Date, approximately $209 million of the total amount will be comprised of non-cash charges related to the accretion of the Convertible Notes and Restructured Senior Debt contemplated in the Plan. In addition, the Projections include $5.7 million in refinancing expenses and restructuring fees as interest expense payable on the Effective Date.

(xii)          Income Taxes. The Projections assume that all of the Debtor’s consolidated tax operating losses and other attributes earned prior to the commencement of the Chapter 11 Case will be eliminated.

(xiii)          Debt Financing. The Projections assume that the Debtor obtains new debt financing in the amount of $20 million in 2005. There can be no assurances that the Debtor will be able to obtain necessary consents and/or waivers, if any, from holders of the Debtor’s indebtedness in order to incur this additional indebtedness.

(xiv)          Ability to Service Debt. Based on the Projections and subject to the assumptions set forth, the Debtor projects the following debt service coverage ratios during the Projection Period:

	2003	2004	2005	2006

EBITDA/Interest Expense	2.0	2.6	6.3	9.5
Debt/EBITDA	5.9	4.0	2.4	1.4

IMPSAT expects to hold approximately $46 million in cash on the Effective Date, which amounts will be available for capital expenditures, principal and interest obligations and working capital requirements over the Projection Period. The Debtor projects that it will require approximately $20 million in new debt financing in 2005 to cover debt maturing in that year. There can be no assurance that the actual results achieved throughout the Projection Period will not vary from the Projections or that the new debt financing referred to above will be available. If actual results differ materially from the Projections or such funding is not available, funds will have to be derived from alternative sources, such as reduced discretionary capital expenditures and/or additional borrowing.

4.          Best Interests Test and Liquidation Analysis.

With respect to each Impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each Holder of a Claim and Equity Interest either (i) accept the Plan, or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive or retain if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

In order to determine what Holders of Claims and Equity Interests of each Impaired Class would receive if the Debtor were liquidated under Chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets and properties in the context of a Chapter 7 liquidation case. The Cash amount which would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the net proceeds resulting from the disposition of the assets of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case, less the costs and expenses of the liquidation and the cost of paying the additional administrative and priority claims that may result from termination of the Debtor’s business and the use of Chapter 7 for purposes of liquidation. As the Debtor is a holding company, the Debtor’s assets consist primarily of Cash and ownership interests in its subsidiaries. In this regard, the

Debtor has undertaken a liquidation analysis assuming both (i) the liquidation of the Debtor and each of its subsidiaries (“Complete Liquidation”) and (ii) the disposition in liquidation of the Debtor’s ownership interest in its subsidiaries (“Ownership Interest Liquidation”). The recovery to creditors resulting from a liquidation of the Debtor’s assets under each such analysis would be less than 2% in the case of a Complete Liquidation and 0% in the case of an Ownership Interest Liquidation.

Moreover, after consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in a bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the “forced sale” atmosphere that would likely prevail, and (iii) substantial increase in claims which would be satisfied on a priority basis, THE DEBTOR HAS DETERMINED, AS SUMMARIZED BELOW, THAT CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE, WHETHER PURSUANT TO A COMPLETE LIQUIDATION OR AN OWNERSHIP INTEREST LIQUIDATION.

Complete Liquidation

With respect to the Complete Liquidation analysis, estimates were made of the Cash proceeds which might be realized from the liquidation of the Debtor as well as all of the Debtor’s subsidiaries. Such liquidation analysis assumes that the Debtor’s assets are sold on a piecemeal basis, with the Chapter 7 liquidation period to commence on September 30, 2002 and lasting eighteen months following the appointment of a Chapter 7 trustee. It also assumes that assets will be liquidated according to a process equivalent to a Chapter 7 process in local jurisdictions. Claims against each Subsidiary Borrower are assumed to be paid with the proceeds from the sale of the applicable subsidiaries’ assets, while the balance of any (residual) proceeds are assumed to be used to satisfy claims of the Debtor. Recoveries to creditors are presented on a discounted basis, with balances as of June 30, 2002 used to estimate recoveries. There can be no assurance that such liquidation process would be completed in a limited timeframe, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under Section 704 of the Bankruptcy Code, an appointed trustee must, among other duties, collect and convert the property of the estate as expeditiously as is compatible with the best interest of the parties-in-interest. However, as the majority of the Debtor’s assets are held by subsidiaries in various countries in Latin America, the liquidation process would be conducted according to the applicable laws in those countries, which may or may not differ from the U.S. Chapter 7 process.

The Complete Liquidation analysis includes the liquidation under local law of the following legal entities:

Argentina	IMPSAT S.A.
Argentina	ConeXia S.A.
Brazil	IMPSAT Comunicacões Ltda.
Chile	IMPSAT Chile S.A.
Colombia	IMPSAT S.A.
Ecuador	Impsatel del Ecuador S.A.
Mexico	IMPSAT S.A. de C.V.
Peru	IMPSAT Peru S.A.
USA	IMPSAT Fiber Networks, Inc.
USA	IMPSAT USA, Inc.
Venezuela	Telecomunicaciones IMPSAT S.A.

Additional detail regarding the Complete Liquidation analysis is provided in the following table:

($ in thousands)
Tangible Assets	Low	Mid	High

Cash and Cash Equivalents	$25,969	$25,969	$25,969
Cash burn for 18 months	(4,243)	(4,243)	(4,243)
Less: Present Value Discount for 18 months	(1,090)	(1,090)	(1,090)

Cash and Cash Equivalents (net)	$20,636	$20,636	$20,636
Stock and Interests in Operating Subsidiaries	$1,606	$4,490	$8,110
Total Tangible Assets	$22,243	$25,126	$28,746
Estimated Distributable Proceeds Available for Payment of Administrative Claims	$22,243	$25,126	$28,746
Estimated Professional Fees & Other Administrative Claims at Debtor	$8,750	$9,956	$11,189

Estimated Distributable Proceeds Available for Payment of General Unsecured Claims	$13,493	$15,170	$17,557
General Unsecured Claims
Contingent Guarantee Claimants’	$272,784	$259,505	$243,485
Deficiency Claim
Suppliers	210	210	210
Notes due 2003	125,000	125,000	125,000
Notes due 2005	300,000	300,000	300,000
Notes due 2008	225,000	225,000	225,000
Accrued Interest (Old Notes)	82,124	82,124	82,124
Accrued Interest (Contingent Guarantee Claimants)	32,136	32,136	32,136

Total Unsecured Claims	$1,037,253	$1,023,975	$1,007,954
Recovery to General Unsecured Claims	1.30%	1.48%	1.74%
Estimated Distributable Proceeds Available for Distribution to Equity	$0	$0	$0

Additional detail regarding the Complete Liquidation Analysis is attached hereto as Exhibit G.

Ownership Interest Liquidation

With respect to an Ownership Interest Liquidation, estimates were made of the Cash proceeds which might be realized from the disposition by a Chapter 7 trustee of the Debtor’s ownership interests in each of the subsidiaries by means of an auction sale of the stock of such subsidiaries under the auspices of the Bankruptcy Court. Such liquidation analysis assumes a marketing period of twelve months for the sale of the stock of the Subsidiary Borrowers as operating entities, available individually or as a group. In connection with the sale of each subsidiary, it is assumed that all proceeds therefrom are used to retire indebtedness associated with such subsidiary, with the Debtor funding any shortfalls as necessary to effectuate such sales. The aggregate net proceeds available after the sale of all of the Debtor’s ownership interests in all of its subsidiaries, together with Cash otherwise available will, constitute the total net amount available to the Debtor’s creditors.

Additional detail regarding the Ownership Interest Liquidation analysis is provided in the following table:

Distributable Proceeds	Low	Mid	High

Cash and Cash Equivalents (net)	$25,969	$25,969	$25,969
Less: Present Value Discount for 12 months	(418)	(418)	(418)

Net Cash	$25,550	$25,550	$25,550
Net Proceeds from Sale of Subsidiaries
Argentina	0	0	0
Brazil	0	0	0
Chile	2,879	3,249	3,801
Colombia	0	0	4,667
Ecuador	8,970	10,113	12,155
Mexico	336	374	447
Peru	2,532	3,045	3,763
USA	12,952	14,412	16,648
Venezuela	16,630	18,832	22,552
ISCH	0	0	0
ConeXia	336	369	433
Less: Estimated Professional Fees & Other Administrative Expenses at Holding Company	(1,657)	(1,858)	(2,252)

Total	42,979	48,536	62,214
Estimated Distributable Proceeds Available for Payment of General Unsecured Claims	$68,529	$74,086	$87,764

General Unsecured Claims
Suppliers	$210	$210	$210
Notes due 2003	125,000	125,000	125,000
Notes due 2005	300,000	300,000	300,000
Notes due 2008	225,000	225,000	225,000
Contingent Guarantee Claims	244,744	241,031	229,650
Accrued Interest (Old Notes)	82,124	82,124	82,124
Accrued Interest (Contingent Guarantee Claimants)	32,136	32,136	32,136

Total	$1,009,214	$1,005,501	$994,120
Recovery to General Unsecured Claims	6.8%	7.4%	8.8%

Generally, the Debtor’s costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, Claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor during the pendency of the Chapter 11 Case. The foregoing types of Claims and other Claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor in Possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would also be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-Petition Date Claims.

The types of claims, costs, expenses, fees and such other Claims that may arise in such a liquidation case would be paid in full from the liquidation proceeds before the balance of such proceeds would be made available to creditors. Under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full.

To determine if the Plan is in the best interests of each Impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtor’s assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims under the Plan.

After considering the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the “forced sale” atmosphere that would prevail, and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Proponent believes that confirmation of the Plan will provide each Holder of a Claim or Equity Interest with a recovery that is not less than such Holder would receive pursuant to liquidation of the Debtor under Chapter 7 of the Bankruptcy Code.

The Proponent also believes that the value of any distributions to each Class of Allowed Claims in a Chapter 7 case would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would likely be delayed. It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve Claims and prepare for distributions. In the likely event litigation was necessary to resolve Claims asserted in the Chapter 7 case, the delay could be prolonged.

D.          Consummation.

The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the first Business Day following the date on which the conditions precedent to the effectiveness of the Plan, are satisfied or waived.

The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

VII.          MANAGEMENT OF REORGANIZED DEBTOR

As of the Effective Date, the management, control and operation of the Reorganized Debtor will become the general responsibility of the Board of Directors of the Reorganized Debtor.

A.          Board of Directors and Management.

1.          Composition of the Board of Directors.

On the Effective Date, the operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor subject to, and in accordance with, the Amended Certificate of Incorporation and Amended By-Laws. The directors of the Debtor immediately prior to the Effective Date shall resign effective as of the Effective Date and shall be replaced by the Board of Directors of the Reorganized Debtor. The Board of Directors of the Reorganized Debtor shall include (i) the chief executive officer of the Reorganized Debtor; (ii) for so long as the initial holders of the New Guaranteed Senior Notes – Series A continue to have the right to convert such notes into at least 7.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan), two persons designated by the holders of the New Guaranteed Senior Notes – Series A; (iii) for so long as Nortel continues to have the right to own at least 4.5% of the Reorganized Debtor’s New Common Stock on a fully diluted basis (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan), one person designated by Nortel; (iv) the remainder of the members of the Board of Directors shall be appointed, and thereafter elected, by the holders of the Reorganized Debtor’s outstanding New Common Stock; provided, that for so long as the Holders of the 2005/2008 Noteholder Claim as of the Effective Date continue to own, in the aggregate, at least 15% of the New Common Stock on a fully diluted basis, (but excluding the shares of New Common Stock issuable pursuant to the Stock Option Plan) such Holders shall be entitled to designate three persons to the Board of Directors; provided, further, that so long as the holders of the New Guaranteed Senior Notes – Series A are entitled to designate directors, no more than two of the directors designated by the holders of the New Common Stock shall be affiliated with Morgan Stanley & Co. Incorporated. In this regard, the initial members of the Board of Directors will be appointed by Classes 2, 3 and 4 and will be Ricardo A. Verdaguer, Joseph Thornton, William Connors, and four (4) additional individuals to be selected prior to the Confirmation hearing in accordance with the Term Sheet. So far as is practicable, members of any committee of the Board of Directors of the Reorganized Debtor shall be composed in the same relative proportion that the designees in clauses (ii) – (iv) of the preceding sentence constitute the Board of Directors. In addition, for so long as at least $30 million in aggregate principal amount of indebtedness under the Broadband Network Financing Agreements as restructured remains outstanding, the creditor holding the largest aggregate principal amount of such indebtedness shall have the right to designate one observer to attend meetings of the Board of Directors of the Reorganized Debtor, IMPSAT Argentina and IMPSAT Brazil.

Biographies of Directors:

Ricardo A. Verdaguer has been President, Chief Executive Officer and a member of the Debtor’s board of directors since September 1994. Mr. Verdaguer is a director of IMPSAT Argentina and has also served as President of IMPSAT Argentina from April 1988 until February 1990. Mr. Verdaguer is also a director of Claxson Interactive Group, Inc., a multimedia company headquartered in Argentina that provides branded entertainment content targeted to Spanish and Portuguese speakers around the world.

Joseph Thornton, 40, is counsel to W.R. Huff Asset Management Co., LLC, and has worked with the firm for more than ten (10) years. Mr. Thornton received a BA degree (Economics), and JD and MBA degrees from the University of North Carolina at Chapel Hill. Mr. Thornton has served on the boards of directors of e.spire Communications and Uniflex, Inc. and as an observer to the board of directors of Price Communications. Mr. Thornton is a Chartered Financial Analyst.

William Connors is a Portfolio Manager for W.R. Huff Asset Management Co., LLC and the Chief Investment Officer of WRH Partners Global Securities, LP. He has worked with the Huff group since

1992. Mr. Connors received his undergraduate degree in Applied Mathematics from Drew University and his MBA from Columbia University. Mr. Connors is a Chartered Financial Analyst.

2.          Identity of Principal Officers.

Set forth below is the name of each of the persons who have been proposed to serve as principal officers of the Reorganized Debtor as of the Effective Date and their proposed positions:

Name	Position
Ricardo A. Verdaguer	President and Chief Executive Officer
Héctor Alonso	Executive Vice President and Chief Financial Officer
Marcelo Girotti	Executive Vice President, Products and Marketing
Mariano Torre Gómez	Executive Vice President, Sales and Services
Matías Heinrich	Executive Vice President, Network
Alexander Rivelis	Senior Vice President, Strategic Business Relations
Guillermo Pardo	Senior Vice President, Corporate Finance and Treasury
José Torres	Senior Vice President, Accounting and Auditing

B.          Grant of Stock to Management.

In connection with the Plan, on the Effective Date the following officers of the Reorganized Debtor shall receive the New Management Shares as follows:
Name	Position	No. of Shares

Ricardo A. Verdaguer	President and Chief Executive Officer	100,000
Héctor Alonso	Executive Vice President and Chief Financial Officer	25,000
Marcelo Girotti	Executive Vice President, Products and Marketing	25,000
Mariano Torre Gómez	Executive Vice President, Sales and Services	25,000
Matías Heinrich	Executive Vice President, Network	25,000

C.          Stock Option Plan.

In connection with the Plan, the Reorganized Debtor will adopt the Stock Option Plan that is intended to provide incentives to attract, retain and motivate highly competent persons as officers, non-employee directors and key employees of the Reorganized Debtor by providing such persons with incentive options to acquire shares of New Common Stock of the Reorganized Debtor. (A copy of the Stock Option Plan is annexed to the Plan as Exhibit 9). Additionally, the Stock Option Plan is intended to assist in further aligning the interests of the Reorganized Debtor’s directors, officers, key employees, and consultants to those of its stockholders.

Under the Stock Option Plan, options for 1.7 million shares of New Common Stock of the Reorganized Debtor, representing 8.0% of New Common Stock on a Fully Diluted Basis as of the Effective Date, will be granted to senior officers of the Reorganized Debtor. Approval of the Plan will also constitute approval of the Stock Option Plan. The Stock Option Plan will be adopted as part of the Plan.

VIII.           APPLICABILITY OF FEDERAL AND OTHER SECURITIES
LAWS TO THE NEW COMMON STOCK AND NEW WARRANTS AND
GUARANTEED SENIOR NOTES TO BE DISTRIBUTED UNDER THE PLAN

A.          New Common Stock, the New Warrants and the New Guaranteed Senior Notes to be Issued Under the Plan.

In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and state securities and “blue sky” laws afforded by Section 1145 of the Bankruptcy Code, the New Common Stock, the New Warrants and the New Guaranteed Senior Notes to be issued on the Effective Date to Holders of Allowed Claims in the Classes indicated pursuant to the Plan, will not need to be registered under the 1933 Act or any state securities or “blue sky” laws. Accordingly, shares of the New Common Stock, the New Warrants and the New Guaranteed Senior Notes issued to Holders of Allowed Claims in such Classes pursuant to the Plan may be resold by any Holder without registration under the 1933 Act or other Federal securities laws pursuant to the exemption provided by Section 4(l) of the 1933 Act, unless the Holder is an “underwriter” with respect to such securities, as that term is defined in the Bankruptcy Code (a “Statutory Underwriter”). In addition, such securities generally may be resold by the recipients thereof without registration on the state level pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued to Holders of Allowed Claims under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under Federal or state law in any given instance and as to any applicable requirements or conditions to the availability thereof.

Section 1145(b) of the Bankruptcy Code defines a Statutory Underwriter for purposes of the 1933 Act as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (ii) offers to sell securities issued under a plan for the Holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities or (iv) is a controlling person of the issuer of the securities, in this case, the Reorganized Debtor.

Entities deemed to be Statutory Underwriters may be able to sell securities without registration pursuant to the provisions of Rule 144 under the 1933 Act which, in effect, permits the public sale of securities received pursuant to the Plan by Statutory Underwriters subject to the availability of public information concerning the Reorganized Debtor’s volume limitations, holding periods and certain other conditions. Entities who believe they may be Statutory Underwriters under the definition contained in Section 1145 of the Bankruptcy Code are advised to consult their own counsel with respect to the availability of the exemption provided by such Rule.

Pursuant to the Plan, certificates evidencing shares of New Common Stock, New Warrants and New Guaranteed Senior Notes received by Holders who may be “affiliates” including, without limitation, recipients of the New Management Shares, or “underwriters” under the Securities Act (as determined in the reasonable discretion of the Board of Directors of the Reorganized Debtor) will bear a legend substantially in the form below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES

LAWS OR UNLESS IMPSAT FIBER NETWORKS, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

B.          Registration Rights.

Pursuant to a Registration Rights Agreement, the Debtor has agreed, with respect to any Holder of a Claim who is a Statutory Underwriter, to register under the 1933 Act the New Common Stock issued on the Effective Date, as well as upon conversion of the New Guaranteed Senior Notes, the New Warrants and New Guaranteed Senior Notes to be issued pursuant to the Plan. The New Guaranteed Senior Notes, New Warrants, and the Common Stock subject to the Registration Rights Agreement are herein referred to as the “Registrable Securities.”

The Registration Rights Agreement requires the Debtor, as soon as practicable (but in no event later than 60 days) after the Effective Date, to use its best efforts to cause to be filed a shelf registration statement providing for the sale by the Holders of all of the Registrable Securities and to have such shelf registration statement declared effective by the SEC. The Debtor will agree to use its best efforts to keep the shelf registration statement continuously effective until the Holders no longer hold any Registrable Securities or such shorter period that terminates when all of the Registrable Securities covered by the shelf registration statement have been sold pursuant to its terms. The Debtor further will agree to supplement or amend the shelf registration statement if required by the rules, regulations or instructions applicable to the registration form used by the Debtor for such shelf registration statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such shelf registration statement to become usable as soon as thereafter practicable.

IX.          RISK FACTORS TO BE CONSIDERED

HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

The ultimate recoveries under the Plan to Holders of Claims will depend upon the realizable value of the New Common Stock and the Reorganized Debtor’s ability to pay amounts due and owing under the New Guaranteed Senior Notes in accordance with their terms. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. Prior to voting on the Plan, each Holder of a Claim should carefully consider the risk factors specified or referred to below.

(a)          Significant Holders.

Upon the consummation of the Plan, certain Holders of Claims will receive distributions of shares of New Common Stock or of securities convertible into or exercisable for such New Common Stock. If Holders of significant numbers of shares of New Common Stock were to act as a group, such Holders may be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. The concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtor and, consequently, affect the value of the New Common Stock.

Further, the possibility that one or more of the Holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock in a short period of time may adversely affect the market price of the New Common Stock.

(b)          Lack of Established Market for New Common Stock.

The New Common Stock will be issued to pre-Petition Date creditors, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Common Stock, nor is it known whether or when one would develop. There can be no assurance that an active market will develop therefor. Further, there can be no assurance to the degree of price volatility in a such market. No assurance can be given as to the market prices that will prevail for the New Common Stock following the Effective Date.

(c)          Lack of Established Market for New Guaranteed Senior Notes.

The New Guaranteed Senior Notes will be issued to pre-Petition Date creditors, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Guaranteed Senior Notes, nor is it known whether or when one would develop. There can be no assurance that an active market will develop therefor. Further, there can be no assurance to the degree of price volatility in any such market.

(d)          Dividend Policies.

The Reorganized Debtor does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in any future financing facility to which the Reorganized Debtor may be a party may limit the ability of the Reorganized Debtor to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New Common Stock.

(e)          Projected Financial Information.

The projected financial information included in this Disclosure Statement is dependent upon the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future operations of the Reorganized Debtor’s business, and certain assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of the Reorganized Debtor. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of the Reorganized Debtor. Although the Proponent believes that the Projections are attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (“AICPA”) OR THE FINANCIAL ACCOUNTING STANDARDS BOARD (“FASB”). FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED OR REVIEWED BY THE DEBTOR’S INDEPENDENT ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH CONSIDERED REASONABLE BY THE

PROPONENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE REORGANIZED DEBTOR AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS AND DO NOT CONSTITUTE A REPRESENTATION OR WARRANTY BY THE DEBTOR, OR ANY OTHER PERSON OR ENTITY, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

(f)          Potential Need for Additional Financing.

The Debtor’s Projections contemplate a $20 million financing in 2005 for working capital purposes, regarding which there also can be no assurances that such financing will be achieved. In addition, the New Guaranteed Senior Notes to be issued under the Plan must be repaid, or refinanced, upon the maturity date of such notes eight (8) years after the Effective Date. The Debtor anticipates that it may be required to refinance all or a portion of such indebtedness at such time in order to repay the New Guaranteed Senior Notes because it may not have sufficient internally-generated funds to do so. In such event, the Debtor anticipates it would be able to arrange refinancing by means of the issuance of debt or the infusion of equity at such time. However, there can be no assurances that any such refinancing will be achieved. In such event, the Holders of the New Guaranteed Senior Notes will be entitled to enforce their rights and remedies under the New Guaranteed Senior Notes.

(g)          Economic and political conditions in Latin America pose numerous risks to the Debtor’s operations.

Substantially all of the Debtor’s revenues are derived from operations in Latin America. During 2000 and 2001, the Debtor derived approximately 46.1% and 40.2% of the Debtor’s consolidated net revenues from services provided by IMPSAT Argentina, approximately 21.8% and 20.4% by IMPSAT Colombia and approximately 11.1% and 14.1% by IMPSAT Brazil. The Debtor, through its subsidiaries, also has operations in Venezuela, Mexico, the United States, Ecuador, Chile and Peru. Other than the United States, each country where the Debtor has significant operations has experienced political and economic instability in recent years. Moreover, as events in the Latin American region have demonstrated, negative economic or political developments in one country in the region can lead to or exacerbate economic or political crises elsewhere in the region. Furthermore, events in recent years in other developing markets have placed pressures on the stability of the currencies of a number of countries in Latin America, including Argentina, Brazil, Colombia and Venezuela. Continued pressures on the local currencies in the countries in which the Debtor operates are likely to have an adverse effect on many of the Debtor’s customers, which could in turn adversely affect the Debtor. Volatility in regional currencies and capital markets has also had an adverse effect on the Debtor’s ability and that of the Debtor’s customers to gain access to international capital markets for necessary financing and refinancing. A lack of international capital sources for emerging market borrowers could have a material adverse effect on the Debtor and many of the Debtor’s customers.

According to published reports, during 2001, Argentina’s GDP fell by 4.5%, while Brazil experienced 1.5% growth in GDP. Colombia’s and Venezuela’s GDP grew by 1.4% and 4.5%, respectively, in 2001. Published reports have forecasted 2002 GDP contractions of 15% for Argentina and 4.6% for Venezuela, and 2002 GDP growth of 2% for Brazil and 1-2% for Colombia. The Debtor does not expect fundamental improvements in macroeconomic conditions in Latin America in the short term.

(h)          Argentina faces a severe political and financial crisis.

A significant portion of the Debtor’s operations, properties and customers are located in Argentina. Revenues from services from the Debtor’s Argentine operations, acting through IMPSAT Argentina, for each of 2000 and 2001 represented approximately 46.1% and 40.2% of the Debtor’s consolidated net revenues from services during those years. Accordingly, the Debtor’s financial condition and results of operations depend to a significant extent on macroeconomic and political conditions prevailing from time to time in Argentina. The Argentine economy has experienced significant volatility in recent decades, characterized by periods of low or negative growth and high and variable levels of inflation.

In the fourth quarter of 1998, the Argentine economy entered into a recession that caused the gross domestic product to decrease by 3% in 1999, 0.5% in 2000, and 4.5% in 2001. Beginning in the second half of 2001, Argentina’s recession worsened significantly, precipitating a severe political and economic crisis. In December 2001, the Argentine government introduced a partial freeze on bank deposits, which resulted in widespread political protests and social disturbances and the resignation of Argentina’s then president, Fernando de la Rua. Such protests and disturbances have persisted as the Argentine economy has continued to deteriorate rapidly.

Argentina is currently trying to negotiate a multibillion-dollar financial aid package from the International Monetary Fund to help overcome that country’s debilitating economic crisis. To date, the IMF and other multilateral and official sector lenders have indicated an unwillingness to provide financial aid until a sustainable economic program has been presented. It is unclear whether Argentina’s current president, Eduardo Duhalde, will be able to complete his term or, even if he is able to remain in power, whether he will have the necessary support to implement the reforms required to restore economic growth and public confidence. The rapid and radical nature of the recent changes in the Argentine social, political, economic and legal environment and the absence of a clear political consensus in favor of the new government or any particular set of economic policies, have created an atmosphere of great uncertainty. As a result, virtually all commercial and financial activities have been paralyzed, further aggravating the economic recession that precipitated the current crisis. These conditions have had, and can be expected to continue to have, a material adverse effect on IMPSAT Argentina’s and the Debtor’s overall financial condition and results of operations.

(i)          The political and financial crisis has resulted in the devaluation of the Argentine peso.

In late December 2001, Argentina’s ongoing political and financial crisis deepened and the country defaulted on its massive foreign debt. In early January 2002, the government of President Eduardo Duhalde, who came into office on New Year’s Day, abandoned the decade-old fixed peso-dollar exchange rate and permitted the peso to float freely against the U.S. dollar. The peso free market opened on January 11, 2002 and traded at 1.65 pesos to the U.S. dollar and has been volatile since. At September 30, 2002, the exchange rate was 3.75 pesos to the U.S. dollar. The devaluation of the Argentine peso affects the Debtor’s consolidated financial statements by generating foreign exchange transaction gains or losses on peso-denominated monetary assets and liabilities of IMPSAT Argentina and will generally result in a decrease, in U.S. dollar terms, in the Debtor’s revenues, costs and expenses in Argentina.

During December 2001, the Argentine government instituted a system for the freezing of the deposits in its financial system. In February 2002, these measures led to, among other things, the “ pesification” decree. Generally, this decree mandates that all monetary obligations arising from agreements subject to Argentine law denominated in foreign currency and existing as of January 6, 2002 are mandatorily converted into monetary obligations denominated in pesos at an exchange rate of one U.S. dollar to one peso. Such obligations generally may be adjusted pursuant to an index called the “coeficiente de estabilización de referencia” (“CER”), to be published by the Argentine central bank, which is based on the Argentine consumer price index. Under the “pesification” decree, after the foreign currency denominated contracts are converted to pesos (at the one peso to one U.S. dollar rate), the contracts may be privately renegotiated by the parties back into foreign currency denominated terms. Under the “pesification” decree if a contract governed by Argentine law is entered into after the decree’s enactment, that contract may be denominated in either U.S. dollars or pesos. However, if the parties choose to denominate the new contract in pesos, payments under that contract are not entitled to be adjusted according to the CER or any other consumer price index. Contracts denominated in pesos before the decree continue to be denominated in pesos, unaffected by the decree. Finally, the decree provides that if the value of the goods sold or services rendered is higher or lesser than the price payable after the mandatory “pesification,” either party may request an “equitable adjustment” of such price. If the parties do not agree on the “equitable adjustment,” the dispute is to be settled by the courts, which will attempt to preserve the contractual agreement between the parties. The devaluation and the “pesification” of agreements of the Debtor’s company governed by Argentine law may have adverse, unknown and unforeseeable effects on the Debtor.

Since the “pesification” decree, IMPSAT Argentina’s customer contracts and operating cash inflows are now predominantly denominated in pesos. However, IMPSAT Argentina’s debt service payments and a significant portion of its costs (including capital equipment purchases and payments for certain leased satellite and terrestrial capacity) remain denominated and payable in U.S. dollars. Accordingly, the Debtor’s financial condition and results of operations in Argentina are dependent upon IMPSAT Argentina’s ability to generate sufficient pesos (in U.S. dollar terms) to pay its costs, expenses and to satisfy its debt service requirements. Because of the recent nature of these events and the significant uncertainties regarding the extent and duration of the devaluation and the direction of the fiscal policies in Argentina, management cannot presently determine or reasonably estimate the impact a continued economic crisis in that country could possibly have on IMPSAT Argentina’s and the Debtor’s overall cash flows, financial condition, and results of operations.

Numerous uncertainties exist surrounding the ultimate resolution of Argentina’s economic and political instability and actual results could differ from those estimates and assumptions utilized. The Argentine economic and political situation continues to evolve and the Argentine government may enact future regulations or policies that, when finalized and adopted, may adversely and materially impact, among other items: (i) the realized revenues the Debtor receives for services offered in Argentina; (ii) the timing of repatriations of any dividends or other cash flows from IMPSAT Argentina to the Debtor in the United States; (iii) the Debtor’s asset valuations; and (iv) the Debtor’s peso-denominated monetary assets and liabilities.

(j)          Brazilian economic and political conditions may have a direct impact on the Debtor’s operations.

The Debtor’s operations in Brazil, which commenced in 1998, are less developed than in several of the Debtor’s other main countries of operation. However, Brazil, as the largest country and economy in Latin America, represents a significant existing and potential market for the Debtor. The Debtor, acting through IMPSAT Brazil, has expanded its operations in Brazil since that subsidiary’s inception. Revenues from services from the Debtor’s Brazilian operations for 2000 and 2001 represented approximately 11.1% and 14.1%, respectively, of the Debtor’s consolidated net revenues from services for such periods. For 2001, the Debtor’s operations in Brazil represented the third largest source of revenues among the nine countries in which the Debtor operates. Accordingly, the Debtor’s operations in Brazil subject the Debtor’s financial condition and results of operations to various additional economic and political risks.

The Brazilian government has frequently intervened in the Brazilian economy and occasionally makes drastic changes in policy. The Brazilian government’s actions to control inflation and effect other policies have often involved wage and price controls, currency devaluations, capital controls and limits on imports, among other things. The first round of the presidential elections took place on October 6, 2002. The left-wing candidate, Luiz Inacio Lula da Silva received a plurality of the votes cast and is generally expected to ultimately win the second round scheduled for October 27, 2002. A change in the executive branch in Brazil that results in a divergence from the economic and fiscal policies currently being pursued by the administration of Brazil’s incumbent president, Mr. Fernando Henrique Cardoso, could have an adverse effect on the Brazilian economy and the Debtor’s company’s financial condition and results of operation.

The Debtor’s business, financial condition and result of operations in Brazil may be adversely affected by changes in policy involving factors outside of the Debtor’s control, such as:

monetary and fiscal policies;

currency fluctuations;

energy shortages;

the outcome of Brazil’s presidential election scheduled for October 2002; and

other political, social and economic developments in or affecting Brazil.

Historically, the Brazilian government has intervened in the economy by devaluing the currency and imposing exchange, wage and price controls. In early 1999, the Brazilian government allowed the real to float freely, resulting in a 38% devaluation against the U.S. dollar from January 14, 1999 through to December 31, 2000. During 2001, Brazil’s currency experienced further significant devaluations against the U.S. dollar. These and prior devaluations have had a negative effect on the Debtor’s real-denominated revenues. In addition, currency devaluations can also create inflationary pressures. Inflation itself, as well as some governmental measures to combat inflation, have had significant negative effects on the Brazilian economy in the past. Although the Argentine economic crisis has so far not significantly affected the Brazilian securities market or economy, because of the size and nature of Brazil’s trading relationship with Argentina, the possible expectation of corresponding risks in Brazil by foreign investors and the developing nature of the Argentine economic crisis, economic and market conditions for companies with material Brazilian operations, such as the Debtor’s, could nevertheless be adversely affected by events in Argentina.

IMPSAT Brazil’s results have been affected by the devaluation of the Brazilian real against the U.S. dollar. At December 31, 2000, the real traded at a rate of R$1.95 = $1.00. The real depreciated during 2001, reaching a low of R$2.78 =$ 1.00 during the third and fourth quarters of that year, and closing at R$2.32 = $1.00 at December 31, 2001. This vola tility eroded IMPSAT Brazil’s revenues by approximately $3.0 million during 2001. At September 30, 2002, the real traded at a rate of R$3.90 = $1.00. The devaluation of the real and the decline in growth in the Brazilian economy have been caused in part by the continued recession in the region, a general aversion to emerging markets by foreign direct and financial investors and the overall decline in worldwide economic production. In addition, fears have mounted in the international investor community that the left-wing candidate, Luiz Inacio Lula da Silva, if elected as President, could cause Brazil to alter its policies in a manner that would adversely affect its economy. These conditions have, and can be expected to continue to have, a material adverse effect on IMPSAT Brazil’s and the Debtor’s overall financial condition and results of operations.

(k)          The Debtor is vulnerable to currency fluctuations, devaluations and restrictions that may increase the Debtor’s losses and cause fluctuations in the Debtor’s operating results.

A significant portion of the costs of the Debtor and its subsidiaries, including lease payments for certain satellite and fiber optic capacity, purchases of capital equipment, and payments of interest and principal on the indebtedness of the Debtor and its subsidiaries, is payable in U.S. dollars. The results of operations and financial conditions are therefore vulnerable to currency devaluations. Following the “pesification” decree, the Debtor’s contracts that were governed by Argentine law, denominated in foreign currency and existing as of January 6, 2002 were mandatorily converted into monetary obligations denominated in pesos at an exchange rate of one U.S. dollar to one peso, subject to adjustment pursuant to the CER consumer price index. In Brazil, the Debtor’s customer contracts cannot be denominated in U.S. dollars or linked to the exchange rate between the Brazilian real and the U.S. dollar, although the Debtor is permitted to amend the pricing of the Debtor’s services for the Debtor’s long-term telecommunications service contracts with the Debtor’s customers annually based on changes in the consumer price index in Brazil for the prior year. The inflation adjustment provisions in these laws do not eliminate completely the currency exchange risk facing the Debtor’s operations in Argentina and Brazil. For example, contracts entered into between Argentine parties after the “ pesification” decree’s enactment that are initially denominated in pesos may not thereafter be adjusted according to the CER or any other consumer price index. Also, changes in the consumer price indices in Argentina and Brazil may lag or be lower than changes in the exchange rate between the Argentine and Brazil local currency and the U.S. dollar and therefore may not fully allow the Debtor to address the impact of a devaluation of those currencies against the U.S. dollar. The Debtor’s operations through its subsidiaries in Argentina and Brazil represented a significant proportion of the Debtor’s consolidated net revenues in 2001, and this can be expected to continue to increase in future periods in connection with the progression of the Debtor’s operations in Brazil and the further development of the Debtor’s Broadband Network. Accordingly, the Debtor’s operations in Argentina and Brazil have exposed the Debtor, and will increase the Debtor’s exposure, to exchange rate risks.

Except in Argentina (since the “pesification” decree, to the extent discussed above) and Brazil, the contracts of the Debtor and its subsidiaries with customers generally provide for payment in U.S. dollars or for payment in local currency linked to the exchange rate between the local currency and the U.S. dollar at the time of invoicing. Accordingly, inflationary pressures on local economies in the other countries in which the Debtor operates did not have a material effect on the Debtor’s revenues during 2001. However, given that the exchange rate is generally set at the date of invoicing and that the Debtor in some cases experiences substantial delays in collecting receivables, the Debtor’s operations in those other countries are also exposed to exchange rate risk.

Substantial or continued devaluations in local currencies relative to the U.S. dollar could have a material adverse effect on the ability of the Debtor’s customers to absorb the costs of a devaluation. This could result in the Debtor’s customers seeking to renegotiate their contracts with the Debtor or, failing satisfactory renegotiation, defaulting on or canceling their contracts. The Debtor’s competitors and potential future competitors, including the PTOs and large, multinational telecommunications companies, may be less exposed to currency risk or may be better able to hedge their currency risk and could thereby gain a relative competitive advantage in the event of a currency devaluation. In addition, Latin American economies have experienced shortages in foreign currency reserves and restrictions on the ability to expatriate local earnings and convert local currencies into U.S. dollars. Currency devaluations in one country may have adverse effects in another country.

(l)          The Debtor’s earnings will deteriorate if the Debtor cannot collect on the Debtor’s customer accounts.

The Debtor provides trade credit to its customers in the normal course of business. As of September 30, 2002, approximately 39.5% of the Debtor’s gross accounts receivable were past due more than six months. The Debtor recorded a provision for doubtful accounts of $16.8 million in 2001 compared to $4.8 million for 2000. At September 30, 2002, the Debtor’s provision for doubtful accounts covered approximately 88.2% of its gross trade accounts receivable past due more than six months. As the Debtor’s business increases with small and medium customers and as economic contractions continue in the Debtor’s principal countries of operation, the Debtor may experience an increase in irrecoverable accounts receivable. The Debtor anticipates that the Debtor could also experience an increase in the Debtor’s irrecoverable accounts receivables due to the ongoing political and financial crisis in Argentina and its adverse impact on the creditworthiness and solvency of the Debtor’s customers and its potential adverse effects on the Debtor’s customers in neighboring countries. In response to the devaluation of the peso following the Argentine government’s adoption of the floating exchange rate system in January 2002, and the depreciation of IMPSAT Argentina’s accounts receivable (in U.S. dollar terms) as a result of the “pesification” decree, the Debtor has remeasured IMPSAT Argentina’s financial position and results of operations for 2001 using the first subsequent free-floating rate for the settlement of transactions (which was 1.65 pesos = $1.00). This resulted in a remeasurement loss of approximately $16.5 million, which is included in IMPSAT Argentina’s (and the Debtor’s consolidated) net loss on foreign exchange for 2001. For each quarter during future periods, the Debtor will record an additional remeasurement charge if the peso continues to devalue against the U.S. dollar during the quarter. Anticipated difficulties in collecting amounts due from the Debtor’s Argentine customers during coming periods could have a material adverse effect on the Debtor’s business, results of operations and financial condition.

(m)          The Debtor has a history of incurring losses that may make it difficult to fund the Debtor’s future operations.

The Debtor commenced commercial operations in 1990 and has experienced rapid growth, increasing its annual revenues from $8.2 million in 1991 to $128.4 million in 1996 and $326.5 million in 2001. The Debtor recorded net losses of $34.0 million in 1998, $131.5 million in 1999, $154.1 million in 2000, and $715.3 million in 2001. Increased competition, adverse economic conditions in the Debtor’s countries of operation and other factors have negatively affected the Debtor’s rates of revenue growth and expansion. As a result, the Debtor’s revenue growth has not produced results capable of funding its operations and repaying its indebtedness when due. The Debtor expects its significant net losses to continue. The capital markets are currently not available to the Debtor. The Debtor needs to raise additional financing and/or to restructure its balance sheet. It is unlikely that the Debtor will be able to obtain additional financing without successful consummation of the Plan, and there is no assurance that it will be able to successfully restructure the its balance sheet. If the Debtor is unable to restructure its balance sheet, obtain additional financing and achieve and sustain profitability, the Debtor will be unable to fund its operating requirements and meet its debt obligations as they come due. Further, to the extent any creditor of a Non-debtor Subsidiary, including without limitation any creditor of the Debtor holding a Contingent Guarantee Claim who votes to reject the Plan, seeks to enforce their remedies directly against such Non-debtor Subsidiary so as to initiate or cause a financial collapse/liquidation of such Non-debtor Subsidiary, the Debtor may be unable to realize sufficient cash revenues to sustain its business.

(n)          The Debtor’s future success depends upon the Debtor’s ability to implement and manage the Debtor’s resources effectively.

The Debtor’s future success will require the Debtor and its subsidiaries to continue to implement and improve the operating, financial and accounting systems and to hire, train and manage new employees. Among other things, the continued development of the Debtor’s business will also depend upon the Debtor’s ability to directly, or through its subsidiaries:

successfully exploit the Debtor’s Broadband Network and implement related strategies;

design and effectively market integrated private telecommunications services;

secure financing;

install telecommunications infrastructure;

obtain any required government authorizations or licenses as the telecommunications sector continues to deregulate; and

attract and retain qualified employees.

In addition, the Debtor must directly or indirectly perform these tasks in a timely manner, at reasonable costs and on satisfactory terms and conditions. Failure to effectively manage the Debtor’s resources could have a material adverse effect on its business, results of operations and financial condition.

The Debtor cannot provide any assurance that it will be successful or timely in developing and marketing service enhancements or new services that respond to technological change, changes in customer requirements and emerging industry standards.

(o)          The Debtor faces numerous risks that could adversely affect the Debtor’s Broadband Network strategy.

The Debtor’s operation of the Broadband Network, which likely will include the expansion into new services for the Debtor’s business customers, will involve:

regulatory risks, including obtaining the appropriate licenses;

interconnection difficulties;

capital expenditures; and

competition from large, well-financed international telecommunications carriers (such as AT&T, Telecom Italia, and Spain’s Telefonica S.A., among others).

The Debtor’s operation of the Broadband Network may have a negative impact on the Debtor’s results of operations, at least over the short term.

(p)          The Debtor’s ability to obtain new capital that it might require in the future may be negatively affected by its present restructuring efforts.

The Debtor’s future capital requirements will depend upon many factors, including:

the cost, timing and extent of upgrading or maintaining the Debtor’s networks and services;

the Debtor’s enhancement and development of services, directly or through its subsidiaries;

the Debtor’s ability to react to developments in the industry, including regulatory changes;

the status of competing services; and

the results of operations of the Debtor and its subsidiaries.

The Debtor may need to adapt the Broadband Network to respond to:

requests by customers of the Debtor and its subsidiaries for coverage of the Debtor’s Broadband Network beyond its existing footprint;

changes in the Debtor’s customers’ service requirements; and

technological advances by the Debtor’s competitors.

The Debtor may require additional financial, operational and managerial resources to expand or adapt the Broadband Network. If the Debtor is unable to expand or adapt the Broadband Network to respond to these developments on a timely basis and at a commercially reasonable cost, then the Debtor’s business will be materially adversely affected. In light of the Debtor’s current financial condition and the political and economic crises in Argentina, the Debtor does not anticipate having the ability to make capital expenditures during 2002 to expand or enhance significantly the Broadband Network. The Debtor’s inability to make such expenditures could have an adverse effect on its customer retention and expansion.

(q)          The Debtor is negatively impacted by Global Crossing’s insolvency.

The Debtor and certain of its subsidiaries are parties to a series of agreements with several subsidiaries of Global Crossing Ltd. for the provision of telecommunications services. Pursuant to those agreements, which were initially signed in 1999, the Debtor has constructed a terrestrial portion of Global Crossing’s South American network between landing points on the Atlantic Ocean in Argentina and the Pacific Ocean in Chile, granted Global Crossing a series of indefeasible rights of use (IRU) over ducts and dark fiber on the Debtor’s Broadband Network in Argentina, Brazil and Peru, provided Global Crossing with collocation space and related services in the Debtor’s data centers in Argentina, Brazil, Chile, Venezuela and Peru and provided Global Crossing with maintenance services for their telecommunications assets in Latin America. In addition, the Debtor acquired IRU and leased capacity on Global Crossing’s South American undersea fiber optic cable system in order to connect the Debtor’s Broadband Network with other parts of Latin America and the world.

In January 2002, Global Crossing Ltd. filed for protection under Chapter 11 of the U.S. Bankruptcy Code. At September 30, 2002, Global Crossing was in default for a total of $3.1 million invoiced to them by the Debtor during the second half of 2001 and the first three quarters of 2002. In October 2002, the Debtor submitted invoices for a total of $2.6 million for services to be rendered under its agreements with Global Crossing for the fourth quarter of 2002. In addition, Global Crossing has defaulted on the payment of approximately $2.9 million due in the second quarter of 2002 for telecommunications services to be provided by the Debtor’s subsidiaries. Although the Global Crossing subsidiaries that have amounts outstanding to the Debtor were not originally included in Global Crossing Ltd.’s Chapter 11 filing, during August 2002 Global Crossing Ltd. amended its Chapter 11 proceeding to include its subsidiaries that are counterparties to the agreements with the Debtor.

The difficulties being experienced by Global Crossing, including Global Crossing’s Chapter 11 proceeding, could have an adverse effect on the Debtor’s financial condition and operations. At a minimum, Global Crossing’s bankruptcy proceedings are likely to cause delays in the Debtor’s receipt of amounts due to it from Global Crossing. In addition, Global Crossing could seek, in the applicable bankruptcy proceedings, to reject the contracts or to make claims against the Debtor in connection with such contracts. In the event of a rejection of any of the contracts by Global Crossing, any damages that the Debtor might have in respect of such rejected contracts would be treated as claims in the applicable Global Crossing bankruptcy proceedings, which claims may not realize any meaningful recovery to the Debtor. In that regard, in connection with Global Crossing’s filing at the end of August 2002 of certain of its subsidiaries, Global Crossing has indicated its intent to reject at least one of its agreements with the Debtor, pursuant to which agreement IMPSAT Colombia had agreed to lease space in its telehouse in Bogota, Colombia to Global Crossing.

To link the Debtor’s Broadband Network to other parts of Latin America and the world, the Debtor, through certain of its subsidiaries, has secured IRU capacity on Global Crossing’s undersea digital fiber optic cable systems (and associated terrestrial capacity) between the United States and Latin America, including Global Crossing’s South American network. Global Crossing has filed for protection under Chapter 11 of the U.S. Bankruptcy Code. If Global Crossing is unable to successfully restructure its balance sheet, it could be forced to liquidate its assets. If Global Crossing were to sell or terminate its South American operations as part of its bankruptcy proceedings, it is unclear what rights the Debtor would have to continue to utilize the IRUs that the Debtor has purchased from Global Crossing. It is possible that the Debtor’s or its subsidiaries’ agreements with Global Crossing would be terminated, and the Debtor would need to seek substitute sources of IRU or other capacity from competing undersea fiber optic systems to link the Debtor’s operations, including the Debtor’s Broadband Network, to other parts of Latin America and the world. There can be no assurance that such substitute capacity would be available to the Debtor on acceptable terms or at all. If the Debtor was required to acquire such substitute capacity, the Debtor believes that the Debtor’s operations would be adversely affected for the period in which the Debtor reconfigured its telecommunications network. In addition, the Debtor would be required to incur additional costs for such capacity that are not currently included in its operating and capital expenditures budgets. The occurrence of these circumstances would have a material adverse effect on the business, results of operations and financial condition of the Debtor and its subsidiaries.

(r)          The Debtor’s failure to acquire, integrate and operate new technologies could harm its competitive position.

The telecommunications industry is characterized by rapid and significant technological advancements and the introduction of new products and services. The Debtor does not possess significant intellectual property rights with respect to the technologies it uses and is dependent on third parties for the development of and access to new technology. In addition, the Debtor, through its Non-debtor Subsidiaries, generally owns the customer premises equipment used to provide the Debtor’s services and the Debtor owns the fiber optic networks, including switching equipment, that constitute the Broadband Network. Therefore, technological changes that render the Debtor’s equipment and the Broadband Network out of date, less efficient or more expensive to operate than newer equipment could require the Debtor to incur substantial increases in capital expenditures to upgrade or replace such equipment.

The Debtor cannot predict the effect that technological changes, such as changes relating to emerging wireline and wireless transmission technologies and the use of the Internet for traditional voice, data or other broadband services, will have on its business. In addition, it is impossible for the Debtor to predict with any certainty which emergent technology relevant to its business will prove to be the most economic, efficient or capable of attracting new customers. A reduction in the demand for data transmission services or a failure by the Debtor to obtain and adapt to new technology in the Debtor’s markets could have a material adverse effect on its ability to compete successfully.

(s)          The Debtor faces significant competition in Latin America.

The telecommunications industry in Latin America is highly competitive and is generally characterized by low barriers to entry. The Debtor expects that competition in the industry will maintain its intensity. The Debtor competes on the basis of its experience, quality, customer service, range of services offered and price.

The Debtor has experienced pricing pressure for some of its services in its more mature markets, and the Debtor expects to continue to face pricing pressure. The Debtor may further experience declining operating profit margins as the monopoly public telephony operators, or PTOs, in the countries in which the Debtor operates become more competitive and place greater emphasis on data telecommunications.

(t)          PTOs have competitive advantages in the marketplace.

In most of the Debtor’s markets, the Debtor’s principal competitor is the local PTO or an affiliate of the local PTO. The PTOs generally have significant competitive advantages. These advantages generally include:

close ties with national regulatory authorities;

control over connections to local telephone lines;

ability to subsidize competitive services with revenues generated from services they provide on a monopoly or duopoly basis; and

reluctance of regulators to adopt policies and grant regulatory approvals that will result in increased competition.

For example, the Debtor’s principal competitors in Argentina are Telecom Soluciones S.A. and Advance Telecomunicaciones S.A., which are data transmission companies controlled by Telecom Argentina STET-France Telecom S.A. and Telefonica de Argentina S.A., respectively. Telecom Argentina and Telefonica are the PTOs in Argentina. In Brazil, the Debtor’s principal competitors are Embratel and Telemar. Telecom Colombia, a state owned PTO, is the Company’s principal competitor in Colombia.

In the future, the PTOs may devote substantially more resources to the sale, marketing and provision of services that compete with the Debtor, which could have a material adverse effect on the Debtor’s business, results of operations and financial condition.

(u)          International telecommunications carriers have greater resources than does the Debtor.

The Debtor also competes with operators of satellite data transmission networks and terrestrial telecommunications links, and faces competition from large international telecommunications carriers, such as AT&T and Sprint, and from other industry participants. While international telecommunications carriers have focused on long distance telephony services, they may focus on the private telecommunications network systems segment of the telecommunications market as deregulation continues. For example, since the introduction of full competition in Argentina’s long distance telephony in November 2000, these large telecommunications carriers can enter the Argentine telephony market and provide data transmission services. Many of these potential competitors have substantially greater financial and other resources than does the Debtor. In addition, consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry could give rise to significant new competitors. For example, in October 1999, AT&T formed AT&T Latin America by acquiring and merging the operations of FirstCom Corp. (which had operations in Chile, Colombia and Peru), Brazil-based Netstream, and Keytech LD, a local exchange carrier that is licensed to offer wireless, high-speed internet and other telecommunications services in Argentina. AT&T Latin America has operations in Argentina, Brazil, Chile, Colombia and Peru.

(v)          The Debtor’s competitors could take advantage of new or competing technologies to the Debtor’s detriment.

Although the Debtor believes that it Debtor has the flexibility to act quickly to take advantage of any significant technological development, new competing technologies may negatively affect the Debtor’s business. For example, newer technologies such as digital subscriber line, or DSL, significantly enhances the speed of traditional copper lines. DSL or other technologies enable the Debtor’s PTO competitors to offer newer high-speed services without undergoing the expense of replacing their existing copper networks. Widespread use of DSL in the Debtor’s markets could have a material adverse effect on the Debtor’s “last mile” advantage. The Debtor’s telecommunications network services also may face competition from entities that use new or emerging voice and data transmission services or technologies that currently are not widely available in Latin America. Furthermore, competing technologies may gain market and commercial acceptance. If these technologies are successful, they may provide significant long-term competition that could have a material adverse effect on the Debtor’s business, results of operations and financial condition.

(w)          The downturn in the telecommunications industry negatively affects the Debtor.

The regional economic recession has had throughout 2001, and continues to have during 2002, a materially negative impact on the telecommunications industry throughout the world, including in Latin America. The rate at which the industry recovers is critical to the Debtor’s ability to improve overall financial performance. The financial difficulties currently experienced by other participants in the telecommunications industry may result in some of the Debtor’s competitors being able to purchase the assets of these troubled companies at depressed prices. This consolidation could result in multiple smaller competitors being absorbed into relatively few large entities (with significantly greater financial and other resources than the Debtor has, including greater access to financing), thereby increasing the operating profit margin pressures that the Debtor faces. As a result of the Debtor’s financial difficulties, potential customers and suppliers may be unwilling to do business with the Debtor and may prefer to do business with competitors that have greater financial and other resources.

(x)          The Debtor faces regulatory risks and uncertainty with respect to local laws and regulations.

The Debtor’s business is dependent upon the procurement and maintenance of licenses to provide various telecommunications network services in the countries in which the Debtor operates. The Debtor believes that it has all licenses required for the conduct of its current operations. The Debtor expects that those licenses that are subject to expiration will be renewed in due course upon the Debtor’s application to the appropriate authorities. IMPSAT Brazil has applied for, but yet received, a license to provide voice telephony services in Brazil. The Projections assume that IMPSAT Brazil will receive such license and commence telephony services in Brazil commencing in 2003. Any failure or delay in obtaining a telephony license in Brazil could adversely effect the Debtor’s results of operations and financial condition.

Due to the political and economic risks associated with the countries in which the Debtor operates, the Debtor can provide no assurance that it will be able to maintain its licenses in force or that they will be renewed upon their expiration. The loss, or substantial limitation upon the terms, of the Debtor’s licenses could have a material adverse effect on the Debtor’s results of operations. The Debtor cannot assure you that it will succeed in obtaining all requisite regulatory approvals to operate in the countries in which the Debtor may desire to do business.

Local laws and regulations differ significantly among the jurisdictions in which the Debtor operates and in which it may operate in the future. The interpretation and enforcement of these laws and regulations vary and are often based on the informal views of the local ministries which, in some cases, might be subject to influence by the PTOs. The conditions governing the Debtor’s service offerings may be altered by future legislation or regulation. In some of the Debtor’s principal existing and target markets, laws and regulations prohibit or limit the Debtor’s provision of certain telecommunications services.

(y)          Incompatibility of Historical Financial Information.

As a result of the consummation of the Plan and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtor from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the historical financial statements of the Reorganized Debtor set forth elsewhere herein.

X.          CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain United States federal income tax consequences of the Plan to the Debtor, Holders of Old Notes, Holders of Contingent Guarantee Claims and Holders of Equity Interests. The following summary does not address the federal income tax consequences to Holders whose Claims are entitled to reinstatement or payment in full in cash, or are otherwise unimpaired under the Plan.

The following summary is based on the Internal Revenue Code of 1986 (the “Tax Code”), Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”) now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the tax consequences described below.

The potential United States federal income tax consequences of the Plan are complex. Further, the tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below. The Debtor has not requested, nor do they intend to request, a tax ruling from the IRS, nor will any opinion of counsel be obtained by the debtor with respect to the United States federal income tax consequences of the Plan. Consequently, there can be no assurance that the treatment set forth in the following discussion will be accepted by the IRS or a court.

This summary does not address all aspects of United States federal income taxation that may be relevant to a particular Holder in light of such Holder’s individual circumstances. Except to a limited extent, this summary does not address state, local, or foreign tax considerations that may be applicable to the Holder or to the Debtor, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, persons that are, or hold their Allowed Claims or Interests through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, persons who received their Allowed Claims or Interests pursuant to the exercise of an employee stock option or otherwise as compensation and persons holding Allowed Claims or Interests that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). The following discussion assumes that Holders hold their Allowed Claims or Interests as capital assets for United States federal income tax purposes.

As used herein, the term “United States Holder” means a Holder of Old Notes or a Holder of Contingent Guarantee Claims or a Holder of Equity Interests that is (i) a citizen or individual resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income tax purposes regardless of source, or (iv) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. The term “Non-United States Holder” means a Holder of Old Notes or a Holder of Contingent Guarantee Claims or a Holder of Equity Interests that is not a United States Holder.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE PROPONENT AND ITS COUNSEL ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF CONFIRMATION AND CONSUMMATION OF THE PLAN WITH RESPECT TO THE DEBTOR OR TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS NOR ARE THEY RENDERING ANY FORM OF LEGAL OPINION OR TAX ADVICE ON SUCH UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. THE UNITED STATES FEDERAL INCOME TAX LAWS APPLICABLE TO CORPORATIONS IN BANKRUPTCY ARE EXTREMELY COMPLEX AND IN MANY CASES UNCERTAIN. THE FOLLOWING SUMMARY IS NOT EXHAUSTIVE AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. EACH HOLDER IS STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING TAX CONSEQUENCES OF THE PLAN, INCLUDING UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

A.           Certain United States Federal Income Tax Consequences to the Debtor.

The Debtor reported approximately $168.4 million of net operating loss (“NOL”) carryforwards on its United States federal income tax return for the taxable year ended December 31, 2001. Such NOL carryforwards remain subject to examination by the IRS and thus are subject to possible reduction. Moreover, as discussed below, the amount of such NOL carryforwards, and possibly certain other tax attributes (including tax basis in assets held by the Debtor) may be reduced in connection with implementation of the Plan due to the discharge of debt, and could also be subject to significant limitations in future years.

1.           Cancellation of Debt Income.

In general, the discharge of a debt obligation by a debtor for an amount less than the remaining balance of the debt obligation (as determined for federal income tax purposes) gives rise to cancellation of debt (“COD”) income which must be included in the debtor’s gross income, subject to certain statutory or judicial exceptions that apply to limit the amount of COD income, such as an exception for COD income realized where the debtor is in bankruptcy.

The exchange of Old Notes for New Guaranteed Notes – Series A and New Common Stock pursuant to the Plan will result in the cancellation of a portion of the Debtor’s outstanding indebtedness. Under the Plan, the Debtor will realize COD income as follows: (1) the Debtor will realize COD income in an amount equal to the excess of the adjusted issue price of the 2003 Notes (including any accrued but unpaid interest) over the issue price of the New Guaranteed Notes – Series A issued in exchange therefor; (2) the Debtor will realize COD income equal to the excess of the adjusted issue price of the 2005 Notes (including any accrued but unpaid interest) over the fair market value of the New Common Stock issued in exchange therefor; and (3) the Debtor will realize COD income equal to the excess of the adjusted issue price of the 2008 Notes (including any accrued but unpaid interest) over the fair market value of the New Common Stock issued in exchange therefor. Further, the Debtor believes that COD income will be realized by it upon satisfaction of the contingent Guarantee Claims pursuant to the Plan. As discussed below, Section 108 of the Tax Code protects the Debtor from including the realized COD income in gross income; instead, the Debtor will generally be required to reduce its NOLs and, potentially, other tax attributes as provided in the Tax Code. 7

In general, Section 108 of the Tax Code provides that a debtor in bankruptcy is not required to include in its gross income any COD income arising from a discharge of indebtedness in connection with a bankruptcy. Because the Debtor will be under the jurisdiction of the Bankruptcy Court and the debt will be discharged pursuant to a plan approved by the court, the Debtor will not be required to include COD income in its gross income. Instead, the Debtor will be required to reduce certain of its tax attributes – such as current year NOLs, prior year NOLs, capital loss carryforwards, current year capital losses, tax credits and tax basis in assets – by the amount of excluded COD income. Any COD income in excess of the tax attributes available for reduction will have no further effect for federal income tax purposes. A corporation in bankruptcy may elect to apply the required tax attribute reduction to reduce first the basis of its depreciable property to the extent of such basis, with any excess applied next to reduce its NOLs and NOL carryforwards, and then certain other tax attributes. The Debtor has not yet determined whether it will make the election to reduce first the basis of its depreciable property.

2.           Limitation on NOL Carryforwards.

Following the implementation of the Plan, the remaining NOL carryforwards (and certain other tax attributes) of the Debtor, after adjustment for COD income, as described above, allocable to the periods prior to the Effective Date of the Plan, may be subject to the limitations imposed by Section 382 of the Tax Code (“Section 382”).

(a)          General Section 382 Limitation. Under Section 382, if a corporation undergoes an ownership change, the amount of its pre-change NOLs and certain subsequently recognized “built-in” losses and deductions (i.e., losses and deductions that have economically accrued but have not yet been recognized as of the date of the ownership change) that may be utilized to offset future taxable income generally will be subject to an annual limitation (the “Section 382 annual limitation”). An “ownership change” is generally defined as more than a 50 percentage point change in ownership of the corporation during a three-year (or shorter) testing period. As a general rule, the Section 382 annual limitation equals the product of the value of the corporation’s outstanding stock immediately before the ownership change (with certain adjustments) and the applicable “long-term tax-exempt rate.” A corporation must meet

7  In addition, the forgiveness by any Holder of a Contingent Guarantee Claim in connection with the Subsidiary Debt Restructuring of all accrued and unpaid interest owing to it under its applicable Financing Agreement will result in COD income pursuant to the applicable tax laws in Argentina and Brazil. Notwithstanding, so long as the Effective Date of the Plan occurs prior to December 31, 2002, the Debtor believes that it will have sufficient current and/or carryforward losses such that no Argentine or Brazilian income tax will be due as a result of the Subsidiary Debt Restructuring.

certain continuity of business requirements for at least two years following an ownership change in order to preserve the Section 382 annual limitation.

It is believed that the Debtor likely will undergo an ownership change as a result of the implementation of the Plan. If that occurs, the ability of the Debtor to utilize any NOLs that remain after the implementation of the Plan will be subject to the Section 382 annual limitation as described above. However, Section 382(l)(5) of the Tax Code (“Section 382(l)(5)”) provides an exception to the application of the Section 382 annual limitation for corporations that are in bankruptcy. Section 382(l)(5) will apply to the Debtor (unless the Debtor otherwise elects out of Section 382(l)(5) as discussed below) if its historic shareholder and creditors that hold certain “qualified indebtedness” prior to implementation of the Plan will own at least 50% of the total voting power and total value of the Debtor’s stock after implementation of the Plan. If Section 382(l)(5) applies, then the Debtor’s ability to utilize its NOLs arising prior to the Effective Date and built-in losses and deductions (if any) recognized after the Effective Date will not be subject to the Section 382 annual limitation. Instead, Section 382(l)(5) would reduce the Debtor’s pre-change NOLs that may be carried over to a post-change year by any interest deductions claimed during the three taxable years preceding the Effective Date, and during the part of the taxable year prior to and including the Effective Date, in respect of indebtedness exchanged for New Common Stock pursuant to the Plan. In addition, Section 382(l)(5) also provides that any further ownership change of the Debtor within a two-year period will result in complete elimination of the ability to use any of the Debtor’s NOLs incurred prior to the date of the second ownership change.

Section 382 further provides that a corporation in bankruptcy may elect out of Section 382(l)(5) even if the corporation meets all of the requirements thereof. It is believed that the Debtor may qualify for the bankruptcy exception under Section 382(l)(5) but has not yet determined whether it would be advantageous to elect out of Section 382(l)(5). If the Debtor does not qualify for the bankruptcy exception under Section 382(l)(5) or if the Debtor decides to elect out of Section 382(l)(5), then the Debtor may apply Section 382(l)(6) of the Tax Code (“Section 382(l)(6)”) to the ownership change and thereby become subject to the Section 382 annual limitation. However, Section 382(l)(6) would permit the Debtor to value the equity of the corporation for purposes of the Section 382 annual limitation by using the Debtor’s value immediately after the ownership change (i.e., by increasing the value of the old loss corporation to reflect any surrender or cancellation of the creditors’ claims in the bankruptcy). Although using the value of the Debtor immediately after the ownership change may substantially increase the Section 382 annual limitation, the Debtor’s use of any NOLs and built-in losses and deductions (if any) remaining after the implementation of the Plan may still be substantially limited.

(b)          Built-in Gains and Losses. If a loss corporation has a net unrealized built-in gain at the time of an ownership change (determined by taking into account most assets and all items of “built-in” income and deductions), any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular general allowance. On the other hand, if the loss corporation has a net unrealized built-in loss at the time of an ownership change, then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-ownership change loss and will be subject to the annual limitation in the same fashion as pre-ownership change NOLs.

A loss corporation’s net unrealized built-in gain or loss generally will be deemed to be zero unless such gain or loss is greater than the lesser of (i) $10 million or (ii) 15 percent of the fair market value of its gross assets (with certain adjustments) immediately before its ownership change.

The Debtor is currently determining whether it has a built-in gain or loss for Section 382 purposes.

3.           United States Federal Alternative Minimum Tax.

A corporation may incur alternative minimum tax (“AMT”) liability even where NOL carryforwards and other tax attributes are sufficient to eliminate its taxable income as computed under the regular federal income tax. In general, AMT is imposed on a corporation’s alternative minimum taxable income at a 20-percent rate to the extent such tax exceeds the corporation’s regular United States federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular income tax purposes by available NOL carryforwards, only 90 percent of a corporation’s taxable income for AMT purposes may be offset by available NOL carryforwards (as recomputed for AMT purposes). It is therefore possible that the Debtor will be liable for the alternative minimum tax.

In addition, if a corporation undergoes an “ownership change” within the meaning of Section 382 and is in a net unrealized built-in loss position on the date of the ownership change, the corporation’s aggregate tax basis for its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. The application of this provision is unaffected by whether the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of Section 382 applies.

B.           Certain United States Federal Income Tax Consequences to Holders of Old Notes.

The United States federal income tax consequences to Holders of Old Notes who receive New Guaranteed Senior Notes – Series A or New Common Stock in exchange for their Old Notes under the Plan will depend in part on, among other things, (a) the manner in which a Holder acquired such Old Notes, (b) the length of time such Old Notes have been held by the Holder, (c) whether such Old Notes were acquired at a discount, (in which case the market discount rules of the Tax Code may apply to recharacterize a portion of any gain as ordinary income), (d) whether the Holder had previously included in gross income any accrued but unpaid interest with respect to such Old Notes, (e) whether the Holder had previously claimed a bad debt deduction or partial bad debt deduction with respect to such Old Notes, (f) the Holder’s method of tax accounting, and (g) whether the Old Notes and the New Guaranteed Senior Notes – Series A will constitute “securities” of the Debtor for United States federal income tax purposes.

The term “security” is not defined in the Tax Code or in the Treasury Regulations issued thereunder, and has not been clearly defined under judicial decisions. The determination of whether a debt instrument constitutes a “security” depends upon an evaluation of the term and the nature of the debt instrument. Generally, corporate debt instruments with maturities of less than five years when issued do not constitute securities, whereas debt obligations with a maturity at issuance of ten years or more constitute securities. Debt instruments with a term between five years and ten years might be considered securities, depending upon all of the facts of circumstances. Another important factor in determining whether an instrument is a “security” is the extent to which it is subordinated to other liabilities. The more senior the obligation, the less likely it is to be considered a security. Each Holder of Old Notes is urged to consult its tax advisor regarding the status of its Claim, or any portion thereof, as a “security.”

1.           Holders of 2003 Notes Who Receive New Guaranteed Senior Notes – Series A.

It is believed that the receipt of New Guaranteed Senior Notes – Series A in exchange for 2003 Notes pursuant to the Plan should be treated as a “recapitalization” for United States federal income tax purposes. If the 2003 Notes and the New Guaranteed Senior Notes – Series A both constitute securities for United States federal income tax purposes, the Debtor believes that a Holder of 2003 Notes should not recognize either gain or loss with respect to the 2003 Notes surrendered by that Holder pursuant to the Plan. A 2003 Note Holder’s aggregate tax basis in the New Guaranteed Senior Notes – Series A received in the exchange will generally be equal to the aggregate tax basis in its 2003 Notes surrendered in exchange therefor. A 2003 Note Holder will generally take a holding period in the New Guaranteed Senior Notes – Series A received in the exchange equal to the holding period in the 2003 Notes surrendered in exchange therefor. Any accrued market discount or bond premium on the 2003 Notes will carry over to the New Guaranteed Senior Notes – Series A exchanged therefor.

If either the 2003 Notes or the New Guaranteed Senior Notes – Series A do not constitute securities for United States federal income tax purposes, then the receipt of New Guaranteed Senior Notes – Series A in exchange for 2003 Notes should be treated as a taxable exchange to the United States Holders of 2003 Notes. As a consequence, a United States Holder of 2003 Notes should recognize gain or loss on the exchange equal to the difference between the issue price as determined for federal income tax purposes of the New Guaranteed Senior Notes – Series A and the Holder’s adjusted basis in the 2003 Notes exchanged therefor. The determination of “issue price” of a debt instrument is discussed below in the section titled “Original Issue Discount.” The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including those factors discussed above in the first paragraph under this Section X.B. A Holder of New Guaranteed Senior Notes – Series A will take a tax basis in such Notes equal to the issue price as determined for federal income tax purposes. A Holder of Guaranteed Senior Notes – Series A will take a new holding period in such New Notes.

A Holder of 2003 Notes will be treated as receiving an interest payment to the extent that a portion of the New Guaranteed Senior Notes – Series A received is allocable to interest that accrued during the Holder’s holding period on the 2003 Notes exchanged therefor (and was not previously included in the Holder’s gross income). A Holder of 2003 Notes who has not previously included such accrued interest in income should recognize ordinary income with respect to such interest payment. A Holder of 2003 Notes should recognize a deductible ordinary loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

2.           Holders of 2005 Notes Who Receive Shares of New Common Stock of Debtor.

It is believed that the receipt of New Common Stock in exchange for 2005 Notes pursuant to the Plan should be treated as a “recapitalization” for United States federal income tax purposes. If the 2005 Notes constitute securities for United States federal income tax purposes, the Debtor believes that a Holder of 2005 Notes should not recognize either gain or loss with respect to the 2005 Notes surrendered by that Holder pursuant to the Plan. A 2005 Note Holder’s aggregate tax basis in the New Common Stock received in the exchange will generally be equal to the aggregate tax basis in its 2005 Notes surrendered in exchange therefor. A 2005 Note Holder will generally take a holding period in the New Common Stock received in the exchange equal to the holding period in the 2005 Notes exchanged therefor. Any accrued market discount applicable to a 2005 Note should carry over to the New Common Stock received in exchange therefor.

If the 2005 Notes do not constitute securities for United States federal income tax purposes, then the receipt of New Common Stock in exchange for 2005 Notes should be treated as a taxable exchange to a Holder of 2005 Notes. As a consequence, the Holder of 2005 Notes should recognize gain or loss on the exchange equal to the difference between the fair market value of the New Common Stock received and the Holder’s adjusted basis in the 2005 Notes exchanged therefor. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including those factors discussed above under the first paragraph in this Section X.B. A Holder will generally take a tax basis in the New Common Stock equal to fair market value and will take a new holding period in the New Common Stock.

A Holder of 2005 Notes should be treated as receiving an interest payment to the extent that a portion of the New Common Stock received is allocable to interest that accrued during the Holder’s holding period on the 2005 Notes exchanged therefor (and was not previously included in the Holder’s gross income). A Holder of 2005 Notes who has not previously included such accrued interest in income should recognize ordinary income with respect to such interest payment. A Holder of 2005 Notes should recognize a deductible ordinary loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

3.           Holders of 2008 Notes Who Receive Shares of New Common Stock of Debtor.

It is believed that the receipt of New Common Stock in exchange for 2008 Notes pursuant to the Plan should be treated as a “recapitalization” for United States federal income tax purposes. If the 2008 Notes constitute securities for United States federal income tax purposes, the Debtor believes that a Holder of 2008 Notes should not recognize either gain or loss with respect to the 2008 Notes surrendered by that Holder pursuant to the Plan. A 2008 Note Holder’s aggregate tax basis in the New Common Stock received in the exchange will generally be equal to the aggregate tax basis in its 2008 Notes surrendered in exchange therefor. A 2008 Note Holder will generally take a holding period in the New Common Stock received in the exchange equal to the holding period in the 2008 Notes exchanged therefor. Any accrued market discount applicable to a 2008 Note should carry over to the New Common Stock received in exchange therefor.

If the 2008 Notes do not constitute securities for United States federal income tax purposes, then the receipt of New Common Stock in exchange for 2008 Notes should be treated as a taxable exchange to a Holder of 2008 Notes. As a consequence, the Holder of 2008 Notes should recognize gain or loss on the exchange equal to the difference between the fair market value of the New Common Stock received and the Holder’s adjusted basis in the 2008 Notes exchanged therefor. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including those factors discussed above under the first paragraph in this Section X.B. A Holder will take a tax basis in the New Common Stock equal to fair market value and will take a new holding period in the New Common Stock.

A Holder of 2008 Notes should be treated as receiving an interest payment to the extent that a portion of the New Common Stock received is allocable to interest that accrued during the Holder’s holding period on the 2008 Notes exchanged therefor (and was not previously included in the Holder’s gross income). A Holder of 2008 Notes who has not previously included such accrued interest in income should recognize ordinary income with respect to such interest payment. A Holder of 2008 Notes should recognize a deductible ordinary loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full.

4.           Certain United States Federal Income Tax Consequences to Non-United States Holders of Old Notes.

A Non-United States Holder of an Old Note should generally not be subject to United States federal income tax with respect to the receipt of New Guaranteed Senior Notes – Series A or New Common Stock in exchange for its Old Notes pursuant to the Plan unless, among other things, (a) such Holder of an Old Note is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (b) in the case of an individual, such Holder of an Old Note is present in the United States for 183 days or more during the taxable year of the Effective Date, and certain other requirements are met. A Non-United States Holder of an Old Note may, however, be subject to United States federal withholding tax and information reporting to the extent that a portion of the New Guaranteed Senior Notes – Series A or the New Common

Stock is received in respect of accrued but unpaid interest or original issue discount (“OID”) in respect of the Old Note.

C.           Certain United States Federal Income Tax Consequences to Holders of Contingent Guarantee Claims.

The discussion below only applies to the portion of a Holder’s Contingent Guarantee Claim that will be assumed directly by the Debtor immediately prior to the effectiveness of the Plan (the “Assumed Debt Portion”) and that will then be exchanged pursuant to the Plan for either (i) New Guaranteed Senior Notes – Series B and New Warrants, if the Holder of the Contingent Guarantee Claim accepts the Plan, or (ii) New Common Stock, if the Holder of the Contingent Guarantee Claim rejects the Plan.

1.           Holder Receives New Guaranteed Senior Notes – Series B and New Warrants.

It is believed that the receipt of New Guaranteed Senior Notes – Series B and New Warrants in exchange for the Assumed Debt Portion pursuant to the Plan should be treated as a taxable exchange to a United States Holder of a Contingent Guarantee Claim. As a consequence, the Debtor believes that the United States Holder of a Contingent Guarantee Claim should recognize gain or loss on the exchange equal to the difference between (i) the sum of the issue price of the New Guaranteed Senior Notes – Series B and the fair market value of the New Warrants and (ii) the Holder’s adjusted basis in the assumed Debt Portion of its Contingent Guarantee Claim. The determination of “issue price” of a debt instrument is discussed below in the section titled “Original Issue Discount.” The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including among other things, (a) the manner in which a Holder acquired the Contingent Guarantee Claim, (b) the length of time such Contingent Guarantee Claim has been held by the Holder, (c) whether such Contingent Guarantee Claim was acquired at a discount, (in which case the market discount rules of the Tax Code may apply to recharacterize a portion of any gain as ordinary income) (d) whether the Holder had previously included in gross income any accrued but unpaid interest with respect to such Contingent Guarantee Claim, (e) whether the Holder had previously claimed a bad debt deduction or partial bad debt deduction with respect to such Contingent Guarantee Claim, and (f) the Holder’s method of tax accounting. A Holder of a Contingent Guarantee Claim will take a tax basis in the New Guaranteed Senior Notes – Series B equal to the issue price and will take a tax basis in the New Warrants equal to fair market value. Further, a Holder will take a new holding period in the New Guaranteed Senior Notes – Series B and the New Warrants.

2.           Holder Receives New Common Stock.

If a Holder of a Contingent Guarantee Claim rejects the Plan, then the receipt of New Common Stock in exchange for the Assumed Debt Portion should be treated as a taxable exchange to a United States Holder of a Contingent Guarantee Claim. As a consequence, the United States Holder of the Contingent Guarantee Claim should recognize gain or loss on the exchange equal to the difference between (i) the fair market value of the New Common Stock received and (ii) the Holder’s adjusted basis in the Assumed Debt Portion exchanged therefor. The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including among other things, (a) the manner in which a Holder acquired the Contingent Guarantee Claim, (b) the length of time such Contingent Guarantee Claim has been held by the Holder, (c) whether such Contingent Guarantee Claim was acquired at a discount, (in which case the market discount rules of the Tax Code may apply to recharacterize a portion of any gain as ordinary income) (d) whether the Holder had previously included in gross income any accrued but unpaid interest with respect to such Contingent Guarantee Claim, (e) whether the Holder had previously claimed a bad debt deduction with respect to such Contingent Guarantee Claim, and (f) the Holder’s method of tax accounting. A Holder of a

Contingent Guarantee Claim will take tax basis in the New Common Stock equal to fair market value and will have a new holding period in the New Common Stock.

3.           Certain United States Federal Income Tax Consequences to Non-United
States Holders of Contingent Guarantee Claims.

A Non-United States Holder of a Contingent Guarantee Claim who accepts the Plan should generally not be subject to United States federal income tax with respect to the receipt of New Guaranteed Senior Notes – Series B and New Warrants in exchange for the Assumed Debt Portion of the Contingent Guarantee Claim pursuant to the Plan unless, among other things, (a) such Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (b) in the case of an individual, such Holder is present in the United States for 183 days or more during the taxable year of the Effective Date, and certain other requirements are met.

A Non-United States Holder of a Contingent Guarantee Claim who rejects the Plan should generally not be subject to United States federal income tax with respect to the receipt of the New Common Stock in exchange for the Assumed Debt Portion of the Contingent Guarantee Claim unless, among other things, (a) such Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (b) in the case of an individual, such Holder is present in the United States for 183 days or more during the taxable year of the Effective Date, and certain other requirements are met.

D.           Certain United States Federal Income Tax Consequences to Holders of Equity Interests.

A United States Holder of Equity Interests in the Debtor which are cancelled pursuant to the Plan generally should recognize loss equal to its tax basis in the Equity Interests cancelled in the bankruptcy. This loss generally should constitute long-term capital loss if the Equity Interests were held as capital assets for more than one year and should be short-term capital loss if the Equity Interests were held as capital assets for one year or less.

A Non-United States Holder of Equity Interests in the Debtor which are cancelled pursuant to the Plan generally should not recognize loss unless, among other things, (a) such Holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (b) in the case of an individual, such Holder is present in the United States for 183 days or more during the taxable year of the Effective Date, and certain other requirements are met.

E.           Original Issue Discount.

For United States federal income tax purposes, if a debt instrument is issued at a price below its principal amount, it is generally treated as having been issued with “original issue discount” or OID. OID is defined as the excess, if any, of a debt instrument’s “stated redemption price at maturity” over its “issue price” if such excess equals of exceeds a de minimis threshold amount. The stated redemption price at maturity is equal to the sum of all payments to be made on a debt instrument, other than “qualified stated interest.” Qualified stated interest is the amount of any interest based on a fixed rate, and payable unconditionally at least annually during the entire term of the debt instrument. The issue price of a debt instrument issued for property is equal to (i) the fair market value of the debt instrument if a portion of such issue is traded on an established securities market, (ii) the fair market value of the property exchanged therefor if such property, but not the debt instrument is traded on an established market, or (iii) the stated principal amount of the debt instrument if neither the debt instrument nor such property exchanged therefor is traded on an established market. The holder of a debt instrument with OID must include such OID in income for the period during which it accrues, which may be before the receipt of cash attributable to that income. The amount of OID that is to be accrued and included in income with respect to a debt instrument with a maturity of more than one year generally will be determined for each accrual period during the term of such debt instrument under the constant yield method based on a compounding of interest, regardless of the holder’s regular method of accounting.

Because the New Guaranteed Senior Notes – Series A and New Guaranteed Senior Notes – Series B have a two-year interest holiday, such Notes will be treated as having no “qualified stated interest” and all payments on the Notes will be included in their stated redemption price at maturity. In addition, because it is believed that none of the 2003 Notes, 2005 Notes, 2008 Notes, the New Guaranteed Senior Notes – Series A, the New Guaranteed Senior Notes – Series B nor any of the Contingent Guarantee Claims will be considered to be traded on an established securities market for purposes of the OID rules, the issue price of the New Guaranteed Senior Notes – Series A and the New Guaranteed Senior Notes – Series B should be their respective stated principal amounts. As a result, the New Guaranteed Senior Notes – Series A and New Guaranteed Senior Notes – Series B will be treated as having been issued with OID. Holders of New Guaranteed Senior Notes – Series A and New Guaranteed Senior Notes – Series B are urged to consult their own tax advisors concerning the potential application of the OID rules to their ownership of such Notes. In compliance with United States Treasury Regulations, the Debtor will provide certain information to the IRS and United States Holders that is relevant in determining the amount of OID in each accrual period.

F.           Information Reporting and Backup Withholding.

Certain payments pursuant to the Plan may be subject to information reporting by the Debtor to the IRS. Moreover, under United States federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding.” Certain categories of taxpayers (including financial institutions and corporations) are exempt from backup withholding. Backup withholding applies if a holder (a) fails to furnish its taxpayer identification number (“TIN”) (e.g .., social security number or employer identification number), (b) furnishes an incorrect TIN, (c) fails to properly report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax but merely an advance payment on taxes, which may be refunded to the extent it results in overpayment of tax.

Holders of Allowed Claims that are Non-United States Persons and that receive payments or distributions under the Plan should not be subject to backup withholding provided that such Holders furnish certification of their status as Non-United States Persons (and furnish other required certifications) or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W8-BEN.

THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

XI.          ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, the Debtor’s alternatives include (i) liquidation of the Debtor under Chapter 7 of the Bankruptcy Code, (ii) the preparation and presentation of an alternative plan or plans of reorganization or (iii) dismissal of the Chapter 11 Case.

A.           Liquidation Under Chapter 7.

If no Chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code in which case a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a Chapter 7 liquidation would have on the recovery of Holders of Claims and Equity Interests is set forth in Section VI.C 4., “Best Interests Test And Liquidation Analysis.” The Proponent believes that liquidation under Chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor’s operations, and (iii) the failure to realize the greater going concern value of the Debtor’s estate.

B.           Alternative Plan of Reorganization.

If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor’s business or an orderly liquidation of its assets. With respect to an alternative plan, the Proponent has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan and believe that no better alternative exists.

Consequently, the Proponent believes that the Plan enables the Debtor to successfully and expeditiously emerge from Chapter 11, preserve its business and allow Holders of Claims to realize the highest recoveries under the circumstances. In a liquidation under Chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7 and a trustee would not need to be appointed. Accordingly, the Debtor believes that the creditors would receive greater recoveries than in a Chapter 7 liquidation. Although a Chapter 11 liquidation is preferable to a Chapter 7 liquidation, the Proponent believes that a liquidation under Chapter 11 is a much less attractive alternative to creditors because a greater return is provided for in the Plan to creditors.

C.           Dismissal of the Chapter 11 Case.

If the Plan is not confirmed and the Debtor or any other party is unable to formulate a different plan of reorganization, the Chapter 11 Case may, as noted above, be converted to a case under Chapter 7 of the Bankruptcy Code, or, in the alternative, may be dismissed. In the event of a dismissal, the Debtor would no longer enjoy the protections afforded by the Bankruptcy Code, and creditors could pursue their Claims against the Debtor pursuant to any and all legal remedies, unencumbered by the automatic stay restrictions arising under Section 362 of the Bankruptcy Code. The Proponent believes that a dismissal of the Chapter 11 Case would result in (i) smaller recoveries to creditors than those provided for in the Plan and (ii) the failure to realize the greater, going concern value of the Debtor’s estate.

XII.          CONCLUSION AND RECOMMENDATION

The Proponent believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to Holders of Claims. In addition, other alternatives would involve delay, uncertainty and substantial additional administrative costs. The Proponent urges Holders of impaired Claims entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 4:00 p.m., Eastern Time, on December 3, 2002.

Dated: October 23, 2002

Respectfully submitted,

IMPSAT Fiber Networks, Inc.

	By:		/s/ Héctor Alonso

		Name:	Héctor Alonso
		Title:	Chief Financial Officer

Exhibit B

UNITED	STATES	BANKRUPTCY		COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------------------------------------------x
:
In re:		:
		:	Chapter 11
IMPSAT FIBER NETWORKS, INC.,		:
		:	Case No. 02-12882 (REG)
	Debtor.	:
:
-------------------------------------------------------------------x

ORDER GRANTING DEBTOR’S MOTION FOR (i) APPROVAL OF THE FORM AND
MANNER OF NOTICE OF THE DISCLOSURE STATEMENT HEARING; (ii) APPROVAL
OF THE DISCLOSURE STATEMENT; (iii) THE FIXING OF A RECORD DATE; (iv)
APPROVAL OF THE NOTICE AND OBJECTION PROCEDURES IN RESPECT OF
CONFIRMATION OF THE PLAN OF REORGANIZATION; (v) APPROVAL OF
SOLICITATION PACKAGES AND PROCEDURES FOR DISTRIBUTION THEREOF; (vi)
APPROVAL OF THE FORMS OF BALLOT AND ESTABLISHMENT OF PROCEDURES
FOR VOTING ON THE PLAN OF REORGANIZATION; AND (vii) AUTHORIZATION TO
UTILIZE ARNOLD & PORTER AS BALLOTING AGENT

The debtor and debtor in possession in the above-captioned case (the “Debtor”), having proposed and filed with the Clerk of this Court the Debtor’s Plan of Reorganization, dated October 23, 2002 (as the same may be amended and restated from time to time, including before, at or immediately after the Disclosure Statement Hearing (as defined below), the “Plan”), and the related Disclosure Statement for Plan of Reorganization, dated October 23, 2002, including all exhibits filed therewith (as amended and restated from time to time, including before, at or immediately after the Disclosure Statement Hearing (as defined below), the “Disclosure Statement”); and by Order dated September 5, 2002 (the “Scheduling Order”) this Court having scheduled a hearing on the Disclosure Statement to be held on October 16, 2002 at 9:45 a.m., which hearing was adjourned to October 23, 2002 at 11:00 a.m. (the “Disclosure Statement Hearing”) to consider, among other things, in accordance with section 1125 of title 11 of the United States Code (the “Bankruptcy Code”) and Rule 3017 of the Federal Rules of

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Bankruptcy Procedure (the “Bankruptcy Rules”), the adequacy of the information contained in the Disclosure Statement, and upon the Debtor’s Motion (the “Motion”) for (i) Approval of the Form and Manner of Notice of the Disclosure Statement Hearing; (ii) Approval of the Disclosure Statement; (iii) the Fixing of a Record Date; (iv) Approval of the Notice and Objection Procedures in Respect of Confirmation of the Plan of Reorganization; (v) Approval of Solicitation Packages and Procedures for Distribution Thereof; (vi) Approval of the Forms of Ballot and Establishment of Procedures for Voting on the Plan of Reorganization; and (vii) Authorization to Utilize Arnold & Porter as Balloting Agent; and copies of: (a) the Scheduling Order; (b) the Plan; (c) the Disclosure Statement; and (d) the related Notice of Hearing to Consider Approval of the Disclosure Statement for the Debtor’s Plan of Reorganization (the “Disclosure Statement Notice”), having been served in the manner prescribed by the Scheduling Order; and the Disclosure Statement, the Plan and the other forms of documents and instruments annexed to the Disclosure Statement as exhibits have been filed with the Court and/or presented to the Court at or prior to the Disclosure Statement Hearing; and upon the objections (the “Objections”) to the Disclosure Statement; and the Disclosure Statement Hearing having been held by the Court; and the Objections having been resolved or overruled; and the Court having considered the Plan, the Disclosure Statement, all amendments thereto and the other forms of documents and instruments annexed thereto; and upon the record of the Disclosure Statement Hearing and all prior proceedings in this case; and after due deliberation and sufficient cause appearing therefor, it is

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FOUND THAT:

A.   Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

B.   Due and sufficient notice of the Disclosure Statement Hearing has been given as evidenced by certificates of service filed with this Court.

C.   Such notice of the Disclosure Statement Hearing as approved and prescribed by the Court in the Scheduling Order is adequate and sufficient pursuant to the Bankruptcy Code, the Bankruptcy Rules, and other applicable law.

D.   The Objections were considered and either addressed by the Debtor or overruled by the Court unless otherwise resolved or withdrawn at or prior to the Disclosure Statement Hearing, as set forth on the record of the Disclosure Statement Hearing.

E.   The Disclosure Statement, as amended, modified or supplemented by the record of the Disclosure Statement Hearing, and revisions made or to be made as result thereof, contains “adequate information,” as that term is defined in section 1125 of the Bankruptcy Code.

F.   The Claims in Classes 1 (Other Priority Claims) and 26 (Convenience Claims) (collectively, the “Unimpaired Claims”) are designated under the Plan as unimpaired within the meaning of section 1124 of the Bankruptcy Code and, therefore, the holders thereof are conclusively presumed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code.

G.   The Claims in Class 2 (2003 Noteholder Claims), Class 3 (2005/2008 Noteholder Claims), Classes 4 through 24 (Contingent Guarantee Claims), Class 25 (General Unsecured Claims), and Class 27 (Equity Securities Claims) as designated and

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defined in the Plan (collectively, the “Voting Impaired Claims”), are designated under the Plan as impaired within the meaning of section 1124 of the Bankruptcy Code and, pursuant to section 1126(a) of the Bankruptcy Code, the holders of such Claims are entitled to vote to accept or reject the Plan.

H.   The Claims in Class 28 (Equity Interests) as designated and defined in the Plan (the “Nonvoting Impaired Interests”), are designated under the Plan as impaired within the meaning of section 1124 of the Bankruptcy Code, will receive no distributions under the Plan, and are deemed to have rejected the Plan and are not entitled to vote on the Plan pursuant to section 1126(g) of the Bankruptcy Code.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

1.   The Motion is granted in its entirety.

2.   The form and manner of notice of the Disclosure Statement Hearing is approved.

3.   The Disclosure Statement (including all exhibits thereto), as amended, modified or supplemented by the record of the Disclosure Statement Hearing and the revisions made or to be made as a result thereof, is hereby approved as containing “adequate information” within the meaning of section 1125 of the Bankruptcy Code with respect to the Plan.

4.   The “record date” for determining which holders of Claims against the Debtor are entitled to vote to accept or reject the Plan shall be October 21, 2002.

5.   The Debtor is authorized and empowered to solicit acceptances of the Plan in accordance with this Order.

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6.   Each claim against the Debtor (each a “Claim”) shall be allowed for purposes of voting on the Plan (and not for any other purpose) solely in accordance with the following rules:

(a) Undisputed Scheduled Claims. Respecting a Claim that appears on the Debtor’s Schedules of Assets and Liabilities filed with the Court (as such schedules may be amended from time to time, the “Schedules”) as undisputed, noncontingent, and liquidated, and as to which no objection has been filed at least ten days prior to the end of the period fixed by the Court for voting on the Plan (the “Voting Period”), the amount and classification of such Claim shall be that specified in the Schedules.

(b) Undisputed Filed Claims. With respect to a liquidated, non-contingent Claim as to which a proof of claim has been timely filed and as to which no objection has been filed at least ten days prior to the end of the Voting Period, the amount and classification of such Claim shall be that specified in such proof of claim as reflected in the records of the Clerk of the Court (“Clerk”), subject to any applicable limitations set forth below.

(c) Disputed Filed Claims. With respect to a Claim that is the subject of an objection filed at least ten days prior to the end of the Voting Period, such Claim will be disallowed provisionally for voting purposes, except to the extent and in the manner that: (i) the Debtor agrees the Claim should be allowed in the Debtor’s objection to such Claim; or (ii) such Claim is allowed temporarily for voting purposes in accordance with Bankruptcy Rule 3018.

(d) Claims Estimated for Voting Purposes. With respect to a Claim that has been estimated or otherwise allowed for voting purposes by Order of the Court, the amount and classification of such Claim will be that set by the Court.

(e) Wholly Unliquidated Claims. A Claim recorded in the Debtor’s Schedules or in the Clerk’s records as wholly unliquidated, contingent and/or undetermined will be accorded one vote valued at one dollar for purposes of section 1126(c) of the Bankruptcy Code, unless the Claim is disputed as set forth in subparagraph (c) above.

(f) Partially Unliquidated Claims. With respect to a Claim that is unliquidated, contingent and/or undetermined in part, the holder of the Claim will be entitled to vote that portion of the Claim that is liquidated, non-contingent and undisputed in the liquidated, non-contingent and undisputed amount, subject to any limitations set forth herein and unless otherwise ordered by the Court.

(g) Late Claims. With respect to a Claim as to which a proof of claim was not timely filed (i.e., was filed after the deadline set by the Court for the filing of a Claim of that type), the voting amount of such Claim (subject to any applicable limitations set forth below) will be equal to: (i) the amount listed, if any, in respect of such Claim in the Schedules, to the extent such Claim is not listed as contingent,

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unliquidated, undetermined or disputed; or (ii) if not so listed, then the Claim respecting such proof of claim will be disallowed provisionally for voting purposes.

(h) Claims Limited to Setoffs. With respect to a Claim as to which the holder has agreed that the Claim may be asserted solely for purposes of setoff against claims the Debtor may have against such holder and not as an affirmative Claim against the Debtor’s estate, such Claim will be disallowed provisionally for voting purposes.

(i) Duplicate Claims. A creditor will not be entitled to vote its Claim to the extent such Claim duplicates or has been superseded by another Claim of such creditor;

7.   The forms of ballots annexed to this Order as Exhibits C through I are approved for purposes of voting on the Plan and the Debtor or its authorized agent shall have the right to prepare and distribute other or modified forms of ballots, substantially in conformance with such ballots and Official Form No. 14, as the Debtor finds necessary due to further refinement of the balloting process or modifications to the Plan.

8.   Service on holders of impaired claims and interests of copies of the Plan, the Disclosure Statement and all exhibits thereto, this Order, and, if applicable, the relevant ballots, constitutes due and sufficient notice pursuant to Bankruptcy Rule 3017(d).

9.   The Debtor or its authorized agent shall serve holders of Claims recorded as wholly unliquidated, contingent and/or undetermined with a notice substantially in the form of the notice annexed to this Order as Exhibit B (the “Voting Procedure Notice”), setting forth the procedures and deadlines specific to their Claims, by first class mail by the later of (i) five business days after the entry of this Order; and (ii) the deadline for transmitting the Plan, Disclosure Statement, and ballots to creditors voting on the Plan.

10. A holder of a wholly unliquidated, contingent or undetermined Claim may not challenge its “one dollar, one vote” valuation unless such holder files a motion (a “Creditors Voting Motion”) for a hearing on the estimation of such Claim with this Court

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within ten (10) days of service of the Voting Procedure Notice that: (a) sets forth with particularity the amount and classification that such claimant believes its Claim should be entitled for voting purposes and the evidence in support of that belief; and (b) is served upon (i) counsel to the Debtor; (ii) counsel to the Committee; and (iii) the Office of the United States Trustee for the Southern District of New York, so as to be received on or before the date the motion is filed with the Court.

11. Unless this Court temporarily or otherwise allows all or a portion of a Claim subject to a Creditors Voting Motion for voting purposes by the end of the Voting Period, that Claim shall not be counted for voting purposes.

12. If a claimant reaches an agreement with the Debtor as to the treatment of its Claim for voting purposes, a stipulation setting forth that agreement may be presented to the Court for approval by notice of proposed stipulation and order, with presentment upon three (3) business days’ notice to all parties requesting notice in the Debtor’s chapter 11 case.

13. The following rules shall govern the tabulation of all ballots on the Plan:

(a) For the purpose of voting on the Plan, Arnold & Porter (the “Balloting Agent”) will be deemed to be in constructive receipt of any ballot timely delivered to any address that the Balloting Agent (or its authorized agent) designates for the receipt of ballots cast on the Plan;

(b) Any ballot received by the Balloting Agent after the end of the Voting Period shall not be counted;

(c) Whenever a holder of a Claim submits more than one ballot voting the same claim prior to the end of the Voting Period, the last Ballot received shall be deemed to reflect the voter’s intent and thus to supercede any prior ballots;

(d) If a holder of a Claim casts simultaneous duplicative ballots voted inconsistently, then such ballots shall be counted as one vote accepting the Plan;

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(e) The authority of the signatory of each ballot to complete and execute the ballot shall be presumed;

(f) Any ballot that is not signed shall not be counted;

(g) Any ballot received by the Balloting Agent by telecopier, facsimile or other electronic communication shall not be counted;

(h) A holder of a Claim must vote all of its Claims within a particular Class under the Plan either to accept or reject the Plan and may not split its vote. Accordingly, a ballot (or multiple ballots with respect to separate Claims within a single class) that partially rejects and partially accepts the Plan, or that indicates both a vote for and against the Plan, will not be counted; and

(i) Any ballot that is timely received and executed but does not indicate whether the holder of the relevant Claim is voting for or against the Plan shall be counted as a vote for the Plan;

14. The “Record Date” for determining which holders of Claims against the Debtor are entitled to vote to accept or reject the Plan shall be October 21, 2002 at 4:00 p.m. (prevailing Eastern Time).

15. The form of notice annexed to this Order as Exhibit J (the “Notification of Non-Voting Status to Unimpaired Classes”), for service on holders of unimpaired Claims against the Debtor that are deemed to accept the Plan, is hereby approved, and that service of such notice, substantially in the form annexed to this Order as Exhibit J, on the holders of unimpaired Claims, constitutes due and sufficient notice pursuant to Bankruptcy Rule 3017(d).

16. That the form of notice annexed to this Order as Exhibit K (“the “Notification of Non-Voting Status to Impaired Classes”), for service on holders of impaired Claims against and interests in the Debtor that are deemed to reject the Plan, by virtue of receiving no distributions thereunder, is approved; and service of said notice, substantially in the form annexed to this Order as Exhibit K, on the holders of such

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impaired Claims, constitutes due and sufficient notice pursuant to Bankruptcy Rule 3017(d).

17. That this Order shall be without prejudice to the Debtor’s rights to seek a determination that one or more of the classes in the Plan designated as impaired, including the classes that will be receiving ballots pursuant to this Order, are unimpaired and therefore, that such class or classes are deemed to have accepted the Plan without regard to how such class or classes actually voted.

18. This Order shall be without prejudice to the Debtor’s right to request additional rules and guidelines with respect to voting procedures.

19. This Court shall retain jurisdiction to hear all such matters that may be related to, or arise from, the Motion and this Order.

20. In accordance with Bankruptcy Rule 3017(d), the Debtor is hereby authorized and empowered to commence transmittal by regular mail on or before November 1, 2002: (a) to the holders of Unimpaired Claims: (i) the Notification of Non-Voting Status to Unimpaired Classes, (ii) notice of the hearing on confirmation of the Plan (the “Confirmation Hearing Notice”), substantially in the form annexed as Exhibit A hereto; and (iii) this Order; (b) to the holders of the Voting Impaired Claims, the following documents (collectively, the “Solicitation Package”): (i) the Disclosure Statement, (ii) the Plan, (iii) this Order, (iv) the Confirmation Hearing Notice, (v) a ballot or ballots, if applicable, (vi) the Voting Procedures Notice, and (vi) a letter from the Committee recommending acceptance of the Plan (the “Committee Letter”) substantially in the form attached to this Order as Exhibit L; (c) to the holders of Nonvoting Impaired Interests: (i) the Notification of Non-Voting Status to Impaired Classes, (ii) the

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Confirmation Hearing Notice, and (iii) this Order; and (d) to the extent not otherwise mentioned in this decretal paragraph or otherwise, to the Securities and Exchange Commission, the Internal Revenue Service, the United States Attorney’s Office for the Southern District of New York, and all entities that have filed notices of appearance or requests for service of documents in this case pursuant to Bankruptcy Rule 2002, as of the date hereof: (i) the Disclosure Statement, (ii) the Plan, (iii) this Order and (iv) the Confirmation Hearing Notice.

21. The Confirmation Hearing Notice is approved.

22. The Committee Letter is approved.

23. The deadline for claimants to deliver ballots respecting the Plan to Arnold & Porter, Attn: Ciara Carolyn Torres, the Debtor’s Balloting Agent, shall be December 3, 2002 at 4:00 p.m. (Prevailing Eastern Time); provided, however, that the Debtor shall have the ability at its sole discretion to extend the Voting Period by filing written notice of such extension with the Bankruptcy Court.

24. The holders of Unimpaired Claims are not entitled to vote to accept or reject the Plan and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

25. The holders of Voting Impaired Claims are entitled to vote to accept or reject the Plan pursuant to section 1126(a) of the Bankruptcy Code.

26. The holders of impaired Claims and interests against the Debtor that receive no distributions under the Plan are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

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27. The Confirmation Hearing shall be held before the Honorable Robert E. Gerber, United States Bankruptcy Judge, at the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004 in Courtroom 621, on December 11, 2002 at 9:45 a.m. (Prevailing Eastern Time), or as soon thereafter as counsel may be heard, and may be adjourned from time to time without further notice other than by announcement of the adjourned date or dates at the Confirmation Hearing.

28. In accordance with Bankruptcy Rules 2002(b), (d), (f), (i), (j), (k), and (l), 3017 and 3018, notice of the Confirmation Hearing shall be deemed adequate and sufficient if on or before November 1, 2002, the Debtor commences service by first class mail of the Confirmation Hearing Notice as described in paragraph 20 hereof, on the parties described in such paragraph 20.

29. Any objection to confirmation of the Plan must: (a) be in writing; (b) state with particularity the grounds for objection; (c) comply with the Bankruptcy Code, the Bankruptcy Rules and the Local Bankruptcy Rules for the Southern District of New York; and (d) be filed with the Bankruptcy Court (with a copy to chambers) and served in a manner so as to be received on or before November 26, 2002 at 4:00 p.m. (Prevailing Eastern Time) by: (i) counsel to the Debtor, Arnold & Porter, 399 Park Avenue, New York, New York 10022, Attn: Michael J. Canning, Esq. (Fax: 212-715-1399); (ii) counsel to the Creditors’ Committee, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, Attn: Andrew N. Rosenberg, Esq. (Fax: 212-757-3990); and (iii) the Office of the United States Trustee,

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33 Whitehall Street, Twenty-First Floor, New York, New York 10004, Attn: Hollie T. Elkins, Esq. (Fax: 212-668-2255) (collectively, the “Notice Parties”).

30. Replies to objections, if any, shall be filed with the Bankruptcy Court (with a copy to Chambers) on December 9, 2002.

31. ANY OBJECTIONS TO CONFIRMATION OF THE PLAN MUST BE IN WRITING, STATE WITH PARTICULARITY THE GROUNDS FOR OBJECTION, INCLUDE, WHEN POSSIBLE, PROPOSED LANGUAGE FOR AMENDING OR MODIFYING THE PLAN TO RESOLVE THE OBJECTION AND MUST BE FILED AND SERVED AS PRESCRIBED HEREIN OR THE OBJECTING PARTY MAY BE BARRED FROM OBJECTING TO CONFIRMATION OF THE PLAN AND MAY NOT BE HEARD AT THE CONFIRMATION HEARING.

32. No later than 20 days before the Confirmation Hearing, the Debtor shall file with the Bankruptcy Court and deliver a copy to chambers a non-binding schedule of potential preference defendants, if any, against whom the Debtor could have affirmative claims.

33. The Debtor shall be authorized to (a) add the exhibits to the Disclosure Statement and (b) make changes to the Disclosure Statement, the Plan and related documents consistent with the record of the Disclosure Statement Hearing and non-substantive changes to the Disclosure Statement, the Plan and related documents without further Order of this Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, exhibits to the Disclosure Statement, and other material in the Solicitation Package prior to the mailing of the Solicitation Package, provided the

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Debtor shall file a copy (in the case of the exhibits, forms of which have not previously been filed) or a blacklined copy of the relevant documents (or the changed pages) (in the case of documents, forms of which previously have been filed) with the Court showing changes from the Drafts of October 23, 2002.

34. The Debtor shall be authorized to modify or amend the Schedules to the Plan upon 10 days’ written notice to the Notice Parties and any party directly affected by such modifications or amendments.

35. The Debtor is hereby authorized and empowered to take such steps and incur and pay such costs and expenses and do such things as may be reasonably necessary to implement the provisions of this Order. This Court shall retain jurisdiction to hear all such matters as may be related to, or arise from, this Order and/or the Solicitation Package.

36. In accordance with Bankruptcy Rule 3017(d), the Debtor is authorized to use ballots substantially in the forms annexed hereto as Exhibits C through I. The ballots will be distributed to the holders of Claims in Classes of impaired claims against the Debtor that are entitled to vote on the Plan as follows:

Exhibit	Class

Exhibit C	Ballot for Class 2 (2003 Noteholder Claim)

Exhibit D	Master Ballot for Class 2 (2003 Noteholder Claim)

Exhibit E	Ballot for Class 3 (2005/2008 Noteholder Claim)

Exhibit F	Master Ballot for Class 3 (2005/2008 Noteholder Claim)

Exhibit G	Form of Ballot for Classes 4-24 (Contingent Guarantee Claims)

Exhibit H	Ballot for Class 25 (General Unsecured Claims)

Exhibit I	Ballot for Class 27 (Equity Securities Claims)

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37. With respect to the ballots that will be sent to holders of Claims in Class 2 (2003 Noteholder Claims) and Class 3 (2005/2008 Noteholders Claims), the Debtor is authorized to send ballots to record holders of such claims, including, without limitation, brokers, banks, dealers, or other agents or nominees (collectively, the “Voting Nominees”). Each Voting Nominee shall be entitled to receive reasonably sufficient copies of ballots and Solicitation Packages to distribute to the beneficial holders of the Claims for whom such Voting Nominee holds such Claims, and the Debtor shall be responsible for each such Voting Nominee’s reasonable costs and expenses associated with the distribution of copies of ballots to the beneficial owners of such Claims and tabulation of the ballots. Additionally, each Voting Nominee shall receive returned ballots from the beneficial owners, tabulate the results and return, inter alia, such results to the Balloting Agent in a master ballot by the Voting Deadline.

38. Specifically, the Voting Nominee shall forward the Solicitation Package to each beneficial owner of the debt securities entitled to vote on the plan (the “Voting Securities”) for voting and include a return envelope provided by and addressed to the Voting Nominee, so that the beneficial owner may return the completed beneficial owner ballot to the Voting Nominee. The Voting Nominee will then summarize the individual votes of its respective beneficial owners from their beneficial owner ballots on the appropriate master ballot in substantially the form of the master ballots (and instructions attached thereto annexed to this Order as Exhibit D (the master ballot for Class 2: 2003 Noteholder Claims) and Exhibit F (the master ballot for Class 3: 2005/2008 Noteholder Claims)), and then return its respective master ballot to the Balloting Agent.

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39. The Debtor is hereby granted the authority to prepare and distribute other or modified forms of ballots, substantially in conformance with the attached ballots and Official Form No. 14, as the Debtor finds necessary due to further refinement of the balloting process or modifications to the Plan. Further, the Debtor is hereby granted the authority to seek a determination that one or more of the Classes designated as impaired in the Plan, including the above Classes, are unimpaired and, therefore, that such Class or Classes are deemed to have accepted the Plan regardless of actual votes.

40. The requirement under Rule 9013-1(b) of the Local Bankruptcy Rules for the Southern District of New York for the filing of a Memorandum of Law is waived.

Dated:	New	York,	New	York
October 23, 2002
S/ Robert E. Gerber

UNITED STATES BANKRUPTCY JUDGE

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Exhibit E

Projected Financial Statements

IMPSAT Fiber Networks, Inc. and Subsidiaries
Consolidated Projected ProForma Opening Balance Sheet as of September 30, 2002
(Unaudited)

(In thousands of U.S. Dollars)	Projected

	September 30, 2002 -		Fresh Start	Pro-Forma Opening
	Prior to Plan	Restructuring	Accounting	Balance Sheet
	Effectiveness (Note)	Adjustments	Adjustments	September 30, 2002

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$28,014	$(1,888)[1]	$—	$26,126
Trading investments	20,157	—	—	20,157
Trade accounts receivable, net	38,766	—	—	38,766
Other receivables	17,257	—	—	17,257
Prepaid expenses	2,755	—	—	2,755

Total current assets	106,949	(1,888)	—	105,061

PROPERTY, PLANT AND EQUIPMENT, Net	434,481	—	(11,347)[4]	423,134

NON-CURRENT ASSETS:
Investment in common stock	1,784	—	—	1,784
Deferred financing costs, net	—	—	—	—
Other non-current assets	11,479	—	—	11,479

Total non-current assets	13,263	—	—	13,263

TOTAL ASSETS	$554,693	$(1,888)	$(11,347)	$541,458

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY

CURRENT LIABILITIES:
Accounts payable — trade	$64,440	$(25,489)[2]	$—	$38,951
Short-term debt	7,670	—	—	7,670
Current portion of long-term debt	207,207	(202,016)[2]	—	5,191
Accrued and other liabilities	68,755	(41,360)[2]	—	27,395

Total current liabilities	348,072	(268,865)	—	79,207

LONG-TERM DEBT, Net	100,601	168,602)[2]	—	269,203
OTHER LONG-TERM LIABILITIES	8,720	—	—	8,720
DEFERRED REVENUES	96,392	—	—	96,392
LIABILITIES SUBJECT TO COMPROMISE	727,522	(727,522))[2]	—	—

Total Liabilities	1,281,307	(827,785)	—	453,522
STOCKHOLDERS’ (DEFICIENCY) EQUITY:
Common stock	914	(814)[3]	—	100
Additional paid in capital	538,207	1,821 [3]	(452,192)[4]	87,836
Accumulated deficit	(1,253,879)	824,890 [2]	428,989 [4]	—
Deferred stock-based compensation	(5,438)	—	5,438 [4]	—
Accumulated other comprehensive loss	(6,418)	—	6,418 [4]	—

Total stockholders’ (deficiency) equity	(726,614)	825,897	(11,347)	87,936

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY	$554,693	$(1,888)	$(11,347)	$541,458

The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein, as well as IMPSAT’s Annual Report on Form 10-K for the Year ended December 31, 2001 and Quarterly Report on Form 10-Q for the Quarter ended June 30, 2002 filed with the SEC and attached hereto as Exhibits C and D.

Note — The September 30, 2002 balances were determined based on actual results for the six months ended June 30, 2002 and projected results for the three months ended September 30, 2002.

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IMPSAT Fiber Networks, Inc. and Subsidiaries
Notes to Consolidated Projected ProForma Opening Balance Sheet as of September 30, 2002
(Unaudited)

(1)	Amount primarily represents payment of accrued professional fees relating to the restructuring.

(2)	To record settlement of Liabilities Subject to Compromise in accordance with the Plan and the negotiated settlement of similar debt obligations on non-debtor subsidiaries. A gain totaling $824.9 million results from the discharge of these obligations.

(3)	To record the cancellation of existing common stock and the issuance of new common stock and warrants in accordance with the plan.

(4)	“Fresh Start” accounting adjustments reflect known adjustments required to adopt “fresh start” reporting in accordance with generally accepted accounting principles (GAAP) Statement of Position 90-7 Financial Reporting by Entities in Reorganization under the Bankruptcy Code (SOP 90-7). Fresh start reporting requires that the reorganization value of Reorganized IMPSAT be allocated to its assets and liabilities consistent with the Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS No. 141). The total projected enterprise value used in preparing the Consolidated Projected Pro-Forma Opening Balance Sheet of Reorganized IMPSAT was assumed to be $370.0 million. Based on the projected total net indebtedness of $282.1 million, the estimated total equity value of Reorganized IMPSAT is $87.9 million. For purposes of these projections, the fair market value of all assets and liabilities, excluding property, plant and equipment, is assumed to equal their respective book values. The fair market value of property, plant and equipment is estimated by subtracting the estimated fair market value of all other assets from the projected reorganized equity value, resulting in a decrease to property, plant and equipment of $11.3 million.

The fresh-start accounting entries assumed in the accompanying Consolidated Projected Pro-Forma Opening Balance Sheet include the elimination of accumulated other comprehensive loss, deferred stock-based compensation and accumulated deficit, offset by a decrease to contributed capital of $452.2 million and a decrease to property, plant and equipment of $11.3 million.

A fair market value analysis of the assets and liabilities of Reorganized IMPSAT, as required for purposes of fresh-start accounting, has not been completed. The allocation of the reorganization value to individual assets and liabilities is therefore subject to change and could result in a material difference to the allocated values estimated in these Projections.

2

IMPSAT Fiber Networks, Inc. and Subsidiaries
Summary Income Statement 2002-2006

($ in thousands)
	2002	2003	2004	2005	2006

Revenue	$234,126	$249,754	$286,714	$343,034	$415,272
Direct Costs	(120,972)	(116,863)	(126,618)	(142,879)	(162,892)

Gross Profit	$113,154	$132,892	$160,096	$200,155	$252,380

Fixed Costs	(79,613)	(84,280)	(91,467)	(103,982)	(119,888)
Depreciation & Amortization	(94,422)	(73,664)	(70,883)	(74,059)	(67,392)

EBIT	(60,880)	(25,052)	(2,253)	22,114	65,099
Interest Expense	(115,971)	(24,475)	(25,926)	(15,247)	(13,926)
Interest Earned	1,527	—	—	—	—
Taxes	8,734	24,022	14,081	3,160	(13,041)
Minority Interest	(22)	(31)	(28)	(30)	(31)
Other Income(1)	843,485	—	—	—	—
Foreign Exchange Effect	(55,445)	—	—	—	—

Net Income	$621,427	($25,537)	($14,126)	$9,996	$38,100

EBITDA	$33,542	$48,611	$68,630	$96,174	$132,491
Capital Expenditures	($18,856)	($23,355)	($27,485)	($32,592)	($40,758)

Summary Balance Sheet 2002-2006

($ in thousands)	As of December 31,

	2002	2003	2004	2005	2006

Assets

CURRENT ASSETS:
Cash and Marketable Securities	$33,180	$25,068	$8,776	$1,701	$508
Receivables	66,711	65,602	70,607	79,164	92,653

Total Current Assets	$99,891	$90,670	$79,383	$80,865	$93,161

Property, Plant and Equipment, Net	404,455	354,147	310,749	269,281	242,647

Other Non-Current Assets	10,656	38,652	60,599	74,623	77,781

TOTAL ASSETS	$515,002	$483,469	$450,731	$424,769	$413,589
Liabilities

CURRENT LIABILITIES:
Payables and Other Current Assets	$161,013	$149,900	$143,490	$140,477	$140,291

Long-Term Debt	283,361	284,673	271,458	238,202	187,163
Other Long-Term Liabilities and Minority Interest	543	4,347	5,359	5,670	7,615

TOTAL LIABILITIES	$444,917	$438,920	$420,308	$384,349	$335,069

Stockholders’ Equity	70,086	44,549	30,423	40,420	78,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$515,002	$483,469	$450,731	$424,769	$413,589

[1] Other income related to gain from debt restructuring.

3

Summary Statement of Cash Flows 2002-2006

($ in thousands)
	2002	2003	2004	2005	2006

Operating Activities

Net Income	$621,427	($25,537)	($14,126)	$9,996	$38,100
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and Amortization	94,422	73,664	70,883	74,059	67,392
Provision for Restructuring	(757,025)	—	—	—	—
Foreign Exchange Effect	55,455	—	—	—	—
Receivables (Trade and other)	48,058	1,109	(5,005)	(8,557)	(13,488)
Payables (Trade and other)	(60,116)	(11,114)	(6,410)	(3,013)	(186)
Taxes Payable	339	3,773	985	280	1,914
Minority Interest	22	31	28	30	31
Deferred Taxes	(8,614)	(27,996)	(21,946)	(14,024)	(3,158)

Cash Provided by Operating Activities	($6,042)	$13,930	$24,409	$58,772	$90,605

Investing Activities

Capital Expenditures	(18,856)	(23,355)	(27,485)	(32,592)	(40,758)

Cash (Used by) Provided by Investing Activities	($18,856)	($23,355)	($27,485)	($32,592)	($40,758)

Financing Activities

Proceeds from Short-Term Credit Facility	—	—	—	20,000	—
Accrued Interest	—	5,530	12,482	(6,207)	(2,175)
Payments on Long- and Short- Term Debt and Restructuring
Related Reclassifications	(6,848)	(4,217)	(25,697)	(47,048)	(48,864)

Cash (Used for) Provided by Financing Activities	($6,848)	$1,313	($13,215)	($33,256)	($51,039)

Net Increase (Decrease) in Cash and Cash Equivalents	(31,746)	(8,112)	(16,291)	(7,075)	(1,193)

Cash and Cash Equivalents at Beginning of Year	$64,925	$33,180	$25,068	$8,776	$1,701
Cash and Cash Equivalents at End of Year	33,180	25,068	8,776	1,701	508

4

Exhibit F

Additional Detail Regarding Liquidation Analysis

($ in thousands)
Tangible Assets	Low	Mid	High

Cash and Cash Equivalents	$25,969	$25,969	$25,969

Cash burn for 18 months	(4,243)	(4,243)	(4,243)

Less: Present Value Discount for 18 months	(1,090)	(1,090)	(1,090)

Cash and Cash Equivalents (net)	$20,636	$20,636	$20,636
Equity Value of Argentina (Value of Guarantee)	$0	$0	$0
Equity Value of Brazil	$0	$0	$0
Equity Value of Chile	$0	$0	$0
Equity Value of Colombia	$0	$0	$0
Equity Value of Ecuador	$692	$1,549	$2,406
Equity Value of Mexico	$881	$1,241	$1,601
Equity Value of Peru	$0	$0	$0
Equity Value of USA	$0	$0	$0
Equity Value of Venezuela	$0	$1,659	$4,054
Equity Value of ISCH	$0	$0	$0
Equity Value of ConeXia	$0	$0	$0
Equity Value of Invertel	$26	$34	$41
Equity Value of FilCrown	$0	$0	$0
Equity Value of Red Virtual	$8	$8	$8
Equity Value of Brazil Participations	$0	$0	$0

Stock and Interests in Subsidiary Borrowers	$1,606	$4,490	$8,110
Total Tangible Assets	$22,243	$25,126	$28,746
Estimated Distributable Proceeds Available for Payment of Administrative Claims	$22,243	$25,126	$28,746
Estimated Professional Fees & Other Administrative Claims at Holding Company	$8,750	$9,956	$11,189

Estimated Distributable Proceeds Available for Payment of General Unsecured Claims	$13,493	$15,170	$17,557
General Unsecured Claims
Contingent Guarantee Claimants’ Deficiency Claim	$272,784	$259,505	$243,485
Suppliers	210	210	210
Notes due 2003	125,000	125,000	125,000
Notes due 2005	300,000	300,000	300,000
Notes due 2008	225,000	225,000	225,000
Accrued Interest (Old Notes)	82,124	82,124	82,124
Accrued Interest (Contingent Guarantee Claimants)	32,136	32,136	32,136

Total Unsecured Claims	$1,037,253	$1,023,975	$1,007,954

Recovery to General Unsecured Claims	1.30%	1.48%	1.74%

Estimated Distributable Proceeds Available for Distribution to Equity	$0	$0	$0

1